      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2000
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549,
                                   ----------
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                          CHESAPEAKE ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                                   ----------

           OKLAHOMA                             1311                         73-1395733
(State or Other Jurisdiction of      (Primary Standard Industrial         (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)       Identification Number)

            6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118
                                 (405) 848-8000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                   ----------

         AUBREY K. MCCLENDON                               Copies to:
      CHAIRMAN OF THE BOARD AND                         CONNIE S. STAMETS
       CHIEF EXECUTIVE OFFICER                   WINSTEAD SECHREST & MINICK P.C.
      6100 NORTH WESTERN AVENUE                      5400 RENAISSANCE TOWER
    OKLAHOMA CITY, OKLAHOMA 73118                        1201 ELM STREET
           (405) 848-8000                              DALLAS, TEXAS 75270
(Name, Address, Including Zip Code, and                  (214) 745-5400
Telephone Number, Including Area Code,
        of Agent for Service)

----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
  TITLE OF EACH CLASS OF      AMOUNT TO BE    PROPOSED MAXIMUM OFFERING         PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED          PRICE PER UNIT          AGGREGATE OFFERING PRICE(1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $0.01 per share               20,000,000        (1)                       $ 136,900,000                  $ 36,142
==========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on June 29, 2000 of $6.845 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION DATED JULY 7, 2000

PROSPECTUS
___________, 2000


                          CHESAPEAKE ENERGY CORPORATION

                        20,000,000 SHARES OF COMMON STOCK


         The selling shareholders described in this prospectus may offer and sell from time to time 9,468,985 shares of common stock they received in connection with their sale of 14?% Series B Senior Secured Discount Notes due 2006 of Gothic Energy Corporation to our wholly owned subsidiary Chesapeake Energy Marketing, Inc. CEMI acquired the Discount Notes on June 27, 2000 for a combination of those shares and cash.

         This prospectus also relates to shares of common stock we may issue in connection with an adjustment to be made to the purchase price paid to the selling shareholders for the Discount Notes. The adjustment will occur on ____ __, 2000 and may be settled in cash or common stock by the selling shareholders or CEMI, as the case may be. The selling shareholders will receive additional cash or shares of common stock only if the average trading price of the common stock for the 30 calendar days following the date of this prospectus is less than $5.825 per share.

         Additional shares covered by this prospectus may be issued in connection with future purchases by CEMI of other Gothic Energy Corporation Discount Notes of the same series. Presently, approximately 4% of the series is not held by CEMI.

         We will not receive any proceeds from the sale of shares of common stock by the selling shareholders, but we will bear all of the expenses, other than commissions or discounts of broker-dealers.

         On _________, 2000, the last reported sale price of the common stock (symbol "CHK") on the New York Stock Exchange was __________.

         SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
Forward-Looking Statements..................................................................2
The Company.................................................................................3
Risk Factors................................................................................3
Use of Proceeds.............................................................................7
Dividend Policy.............................................................................7
Market Price of Common Stock................................................................8
Selected Financial Data.....................................................................9
Management's Discussion and Analysis of Financial Condition and Results of Operations......11
Quantitative and Qualitative Disclosures About Market Risks................................17
Business...................................................................................19
Management.................................................................................31
Executive Compensation.....................................................................34
Certain Transactions.......................................................................39
Security Ownership.........................................................................41
Selling Shareholders.......................................................................43
Description of the Capital Stock...........................................................44
Plan of Distribution.......................................................................52
Legal Matters..............................................................................53
Experts....................................................................................53
Where You Can Find More Information About Us...............................................53
Glossary...................................................................................54
Index to Financial Statements.............................................................F-1

                                   ----------

                           FORWARD-LOOKING STATEMENTS

This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding oil and gas reserve estimates, planned capital expenditures, expected oil and gas production, the Company's financial position, business strategy and other plans and objectives for future operations, expected future expenses, realization of deferred tax assets, the proposed acquisition of Gothic Energy Corporation and the combined entity's future operations. Although we believe that the expectations reflected in these and other forward-looking statements are reasonable, we can give no assurance that our expectations will prove to have been correct. Factors that could cause actual results to differ materially from those expected by the Company, including, without limitation, factors discussed under "Risk Factors," are substantial indebtedness; impairment of asset value; need to replace reserves; substantial capital requirements; fluctuations in the prices of oil and gas; uncertainties inherent in estimating quantities of oil and gas reserves; projecting future rates of production and the timing of development expenditures; operating risks; restrictions imposed by lenders; the effects of governmental and environmental regulation; pending litigation; importance of our CEO and COO to Company operations and shareholder votes and conflicts of interest they may have; and uncertainties relating to the proposed business combination with Gothic. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, and we undertake no obligation to update this information. You are urged to review carefully and consider the various disclosures made by us in this prospectus, in any subsequent prospectus supplement and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

                                   THE COMPANY

     Chesapeake Energy Corporation is an independent oil and gas company engaged in the development, exploration, acquisition and production of onshore natural gas and oil reserves in the United States and Canada. We began operations in 1989 and completed our initial public offering in 1993. Our common stock trades on the New York Stock Exchange under the symbol CHK. Our principal offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118 (telephone 405/848-8000 and website address of www.chkenergy.com).

         At year-end 1999, we owned interests in approximately 4,700 producing oil and gas wells concentrated in three primary operating areas:

               o the Mid-Continent region of Oklahoma, western Arkansas, southwestern Kansas and the Texas Panhandle;

               o the Gulf Coast region consisting primarily of the Austin Chalk Trend in Texas and Louisiana and the Tuscaloosa Trend in Louisiana; and

               o    the Helmet area of northeastern British Columbia.

During 1999, we produced 133.5 Bcfe, making Chesapeake one of the 15 largest public independent oil and gas producers in the United States.

RECENT DEVELOPMENTS

         On June 30, 2000, we entered into a letter of intent to acquire Gothic Energy Corporation (OTC Bulletin Board "GOTH") for 4.0 million shares of common stock. Upon the closing of the transaction, Gothic's shareholders will own approximately 2.7% of Chesapeake's common stock. In addition, on June 27, 2000, we purchased in a series of private transactions 96% of Gothic's $104 million of 14 1/8% Series B Senior Secured Discount Notes for consideration of $77 million, comprised of $22 million in cash and 9,468,985 shares of Chesapeake common stock (valued at $5.825 per share), subject to adjustment.

         The total acquisition cost to Chesapeake will be approximately $345 million, including $235 million of Senior Secured Notes issued by Gothic's operating subsidiary. This values Gothic's 310 Bcfe of proved reserves at $1.05 per Mcfe after allocation of $20 million of the purchase price to Gothic's leasehold inventory, 3-D seismic inventory, lease operating telemetry system and other assets. Gothic's proved reserves are 96% natural gas, 78% proved developed, have an average lifting cost of less than $0.20 per Mcfe, are located exclusively in Chesapeake's core Mid-Continent operating area and are unhedged after October 2000. Based on its current production rate of 80,000 Mcfe per day (or 30 Bcfe per year), Gothic has an 11-year reserves-to-production index. Considering other announced transactions in the industry, we believe Chesapeake will be the 10th largest independent producer of natural gas in the U.S. after the transaction.

         The Gothic acquisition is subject to the completion of definitive documentation, normal regulatory approvals and a Gothic shareholder vote. Completion of the transaction is expected by year-end 2000.

BUSINESS STRATEGY

         From inception as a start-up in 1989 through today, our business strategy has been to aggressively build and develop one of the largest onshore natural gas resource bases in the U.S. We have executed our strategy through a combination of active drilling and acquisition programs during the past 11 years.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware that there are various risks. In addition to other information included in this prospectus and any subsequent prospectus supplement, you should carefully consider the following risk factors before you decide to purchase the common stock offered by this prospectus.

         This prospectus contains statements that constitute forward-looking statements. They include statements about the intent, belief or current expectations of Chesapeake, our directors or our officers with respect to the future operating performance of Chesapeake and the proposed business combination with Gothic Energy Corporation. See "Business - Recent Developments." Prospective purchasers of our common stock are cautioned that any such forward-looking statements are not guaranties of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Information set forth below and elsewhere in this prospectus identifies important factors that could cause such differences. See "Forward-Looking Statements."

SUBSTANTIAL DEBT LEVELS COULD AFFECT OPERATIONS

         As of March 31, 2000, we had long-term indebtedness of $960.4 million (which included bank indebtedness of $40.0 million) and stockholders' equity was a deficit of $196.6 million. Our ability to meet our debt service requirements throughout the life of our senior notes and our ability to meet our preferred stock obligations will depend on our future performance, which will be subject to oil and gas prices, our production levels of oil and gas, general economic conditions, and various financial, business and other factors affecting our operations. Our level of indebtedness may have the following effects on future operations:

         o a substantial portion of our cash flow from operations may be dedicated to the payment of interest on indebtedness and will not be available for other purposes,

         o restrictions in our debt instruments limit our ability to borrow additional funds or to dispose of assets and may affect our flexibility in planning for, and reacting to, changes in the energy industry, and

         o our ability to obtain additional capital in the future may be impaired.

THE VOLATILITY OF OIL AND GAS PRICES CREATES UNCERTAINTIES

         Our revenues, operating results and future rate of growth are highly dependent on the prices we receive for our oil and gas. Historically, the markets for oil and gas have been volatile and may continue to be volatile in the future. Various factors which are beyond our control will affect prices of oil and gas. These factors include:

         o     worldwide and domestic supplies of oil and gas,

         o     weather conditions,

         o the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls,

         o     political instability or armed conflict in oil-producing regions,

         o     the price and level of foreign imports,

         o     the level of consumer demand,

         o     the price and availability of alternative fuels,

         o     the availability of pipeline capacity, and

         o     domestic and foreign governmental regulations and taxes.

         We are unable to predict the long-term effects of these and other conditions on the prices of oil and gas. Lower oil and gas prices may reduce the amount of oil and gas we produce, which may adversely affect our revenues and operating income. Significant reductions in oil and gas prices may require us to reduce our capital expenditures. Reducing drilling will make it more difficult for us to replace the reserves we produce.

WE MUST REPLACE RESERVES TO SUSTAIN PRODUCTION

         As is customary in the oil and gas exploration and production industry, our future success depends largely upon our ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Unless we replace the reserves we produce through successful development, exploration or acquisition, our proved reserves will decline over time. In addition, approximately 28% by volume, or 20% by value, of our total estimated proved reserves at December 31, 1999 were undeveloped. By their nature, undeveloped reserves are less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. We cannot assure you that we can successfully find and produce reserves economically in the future.

SIGNIFICANT CAPITAL EXPENDITURES WILL BE REQUIRED TO EXPLOIT RESERVES

         We have made and intend to make substantial capital expenditures in connection with the exploration, development and production of our oil and gas properties. Historically, we have funded our capital expenditures through a combination of internally generated funds, equity issuances and long-term debt financing arrangements and sale of non-core assets. From time to time, we have used short-term bank debt, generally as a working capital facility. Future cash flows are subject to a number of variables, such as the level of production from existing wells, prices of oil and gas, and our success in developing and producing new reserves and in selling non-core assets. If revenue were to decrease as a result of lower oil and gas prices or decreased production, and our access to capital were limited, we would have a reduced ability to replace our reserves. If our cash flow from operations is not sufficient to fund our capital expenditure budget, there can be no assurance that additional debt or equity financing will be available to meet these requirements.

WE MAY HAVE FULL-COST CEILING WRITEDOWNS IF OIL AND GAS PRICES DECLINE OR IF DRILLING RESULTS ARE UNFAVORABLE

         We reported full-cost ceiling writedowns of $826 million, $110 million, and $236 million during the year ended December 31, 1998, the six-month transition period ended December 31, 1997, and the year ended June 30, 1997 , respectively. These writedowns were caused by significant declines in oil and gas prices during all three periods and by poor drilling results in fiscal 1997 and during the transition period. Additionally, significant declines in prices can cause proved undeveloped reserves to become uneconomic, and long-lived production to become "economically truncated," further reducing proved reserves and increasing any writedown. Our reserve values were calculated using weighted average prices at December 31, 1999 of $24.72 per barrel of oil and $2.25 per Mcf of natural gas. If prices in future periods decline significantly, future impairment charges could be incurred. Although we have taken steps to reduce drilling risk, reduce operating costs, and reduce investment in unproved leasehold, these steps may not be sufficient to enhance future economic results or prevent additional leasehold impairment and full-cost ceiling writedowns, which are highly dependent on future oil and gas prices.

DRILLING AND OIL AND GAS OPERATIONS PRESENT UNIQUE RISKS

         Drilling activities are subject to many risks, including well blowouts, cratering, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pollution, releases of toxic gases and other environmental hazards and risk, any of which could result in substantial losses. In addition, we incur the risk that we will not encounter any commercially productive reservoirs through our drilling operations. We cannot assure you that the new wells we drill will be productive or that we will recover all or any portion of our investment in wells drilled. Drilling for oil and gas may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce enough reserves to return a profit after drilling, operating and other costs.

EXISTING DEBT COVENANTS RESTRICT OUR OPERATIONS

         The indentures which govern our senior notes contain covenants which restrict our ability, and the ability of our subsidiaries other than CEMI, to engage in the following activities:

         o     incurring additional debt,

         o     creating liens,

         o     paying dividends and making other restricted payments,

         o     merging or consolidating with any other entity,

         o selling, assigning, transferring, leasing or otherwise disposing of all or substantially all of our assets, and

         o     guaranteeing indebtedness.

         At March 31, 2000, we did not meet a debt incurrence test contained in two of the senior note indentures. However, we did meet the debt incurrence test as of June 30, 2000, and therefore are able to incur unsecured non-bank debt and we are eligible to resume the payment of dividends on our preferred stock.

CANADIAN OPERATIONS PRESENT THE RISKS ASSOCIATED WITH CONDUCTING BUSINESS OUTSIDE THE U.S.

         A portion of our business is conducted in Canada. You may review the amounts of revenue, operating income (loss) and identifiable assets attributable to our Canadian operations in note 8 of the notes to our audited consolidated financial statements included at the end of this prospectus. Also, note 11 of the audited consolidated financial statements provides disclosures about our Canadian oil and gas producing activities. Our operations in

Canada are subject to the risks associated with operating outside of the United States. These risks include the following:

         o     adverse local political or economic developments,

         o     exchange controls,

         o     currency fluctuations,

         o     royalty and tax increases,

         o     retroactive tax claims,

         o     negotiations of contracts with governmental entities, and

         o     import and export regulations.

In addition, in the event of a dispute, we may be required to litigate the dispute in Canadian courts since we may not be able to sue foreign persons in a United States court.

THE LOSS OF EITHER THE CEO OR THE COO COULD ADVERSELY AFFECT OPERATIONS

         Our operations are dependent upon our Chief Executive Officer, Aubrey
K. McClendon, and our Chief Operating Officer, Tom L. Ward. The unexpected loss of the services of either of these executive officers could have a detrimental effect on our operations. We maintain $20 million key man life insurance policies on the life of each of Messrs. McClendon and Ward.

TRANSACTIONS WITH EXECUTIVE OFFICERS MAY CREATE CONFLICTS OF INTEREST

         Messrs. McClendon and Ward have the right to participate in certain wells we drill, subject to certain limitations outlined in their employment contracts. As a result of their participation, they routinely have significant accounts payable to Chesapeake for joint interest billings and other related advances. As of June 30, 2000, Messrs. McClendon and Ward had payables to Chesapeake of $1.5 million and $1.4 million, respectively, in connection with such participation. The rights to participate in wells we drill could present a conflict of interest with respect to Messrs. McClendon and Ward.

THE OWNERSHIP OF A SIGNIFICANT PERCENTAGE OF STOCK BY INSIDERS COULD INFLUENCE THE OUTCOME OF SHAREHOLDER VOTES

         At June 30, 2000, our Board of Directors and senior management beneficially owned an aggregate of 24,659,514 shares of common stock (including outstanding vested options), which represented approximately 17% of our outstanding shares. The beneficial ownership of Messrs. McClendon and Ward accounted for 15% of the outstanding common stock. As a result, Messrs. McClendon and Ward, together with other officers and directors of Chesapeake, are in a position to significantly influence matters requiring the vote or consent of our shareholders.

THE PROPOSED ACQUISITION OF GOTHIC ENERGY CORPORATION MAY NOT OCCUR OR COULD BE DELAYED

         There are significant conditions to be satisfied before Chesapeake is able to acquire Gothic as contemplated by the letter of intent they executed on June 30, 2000. These conditions include the following:

         o     execution of a definitive merger agreement;

         o filings under the Hart-Scott-Rodino Antitrust Improvements Act and the expiration or termination of the waiting period;

         o registration under the Securities Act of 1933 of the Chesapeake common stock to be issued in the merger;

         o     approval of the merger by Gothic's shareholders; and

         o the consent by any regulatory agencies or parties to existing contracts deemed necessary by Chesapeake.

         We cannot assure you that these conditions will be satisfied or, if they are satisfied, that the terms and timing of each will be as presently contemplated.

THE TWO COMPANIES MAY NOT BE SUCCESSFULLY COMBINED INTO A SINGLE ENTITY

         If we cannot successfully combine our operations, we may experience a material adverse effect on our business, financial condition or results of operations. The merger involves the combining of two companies that have previously operated separately. The combining of companies such as Chesapeake and Gothic involves a number of risks, including:

               o the diversion of management's attention to the combining of operations;

               o    difficulties in the combining of operations and systems;

               o    difficulties in the assimilation and retention of employees;
                    and

               o    potential adverse short-term effects on operating results.

         We believe opportunities for economies of scale and scope, opportunities for growth and operating efficiencies could result from the merger. Because of difficulties in combining operations, however, we may not be able to achieve the cost savings and other size-related benefits that we hope to achieve after the merger.

                                 USE OF PROCEEDS

         We will not receive any proceeds from this offering. We are registering our common stock on behalf of the selling shareholders. If and when the selling shareholders sell their stock, they will receive the proceeds.

                                 DIVIDEND POLICY

         We paid quarterly dividends of $0.02 per share of common stock from July 1997 to July 1998. The payment of future cash dividends on common stock, if any, will be reviewed periodically by the Board of Directors and will depend upon, among other things, our financial condition, funds from operations, the level of capital and development expenditures, our future business prospects and any contractual restrictions.

         Two of the indentures governing our outstanding senior notes contain restrictions on our ability to declare and pay dividends. Under these indentures, the Company may not pay any cash dividends on its common or preferred stock if

         o a default or an event of default has occurred and is continuing at the time of or immediately after giving effect to the dividend payment;

         o the Company would not be able to incur at least $1 of additional indebtedness under the terms of the indentures; or

         o immediately after giving effect to the dividend payment, the aggregate of all dividends and other restricted payments declared or made after the respective issue dates of the notes exceeds the sum of specified income, proceeds from the issuance of stock and debt by the Company and other amounts from the quarter in which the respective note issuances occurred to the quarter immediately preceding the date of the dividend payment.

         From December 31, 1998 through March 31, 2000, the Company did not meet the debt incurrence tests under these indentures and was not able to pay dividends on its common or preferred stock. The Company did meet the tests as of June 30, 2000, and is therefore able to incur unsecured non-bank debt and is eligible to resume the payment of dividends on our preferred stock.

         During the first six months of 2000, we entered into a number of unsolicited transactions whereby we issued approximately 34.2 million shares of common stock, plus cash of $8.3 million, in exchange for 3,039,363 shares of preferred stock. This reduced the liquidation amount of preferred stock outstanding by $152.0 million to $77.9 million, and reduced the amount of preferred dividends in arrears by $16.8 million to $9.5 million as of June 30, 2000.

                          MARKET PRICE OF COMMON STOCK

         The common stock trades on the New York Stock Exchange under the symbol "CHK". The following table sets forth, for the periods indicated, the high and low sales prices per share of the common stock as reported by the New York Stock
Exchange:

                                                    COMMON STOCK
                                               ---------------------
                                                 HIGH          LOW
                                               -------       -------
Year ended December 31, 1998:
  First Quarter                                $  7.75       $  5.50
  Second Quarter                                  6.00          3.88
  Third Quarter                                   4.06          1.13
  Fourth Quarter                                  2.63          0.75
Year ended December 31, 1999:
  First Quarter                                   1.50          0.63
  Second Quarter                                  2.94          1.31
  Third Quarter                                   4.13          2.75
  Fourth Quarter                                  3.88          2.13
Six months ended June 30, 2000:
  First Quarter                                   3.31          1.94
  Second Quarter                                  8.00          2.75

At July 3, 2000 there were 1,076 holders of record of common stock and approximately 24,234 beneficial owners.

                             SELECTED FINANCIAL DATA

         The following table sets forth selected consolidated financial data of the Company for the three months ended March 31, 2000 and 1999, the twelve months ended December 31, 1999, 1998 and 1997, the six-month transition period ended December 31, 1997, the six months ended December 31, 1996 and the two fiscal years ended June 30, 1997. The data are derived from the audited consolidated financial statements of the Company, except for periods for the three months ended March 31, 2000 and 1999, the year ended December 31, 1997 and the six months ended December 31, 1996, which are derived from unaudited consolidated financial statements of the Company. Acquisitions made by the Company during the first and second quarters of 1998 materially affect the comparability of the selected financial data for 1997 and 1998. Each of the acquisitions was accounted for using the purchase method. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto, appearing in this prospectus.

                                                      THREE MONTHS ENDED
                                                           MARCH 31,
                                                   ------------------------
                                                     2000            1999
                                                   ---------      ---------
                                                  ($ IN THOUSANDS, EXCEPT PER
                                                          SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues:
     Oil and gas sales .......................     $  87,293      $  51,806
     Oil and gas marketing sales .............        27,368         13,871
                                                   ---------      ---------
          Total revenues .....................       114,661         65,677
                                                   ---------      ---------
  Operating costs:
     Production expenses .....................        12,545         13,992
     Production taxes ........................         5,216          1,990
     General and administrative ..............         3,032          4,024
     Oil and gas marketing expenses ..........        26,544         13,285
     Oil and gas depreciation,
        depletion  and amortization ..........        24,483         23,153
     Depreciation and amortization of
       other assets ..........................         1,866          2,166
                                                   ---------      ---------
          Total operating costs ..............        73,686         58,610
                                                   ---------      ---------
  Income from operations .....................        40,975          7,067
                                                   ---------      ---------
  Other income (expense):
     Interest and other income ...............         1,192            873
     Interest expense ........................       (20,864)       (19,890)
                                                   ---------      ---------
                                                     (19,672)       (19,017)
                                                   ---------      ---------
  Income (loss) before income taxes ..........        21,303        (11,950)
  Provision (benefit) for income taxes .......           101             --
                                                   ---------      ---------
  Net income (loss) ..........................        21,202        (11,950)
  Preferred stock dividends ..................        (4,042)        (4,026)
  Gain on redemption of preferred stock ......        10,414             --
                                                   ---------      ---------
  Net income (loss) available to common
       shareholders ..........................     $  27,574      $ (15,976)
                                                   =========      =========
  Earnings (loss) per common share:
       Basic .................................     $    0.27      $   (0.17)
       Assuming Dilution .....................     $    0.15      $   (0.17)
Cash dividends declared per common share .....     $      --      $      --
CASH FLOW DATA:
  Cash provided by operating activities before
       changes in working capital ............     $  47,692      $  13,468
  Cash provided by operating activities ......        38,215         26,298
  Cash used in investing activities ..........       (46,890)       (45,831)
  Cash used in financing activities ..........        (3,274)            --
  Effect of exchange rate changes on cash ....          (478)           816
BALANCE SHEET DATA (at end of period):
  Total assets ...............................     $ 865,371            N/A
  Long-term debt, net of current maturities ..       960,416            N/A
  Stockholders' equity (deficit) .............      (196,590)           N/A

                                                        YEARS ENDED                 SIX MONTHS ENDED           YEARS ENDED
                                                        DECEMBER 31,                  DECEMBER 31,              JUNE 30,
                                             ---------------------------------   ---------------------   ---------------------
                                                1999       1998         1997        1997        1996        1997        1996
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                  ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues:
     Oil and gas sales...................... $ 280,445   $ 256,887   $ 198,410   $  95,657   $  90,167   $ 192,920   $ 110,849
     Oil and gas marketing sales............    74,501     121,059     104,394      58,241      30,019      76,172      28,428
     Oil and gas service operations.........        --          --          --          --          --          --       6,314
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
          Total revenues....................    354,946     377,946     302,804     153,898     120,186     269,092     145,591
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Operating costs:
     Production expenses....................    46,298      51,202      14,737       7,560       4,268      11,445       6,340
     Production taxes.......................    13,264       8,295       4,590       2,534       1,606       3,662       1,963
     General and administrative.............    13,477      19,918      10,910       5,847       3,739       8,802       4,828
     Oil and gas marketing expenses.........    71,533     119,008     103,819      58,227      29,548      75,140      27,452
     Oil and gas service operations.........        --          --          --          --          --          --       4,895
     Oil and gas depreciation,
        depletion  and amortization.........    95,044     146,644     127,429      60,408      36,243     103,264      50,899
     Depreciation and amortization of
        other assets........................     7,810       8,076       4,360       2,414       1,836       3,782       3,157
     Impairment of oil and gas properties...        --     826,000     346,000     110,000          --     236,000          --
     Impairment of other assets.............        --      55,000          --          --          --          --          --
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
          Total operating costs.............   247,426   1,234,143     611,845     246,990      77,240     442,095      99,534
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Income (loss) from operations.............   107,520    (856,197)   (309,041)    (93,092)     42,946    (173,003)     46,057
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Other income (expense):
     Interest and other income..............     8,562       3,926      87,673      78,966       2,516      11,223       3,831
     Interest expense.......................   (81,052)    (68,249)    (29,782)    (17,448)     (6,216)    (18,550)    (13,679)
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                               (72,490)    (64,323)     57,891      61,518      (3,700)     (7,327)     (9,848)
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Income (loss) before income taxes
       and extraordinary item...............    35,030    (920,520)   (251,150)    (31,574)     39,246    (180,330)     36,209
  Provision (benefit) for income taxes......     1,764          --     (17,898)         --      14,325      (3,573)     12,854
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Income (loss) before extraordinary item...    33,266    (920,520)   (233,252)    (31,574)     24,921    (176,757)     23,355
  Extraordinary item:
     Loss on early extinguishment of
       debt, net of applicable income taxes         --     (13,334)       (177)         --      (6,443)     (6,620)         --
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net income (loss).........................    33,266    (933,854)   (233,429)    (31,574)     18,478    (183,377)     23,355
  Preferred stock dividends.................   (16,711)    (12,077)         --          --          --          --          --
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net income (loss) available to
       common shareholders.................. $  16,555   $(945,931)  $(233,429)  $ (31,574)  $  18,478   $(183,377)  $  23,355
                                             =========   =========   =========   =========   =========   =========   =========
  Earnings (loss) per common share -
       Basic:
  Income (loss) before extraordinary
       item................................. $    0.17   $   (9.83)  $   (3.30)  $   (0.45)  $    0.40   $   (2.69)  $    0.43
  Extraordinary item........................        --       (0.14)         --          --       (0.10)      (0.10)         --
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net income (loss)......................... $    0.17   $   (9.97)  $   (3.30)  $   (0.45)  $    0.30   $   (2.79)  $    0.43
                                             =========   =========   =========   =========   =========   =========   =========
  Earnings (loss) per common share -
       Assuming dilution:
  Income (loss) before extraordinary item... $    0.16   $   (9.83)  $   (3.30)  $   (0.45)  $    0.38   $   (2.69)  $    0.40
  Extraordinary item........................        --       (0.14)         --          --       (0.10)      (0.10)         --
                                             ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Net income (loss)......................... $    0.16   $   (9.97)  $   (3.30)  $   (0.45)  $    0.28   $   (2.79)  $    0.40
                                             =========   =========   =========   =========   =========   =========   =========
  Cash dividends declared
       per common share..................... $      --   $    0.04   $    0.06   $    0.04   $      --   $    0.02   $      --
CASH FLOW DATA:
  Cash provided by operating
       activities before changes in
       working capital...................... $ 138,727   $ 117,500   $ 152,196   $  67,872   $  76,816   $ 161,140   $  88,431
  Cash provided by
       operating activities.................   145,022      94,639     181,345     139,157      41,901      84,089     120,972
  Cash used in investing activities.........   159,773     548,050     476,209     136,504     184,149     523,854     344,389
  Cash provided by (used in)
       financing activities.................    18,967     363,797     277,985      (2,810)    231,349     512,144     219,520
  Effect of exchange rate
       changes on cash......................     4,922      (4,726)         --          --          --          --          --
BALANCE SHEET DATA (at end of period):
  Total assets.............................. $ 850,533   $ 812,615   $ 952,784   $ 952,784   $ 860,597   $ 949,068   $ 572,335
  Long-term debt, net of current
       maturities...........................   964,097     919,076     508,992     508,992     220,149     508,950     268,431
  Stockholders' equity (deficit)............  (217,544)   (248,568)    280,206     280,206     484,062     286,889     177,767

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

OVERVIEW

         The following table sets forth certain operating data of the Company for the periods presented:

                                                      THREE MONTHS ENDED                      YEARS ENDED
                                                           MARCH 31,                          DECEMBER 31,
                                                  --------------------------    -----------------------------------------
                                                      2000           1999           1999           1998           1997
                                                  -----------    -----------    -----------    -----------    -----------
NET PRODUCTION DATA:
  Oil (MBbl).................................             864          1,273          4,147          5,976          3,511
  Gas (MMcf).................................          28,747         25,674        108,610         94,421         59,236
  Gas equivalent (MMcfe).....................          33,931         33,312        133,492        130,277         80,302
OIL AND GAS SALES ($ IN 000'S):
  Oil........................................     $    21,237    $    13,902    $    66,413    $    75,877    $    68,079
  Gas........................................          66,056         37,904        214,032        181,010        130,331
                                                  -----------    -----------    -----------    -----------    -----------
          Total oil and gas sales............     $    87,293    $    51,806    $   280,445    $   256,887    $   198,410
                                                  ===========    ===========    ===========    ===========    ===========
AVERAGE SALES PRICE:
  Oil ($ per Bbl)............................     $     24.58    $     10.92    $     16.01    $     12.70    $     19.39
  Gas ($ per Mcf)............................     $      2.30    $      1.48    $      1.97    $      1.92    $      2.20
  Gas equivalent ($ per Mcfe)................     $      2.57    $      1.56    $      2.10    $      1.97    $      2.47
OIL AND GAS COSTS ($ PER MCFE):
  Production expenses and taxes..............     $       .52    $       .48    $       .45    $       .45    $       .24
  General and administrative.................     $       .09    $       .12    $       .10    $       .15    $       .14
  Depreciation, depletion and amortization...     $       .72    $       .70    $       .71    $      1.13    $      1.59

RESULTS OF OPERATIONS

Three Months Ended March 31, 2000 and March 31, 1999

         General. For the three months ended March 31, 2000 (the "Current Quarter"), the Company realized net income of $21.2 million, or $0.15 per diluted common share. This compares to a net loss of $12.0 million, or a loss of $0.17 per diluted common share, in the three months ended March 31, 1999 (the "Prior Quarter"). The loss in the Prior Quarter was primarily caused by low oil and gas prices.

         Oil and Gas Sales. During the Current Quarter, oil and gas sales increased 69% to $87.3 million from $51.8 million in the Prior Quarter. For the Current Quarter, the Company produced 33.9 billion cubic feet equivalent ("bcfe"), consisting of 0.9 million barrels of oil ("mmbo") and 28.7 billion cubic feet of natural gas ("bcf"), compared to 1.3 mmbo and 25.7 bcf, or 33.3 bcfe, in the Prior Quarter. Average oil prices realized were $24.58 per barrel of oil ("bo") in the Current Quarter compared to $10.92 per bo in the Prior Quarter, an increase of 125%. Average gas prices realized were $2.30 per thousand cubic feet ("mcf") in the Current Quarter compared to $1.48 per mcf in the Prior Quarter, an increase of 55%.

         For the Current Quarter, the Company realized an average price of $2.57 per thousand cubic feet equivalent ("mcfe"), compared to $1.56 per mcfe in the Prior Quarter. The Company's hedging activities resulted in decreased oil and gas revenues of $2.2 million, or $0.06 per mcfe, in the Current Quarter, compared to increases in oil and gas revenues of $0.3 million, or $0.01 per mcfe, in the Prior Quarter.

         The following table shows the Company's production by region for the Current Quarter and the Prior Quarter:

                                                     FOR THE THREE MONTHS ENDED MARCH 31,
                                                   ----------------------------------------
                                                          2000                  1999
                                                   --------------------   -----------------
      OPERATING AREAS                              (MMcfe)     PERCENT    (MMcfe)   PERCENT
      -----------------------------------------    --------    -------    -------   -------
      Mid-Continent............................      18,772      55%       16,184     49%
      Gulf Coast...............................      10,182      30        11,400     34
      Canada...................................       2,925       9         2,431      7
      Other Areas..............................       2,052       6         3,297     10
                                                   --------     ---        ------    ---
            Total..............................      33,931     100%       33,312    100%
                                                   ========     ===        ======    ===

         Natural gas production represented approximately 85% of the Company's total production volume on an equivalent basis in the Current Quarter, compared to 77% in the Prior Quarter.

         Oil and Gas Marketing Sales. The Company realized $27.4 million in oil and gas marketing sales for third parties in the Current Quarter, with corresponding oil and gas marketing expenses of $26.5 million, for a margin of $0.9 million. This compares to sales of $13.9 million, expenses of $13.3 million, and a margin of $0.6 million in the Prior Quarter. The increase in marketing sales and cost of sales was due primarily to higher oil and gas prices in the Current Quarter as compared to the Prior Quarter.

         Production Expenses. Production expenses decreased to $12.5 million in the Current Quarter, a $1.5 million decrease from the $14.0 million of production expenses incurred in the Prior Quarter. On a unit of production basis, production expenses were $0.37 and $0.42 per mcfe in the Current and Prior Quarters, respectively. The decrease in production expenses between periods is due primarily to the sale of certain oil and gas properties with high per-unit operating costs as well as other cost cutting measures such as staff reductions and office closings. The Company anticipates production expenses will not vary significantly from current levels during the remainder of 2000.

         Production Taxes. Production taxes, which consist primarily of wellhead severance taxes, were $5.2 million and $2.0 million in the Current and Prior Quarters, respectively. On a per unit basis, production taxes were $0.15 per mcfe in the Current Quarter compared to $0.06 per mcfe in the Prior Quarter. The increase in the Current Quarter is due to higher oil and gas prices. In general, production taxes are calculated using value-based formulas that produce higher per unit costs when oil and gas prices are higher.

         Oil and Gas Depreciation, Depletion and Amortization. Depreciation, depletion and amortization of oil and gas properties ("DD&A") for the Current Quarter was $24.5 million, compared to $23.2 million in the Prior Quarter. The DD&A rate per mcfe increased from $0.70 in the Prior Quarter to $0.72 in the Current Quarter. The Company expects DD&A will increase moderately from current levels during the remainder of 2000.

         Depreciation and Amortization of Other Assets. Depreciation and amortization of other assets ("D&A") was $1.9 million in the Current Quarter compared to $2.2 million in the Prior Quarter. The Company anticipates D&A will continue at current levels during the remainder of 2000.

         General and Administrative. General and administrative expenses ("G&A"), which are net of capitalized internal payroll and non-payroll expenses, were $3.0 million in the Current Quarter compared to $4.0 million in the Prior Quarter. The decrease was due primarily to various actions taken to lower corporate overhead, including staff reduction and office closings, which occurred throughout 1999, and an increase in capitalized internal costs between periods. The Company capitalized $1.9 million of internal costs in the Current Quarter directly related to the Company's oil and gas exploration and development efforts, compared to $1.2 million in the Prior Quarter. The Company anticipates that G&A costs during the remainder of 2000 will remain at approximately the same level as the Current Quarter.

         Interest and Other Income. Interest and other income for the Current Quarter was $1.2 million compared to $0.9 million in the Prior Quarter.

         Interest Expense. Interest expense increased to $20.9 million in the Current Quarter from $19.9 million in the Prior Quarter. In addition to the interest expense reported, the Company capitalized $0.7 million of interest during the Current Quarter compared to $1.1 million capitalized in the Prior Quarter.

         Provision for Income Taxes. The Company recorded income tax expense of $0.1 million for the Current Quarter and none in the Prior Quarter. The income tax expense recorded in the Current Quarter is related to the Company's Canadian operations. At March 31, 2000, the Company had a net operating loss carryforward of approximately $636 million for regular federal income taxes which will expire in future years beginning in 2007. Management believes that it cannot be demonstrated at this time that it is more likely than not that the deferred income tax assets generated for U.S. income tax purposes, comprised primarily of the net operating loss carryforward, will be realizable in future years, and therefore a valuation allowance of $434 million has been recorded.

Years Ended December 31, 1999, 1998 and 1997

         General. In 1999, the Company had net income of $33.3 million, or $0.16 per diluted common share, on total revenues of $354.9 million. This compares to a net loss of $933.9 million, or a loss of $9.97 per diluted common share, on total revenues of $377.9 million during the year ended December 31, 1998 ("1998"), and a net loss of $233.4 million, or a loss of $3.30 per diluted common share, on total revenues of $302.8 million during the year ended December 31, 1997 ("1997"). The loss in 1998 was caused primarily by an $826.0 million oil and gas property writedown recorded under the full-cost method of accounting and a $55.0 million writedown of other assets. The loss in 1997 was caused primarily by a $346 million oil and gas property writedown. See "Impairment of Oil and Gas Properties" and "Impairment of Other Assets".

         Oil and Gas Sales. During 1999, oil and gas sales increased to $280.4 million versus $256.9 million in 1998 and $198.4 million in 1997. In 1999, the Company produced 133.5 Bcfe at a weighted average price of $2.10 per Mcfe, compared to 130.3 Bcfe produced in 1998 at a weighted average price of $1.97 per Mcfe, and 80.3 Bcfe produced in 1997 at a weighted average price of $2.47 per Mcfe.

         The following table shows the Company's production by region for 1999, 1998 and 1997:

                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                               ----------------------------------------------------------------------------------
                                                        1999                           1998                          1997
                                               ----------------------         ----------------------         --------------------
                                                MMcfe         PERCENT          MMcfe         PERCENT         MMcfe        PERCENT
                                               -------        -------         -------        -------         ------       -------
Mid-Continent...........................        69,946            52%          61,930            48%         17,685           22%
Gulf Coast..............................        44,822            34           52,793            40          60,662           76
Canada..................................        11,737             9            7,746             6              --           --
All other areas.........................         6,987             5            7,808             6           1,955            2
                                               -------          ----          -------          ----          ------         ----
      Total production..................       133,492           100%         130,277           100%         80,302          100%
                                               =======          ====          =======          ====          ======         ====

         Natural gas production represented approximately 81% of the Company's total production volume on an equivalent basis in 1999, compared to 72% in 1998 and 74% in 1997.

         For 1999, the Company realized an average price per barrel of oil of $16.01, compared to $12.70 in 1998 and $19.39 in 1997. Gas price realizations fluctuated from an average of $1.92 per Mcf in 1998 and $2.20 in 1997 to $1.97 per Mcf in 1999. The Company's hedging activities resulted in a decrease in oil and gas revenues of $1.7 million in 1999, an increase in oil and gas revenues of $11.3 million in 1998, and a decrease in oil and gas revenues of $4.6 million in 1997.

         Oil and Gas Marketing Sales. The Company realized $74.5 million in oil and gas marketing sales for third parties in 1999, with corresponding oil and gas marketing expenses of $71.5 million, for a net margin of $3.0 million. This compares to sales of $121.1 million and $104.4 million, expenses of $119.0 million and $103.8 million, and a margin of $2.1 million and $0.6 million in 1998 and 1997, respectively.

         Production Expenses and Taxes. Production expenses and taxes, which include lifting costs, production taxes and ad valorem taxes, were $59.6 million in 1999, compared to $59.5 million and $19.3 million in 1998 and 1997, respectively. On a unit of production basis, production expenses and taxes were $0.45 per Mcfe in 1999 and 1998, and $0.24 per Mcfe in 1997. The Company expects that lease operating expenses per Mcfe will generally remain at current levels throughout 2000, although production taxes will increase as a result of increased oil and gas prices.

         Impairment of Oil and Gas Properties. The Company utilizes the full-cost method to account for its investment in oil and gas properties. Under this method, all costs of acquisition, exploration and development of oil and gas reserves (including such costs as leasehold acquisition costs, geological and geophysical expenditures, certain capitalized internal costs, dry hole costs and tangible and intangible development costs) are capitalized as incurred. These oil and gas property costs, along with the estimated future capital expenditures to develop proved undeveloped reserves, are depleted and charged to operations using the unit-of-production method based on the ratio of current production to proved oil and gas reserves as estimated by the Company's independent engineering consultants and Company engineers. Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization computation until it is determined whether or not proved reserves can be assigned to the property or whether impairment has occurred. The excess of capitalized costs of oil and gas properties, net of accumulated depreciation, depletion and amortization and related deferred income taxes, over the discounted future net revenues of proved oil and gas properties is charged to operations.

         The Company incurred an impairment of oil and gas properties charge of $826 million in 1998. No such charge was incurred in 1999. The 1998 writedown was caused by a combination of several factors, including the acquisitions completed by the Company during 1998, which were accounted for using the purchase method, and the significant decreases in oil and gas prices throughout 1998. Oil and gas prices used to value the Company's proved reserves decreased from $17.62 per Bbl of oil and $2.29 per Mcf of gas at December 31, 1997, to $10.48
per Bbl of oil and $1.68 per Mcf of gas at December 31, 1998. Higher drilling and completion costs and the evaluation of certain leasehold, seismic and other exploration-related costs that were previously unevaluated were the remaining factors which contributed to the writedown in 1998.

         The Company incurred an impairment of oil and gas properties charge of $346 million during 1997. The writedown in 1997 was caused by several factors, including declining oil and gas prices during the year, escalating drilling and completion costs, and poor drilling results primarily in Louisiana.

         Impairment of Other Assets. The Company incurred a $55 million impairment charge during 1998. Of this amount, $30 million related to the Company's investment in preferred stock of Gothic Energy Corporation, and the remainder was related to certain of the Company's gas processing and transportation assets located in Louisiana. No such charge was recorded in 1999 or 1997.

         Oil and Gas Depreciation, Depletion and Amortization. Depreciation, depletion and amortization ("DD&A") of oil and gas properties was $95.0 million, $146.6 million and $127.4 million during 1999, 1998 and 1997, respectively. The average DD&A rate per Mcfe, which is a function of capitalized costs, future development costs, and the related underlying reserves in the periods presented, was $0.71 ($0.73 in U.S. and $0.52 in Canada), $1.13 ($1.17 in U.S. and $0.43 in
Canada) and $1.59 in 1999, 1998 and 1997, respectively. The Company did not have operations in Canada prior to 1998. The Company expects the 2000 DD&A rate to be between $0.75 and $0.80 per Mcfe.

         Depreciation and Amortization of Other Assets. Depreciation and amortization ("D&A") of other assets was $7.8 million in 1999, compared to $8.1 million in 1998 and $4.4 million in 1997. The increase in 1998 compared to 1997 was caused by increased investments in depreciable buildings and equipment and increased amortization of debt issuance costs as a result of the issuance of senior notes in April 1998.

         General and Administrative. General and administrative ("G&A") expenses, which are net of capitalized internal payroll and non-payroll expenses (see Note 11 of Notes to Consolidated Financial Statements), were $13.5 million in 1999, $19.9 million in 1998 and $10.9 million in 1997. The decrease in 1999 compared to 1998 was due primarily to various actions taken to lower corporate overhead, including staff reductions and office closings which occurred in late 1998 and early 1999. The increase in 1998 compared to 1997 is due primarily to increased personnel expenses required by the Company's growth and industry wage inflation. The Company capitalized $2.7 million, $5.3 million and $5.3 million of internal costs in 1999, 1998 and 1997, respectively, directly related to the Company's oil and gas exploration and development efforts. The Company anticipates that G&A costs for 2000 per Mcfe will remain at approximately the same level as 1999.

         Interest and Other Income. Interest and other income for 1999 was $8.6 million compared to $3.9 million in 1998, and $87.7 million in 1997. The increase from 1998 to 1999 was due primarily to gains on sales of various non-core assets during 1999. During 1997, the Company realized a gain on the sale of its Bayard common stock of $73.8 million, the most significant component of interest and other income.

         Interest Expense. Interest expense increased to $81.1 million in 1999, compared to $68.2 million in 1998 and $29.8 million in 1997. The increase in 1999 is due primarily to a full year of interest on the Company's $500 million senior notes. The increase in 1998 compared to 1997 was due primarily to the issuance of $500 million of senior notes in April 1998. In addition to the interest expense reported, the Company capitalized $3.5 million of interest during 1999, compared to $6.5 million capitalized in 1998, and $10.4 million capitalized in 1997. The Company anticipates that capitalized interest for 2000 will be between $3 million and $4 million.

         Provision (Benefit) for Income Taxes. The Company recorded income taxes of $1.8 million in 1999 compared to $0 in 1998 and an income tax benefit of $17.9 million in 1997. The income tax expense recorded in 1999 is related entirely to the Company's Canadian operations.

         At December 31, 1999, the Company had a U.S. net operating loss carryforward of approximately $613 million for regular federal income taxes which will expire in future years beginning in 2007. Management believes that it cannot be demonstrated at this time that it is more likely than not that the deferred income tax assets, comprised primarily of the net operating loss carryforwards generated for U.S. purposes, will be realizable in future years, and therefore a valuation allowance of $442 million has been recorded. The Company does not expect to record any net income tax expense related to its U.S. operations in 2000 based on information available at this time.

LIQUIDITY AND CAPITAL RESOURCES

Financial Flexibility and Liquidity

         The Company had working capital of $11.4 million at March 31, 2000 and a cash balance of $29.3 million. The Company has a $75 million revolving bank credit facility, which matures in July 2002, with a committed borrowing base of $75 million. As of June 30, 2000, the Company had borrowed $63.0 million under this facility. Borrowings under the facility are secured by certain producing oil and gas properties and bear interest at variable rates, which averaged 10.0% per annum as of June 30, 2000. The Company has received a commitment from its bank to increase the borrowing base to $100 million. It is expected that the addition to the borrowing base will be available to the Company in August 2000.

         At March 31, 2000, the Company's senior notes represented $919.2 million of its $960.4 million of long-term debt. Debt ratings for the senior notes are B2 by Moody's Investors Service and B by Standard & Poor's Corporation as of June 30, 2000. There are no scheduled principal payments required on any of the senior notes until March 2004, when $150 million is due.

         The senior note indentures restrict the ability of the Company and its restricted subsidiaries to incur additional indebtedness. This restriction does not affect the Company's ability to borrow under or expand its secured commercial bank facility. As of March 31, 2000, the Company estimates that secured commercial bank indebtedness of $149 million could have been incurred under the indentures. The indenture restrictions do not apply to borrowings incurred by CEMI, an unrestricted subsidiary.

         The senior note indentures also limit the Company's ability to make restricted payments (as defined), including the payment of preferred stock dividends, unless certain tests are met. From December 31, 1998 through March 31, 2000, the Company was unable to meet the requirements to incur additional unsecured indebtedness, and consequently was not able to pay cash dividends on its 7% cumulative convertible preferred stock. The Company had accumulated dividends in arrears of $20.3 million related to its preferred stock as of March 31, 2000. Including accrued dividends from April 1 through June 30, 2000, this amount has subsequently been reduced to approximately $9.5 million as of June 30, 2000 as a result of stock exchange transactions described below. The Company was unable to pay a dividend on the preferred stock on May 1, 2000, the sixth consecutive dividend payment date on which dividends have not been paid. If the Company fails to pay dividends for six quarterly periods, the holders of preferred stock are entitled to elect two new directors to the Board. Based on current projections of cash flow and fixed charges, the Company expects to be able to pay a dividend on the preferred stock on August 1, 2000, although there are no assurances the Board of Directors will declare a dividend, even if the Company is able to resume paying dividends.

         Between January 1 and March 31, 2000, the Company engaged in a number of separate stock exchange transactions with institutional investors. The Company exchanged a total of 9.5 million shares of common stock (both newly issued and treasury shares) for 675,000 shares of its issued and outstanding preferred stock with a liquidation value of $33.8 million plus dividends in arrears of $3.2 million. All preferred shares acquired in these transactions were cancelled and retired and will have the status of authorized but unissued shares of undesignated preferred stock.

         Between April 1 and June 30, 2000, the Company engaged in additional transactions in which a total of 24.7 million shares of common stock, plus cash of $8.3 million, were exchanged for 2,364,363 shares of its issued and outstanding preferred stock with a liquidation value of $118.2 million plus dividends in arrears of $13.6 million. Including the stock exchange transactions through June 30, 2000, a total of 34.2 million shares of common stock have been exchanged for 3,039,363 shares of preferred stock. These transactions have reduced (i) the number of preferred shares from 4.6 million to 1.6 million, (ii) the liquidation value of the preferred stock from $229.8 million to $77.9 million, and (iii) dividends in arrears from $25.0 million to $9.5 million. A gain on redemption of all preferred shares exchanged through June 30, 2000 of $11.9 million ($10.4 million related to the quarter ended March 31, 2000) will be reflected in net income available to common shareholders in determining earnings per share.

         The Company believes it has adequate resources, including cash on hand, budgeted cash flow from operations and proceeds from miscellaneous asset sales, to fund its capital expenditure budget for exploration and development activities during 2000, which are currently estimated to be approximately $130-$150 million. However, low oil and gas prices or unfavorable drilling results could cause the Company to reduce its drilling program, which is largely discretionary. Based on current oil and gas prices, the Company expects to generate excess cash flow that will be available to fund acquisitions, reduce debt, make preferred stock dividend payments, or a combination of the above.

Three Months Ended March 31, 2000 and 1999

         Cash Flows from Operating Activities. The Company's cash provided by operating activities increased 45% to $38.2 million during the Current Quarter compared to $26.3 million during the Prior Quarter. The increase was due primarily to higher oil and gas prices realized during the Current Quarter.

         Cash Flows from Investing Activities. Cash used in investing activities increased to $46.9 million during the Current Quarter from $45.8 million in the Prior Quarter. During the Current Quarter the Company expended approximately $34.8 million to initiate drilling on 51 gross (27.7 net) wells and invested approximately $5.4 million in leasehold acquisitions. This compares to $40.2 million to initiate drilling on 41 gross (25.6 net) wells and $4.4 million to purchase leasehold in the Prior Quarter. During the Current Quarter, the Company had acquisitions of oil and gas properties of $4.6 million and divestitures of oil and gas properties of $1.0 million. This compares to acquisitions of $4.0 million and divestitures of $2.1 million in the Prior Quarter.

         Cash Flows from Financing Activities. There was $3.3 million of cash used in financing activities in the Current Quarter, compared to none in the Prior Quarter. The activity in the Current Quarter reflects the net reduction in borrowings under the Company's commercial bank credit facility of $3.5 million, partially offset by cash received through the exercise of stock options.

Years Ended December 31, 1999, 1998 and 1997

         Cash Flows from Operating Activities. Cash provided by operating activities (inclusive of changes in working capital) was $145.0 million in 1999, compared to $94.6 million in 1998 and $181.3 million in 1997. The increase of $50.4 million from 1998 to 1999 was due primarily to increased oil and gas revenues. The decrease of $86.7 million from 1997 to 1998 was due primarily to reduced operating income resulting from significant decreases in average oil and gas prices between periods, as well as significant increases in G&A expenses and interest expense.

         Cash Flows from Investing Activities. Cash used in investing activities decreased to $159.8 million in 1999, compared to $548.1 million in 1998 and $476.2 million in 1997. During 1999, the Company invested $153.3 million for exploration and development drilling, $49.9 million for the acquisition of oil and gas properties, and received $45.6 million related to divestitures of oil and gas properties. During 1998, $279.9 million was used to acquire certain oil and gas properties and companies with oil and gas reserves. However, the increase in cash used to acquire oil and gas properties was partially offset by reduced expenditures during 1998 for exploratory and developmental drilling. During 1998 and 1997, the Company invested $259.7 million and $471.0 million, respectively, for exploratory and developmental drilling. Also during 1998, the Company sold its 19.9% stake in Pan East Petroleum Corp. to Poco Petroleums, Ltd. for approximately $21.2 million. During 1997 the Company received net proceeds from the sale of its investment in Bayard common stock of approximately $90.4 million.

         Cash Flows from Financing Activities. Cash provided by financing activities decreased to $19.0 million in 1999, compared to $363.8 million in 1998, and $278.0 million in 1997. During 1999, the Company made additional borrowings under its commercial bank credit facility of $116.5 million, and had payments under this facility of $98.0 million. During 1998, the Company retired $85 million of debt assumed at the completion of the DLB Oil & Gas, Inc. acquisition, $120 million of debt assumed at the completion of the Hugoton Energy Corporation acquisition, $90 million of senior notes, and $170 million of borrowings made under its commercial bank credit facilities. Also during 1998, the Company issued $500 million in senior notes and $230 million in preferred stock. During 1997, the Company issued $300 million of senior notes.

RECENTLY ISSUED ACCOUNTING STANDARDS

         On June 15, 1998, the Financial Accounting Standards Board issued FAS No. 133, Accounting for Derivative Instruments and Hedging Activities. FAS 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. FAS 133 (as amended by FAS 137 and FAS 138) is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

         FAS 133 standardizes the accounting for derivative instruments by requiring that all derivatives be recognized as assets and liabilities and measured at fair value. The accounting for changes in the fair value of derivatives (gains and losses) depends on (i) whether the derivative is designated and qualifies as a hedge, and (ii) the type of hedging relationship that exists. Changes in the fair value of derivatives that are not designated as hedges or that do not meet the hedge accounting criteria in FAS 133 are required to be reported in earnings. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of FAS 133. The Company has not yet determined the impact that adoption of FAS 133 will have on the financial statements. However, the Company believes that all of its derivative instruments will be designated as hedges in accordance with the relevant accounting criteria, and therefore the impact of the adoption of FAS 133 is not expected to have a material effect on the Company's financial statements.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

COMMODITY PRICE RISK

         The Company's results of operations are highly dependent upon the prices received for oil and natural gas production.

HEDGING ACTIVITIES

         Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

         (i) swap arrangements that establish an index-related price above which the Company pays the counterparty and below which the Company is paid by the counterparty,

         (ii) the purchase of index-related puts that provide for a "floor" price below which the counterparty pays the Company the amount by which the price of the commodity is below the contracted floor,

         (iii) the sale of index-related calls that provide for a "ceiling" price above which the Company pays the counterparty the amount by which the price of the commodity is above the contracted ceiling, and

         (iv) basis protection swaps, which are arrangements that guarantee the price differential of oil or gas from a specified delivery point or points.

         Results from commodity hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production. The Company only enters into commodity hedging transactions related to the Company's oil and gas production volumes or CEMI's physical purchase or sale commitments. Gains or losses on crude oil and natural gas hedging transactions are recognized as price adjustments in the months of related production.

         As of March 31, 2000, the Company had the following open natural gas swap arrangements designed to hedge a portion of the Company's domestic gas production for periods after March 2000:

                                                                                                NYMEX-INDEX
                                                                                    VOLUME      STRIKE PRICE
MONTHS                                                                              (MMBtu)     (PER MMBtu)
------                                                                             ---------    ------------
April 2000.............................................................            8,900,000      $  2.59
May 2000...............................................................            3,410,000         2.74
June 2000..............................................................            3,300,000         2.74
July 2000..............................................................            3,410,000         2.74
August 2000............................................................            3,410,000         2.74
September 2000.........................................................            2,100,000         2.70
October 2000...........................................................            2,170,000         2.70

         If the swap arrangements listed above had been settled on March 31, 2000, the Company would have incurred a loss of $7.0 million. Subsequent to March 31, 2000 the Company settled the natural gas swaps for April and May 2000. A loss of $2.7 million and $1.2 million will be recognized as price adjustments in April and May, respectively. Additionally, the Company has closed certain of its natural gas swaps that were open at March 31, 2000. The Company has closed hedges on 5,530,000 MMBTU and will recognize a loss of $1.8 million, which will be recognized as price adjustments, from June through October, 2000.

         As of March 31, 2000, the Company had the following open crude oil swap arrangement designed to hedge a portion of the Company's domestic crude oil production for periods after March 2000:

                                                                             MONTHLY VOLUME   NYMEX-INDEX STRIKE
MONTHS                                                                           (Bbls)        PRICE (PER Bbl)
------                                                                       --------------   ------------------
April 2000.............................................................          89,000           $  27.251

         If the swap arrangement listed above had been settled on March 31, 2000, the Company would have incurred a loss of $67,000.

         The Company has also closed transactions designed to hedge a portion of the Company's domestic oil and natural gas production. The net unrecognized losses resulting from these transactions, $1.7 million as of March 31, 2000, will be recognized as price adjustments in the months of related production. These hedging gains and losses are set forth below ($ in thousands):

                                                                      HEDGING GAINS (LOSSES)
                                                        -------------------------------------------------
MONTH                                                     GAS                OIL                  TOTAL
-----                                                   -------           ----------           ----------
April 2000................................              $    71           $     (647)          $    (576)
May 2000..................................                   73                 (668)               (595)
June 2000.................................                   71                 (647)               (576)
July 2000.................................                   73                 (231)               (158)
August 2000...............................                   73                   --                  73
September 2000............................                   71                   --                  71
October 2000..............................                   73                   --                  73
                                                        -------           ----------           ---------
                                                        $   505           $   (2,193)          $  (1,688)
                                                        =======           ==========           =========

         In addition to commodity hedging transactions related to the Company's oil and gas production, CEMI periodically enters into various hedging transactions designed to hedge against physical purchase and sale commitments made by CEMI. Gains or losses on these transactions are recorded as adjustments to oil and gas marketing sales in the consolidated statements of operations and are not considered by management to be material.

INTEREST RATE RISK

         The Company also utilizes hedging strategies to manage fixed-interest rate exposure. Through the use of a swap arrangement, the Company has reduced its interest expense by $2.7 million from May 1998 through December 1999. During the Current Quarter, the Company's interest rate swap resulted in a $147,000 reduction of interest expense. The terms of the swap agreement are as follows:

  Months                      Notional Amount       Fixed Rate      Floating Rate
  ------                      ---------------       ----------      -------------
  May 1998 - April 2001         $230,000,000            7%          Average of three-month Swiss Franc LIBOR, Deutsche Mark and
                                                                    Australian Dollar plus 300 basis points

  May 2001 - April 2008         $230,000,000            7%          Three-month LIBOR (USD) plus 300 basis points

         If the floating rate is less than the fixed rate, the counterparty will pay the Company accordingly. If the floating rate exceeds the fixed rate, the Company will pay the counterparty. The interest rate swap agreement contains a "knockout provision" whereby the agreement will terminate on or after May 1, 2001 if the average closing price for the previous twenty business days for the shares of the Company's common stock is greater than or equal to $7.50 per share. The agreement also provides for a maximum floating rate of 8.5% from May 2001 through April 2008.

         If the interest rate swap agreement had been settled on March 31, 2000, the Company would have been required to pay the counterparty approximately $16.7 million. However, because of the knock-out provision discussed above and the volatility of interest rates, the Company does not believe that this worst-case scenario is a fair measure of the market value of the swap agreement and, therefore, would not pay this amount to cancel the transaction. Results from interest rate hedging transactions are reflected as adjustments to interest expense in the corresponding months covered by the swap agreement.

         The table below presents principal cash flows and related weighted average interest rates by expected maturity dates. The fair value of the long-term debt has been estimated based on quoted market prices.

                                                                          MARCH 31, 2000
                                         -----------------------------------------------------------------------------------
                                                                         YEARS OF MATURITY
                                         -----------------------------------------------------------------------------------
                                          2000     2001     2002     2003       2004      THEREAFTER     TOTAL    FAIR VALUE
                                         ------   ------   ------   ------    --------    ----------    -------   ----------
                                                                          ($ IN MILLIONS)
LIABILITIES:
  Long-term debt, including current
     portion - fixed rate...........     $  0.6   $  0.8   $  0.6   $   --    $  150.0    $    770.0    $ 922.0   $   827.4
     Average interest rate............      9.1%     9.1%     9.1%      --         7.9%          9.3%       9.1%         --
  Long-term debt - variable rate......   $   --   $   --   $ 40.0   $   --    $     --    $       --    $  40.0   $    40.0
     Average interest rate............       --       --      9.4%      --          --            --        9.4%         --

                                    BUSINESS

GENERAL

         Chesapeake Energy Corporation is an independent oil and gas company engaged in the development, exploration, acquisition and production of onshore natural gas and oil reserves in the United States and Canada. We began operations in 1989 and completed our initial public offering in 1993. Our common stock trades on the New York Stock Exchange under the symbol CHK. The Company's principal offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118 (telephone 405/848-8000 and website address of www.chkenergy.com).

         At year-end 1999, Chesapeake owned interests in approximately 4,700 producing oil and gas wells concentrated in three primary operating areas:

         o the Mid-Continent region of Oklahoma, western Arkansas, southwestern Kansas and the Texas Panhandle;

         o the Gulf Coast region consisting primarily of the Austin Chalk Trend in Texas and Louisiana and the Tuscaloosa Trend in Louisiana; and

         o        the Helmet area of northeastern British Columbia.

During 1999, we produced 133.5 Bcfe, making Chesapeake one of the 15 largest public independent oil and gas producers in the United States. We participated in 211 gross (119.7 net) wells, 135 of which were Company operated. A summary of the Company's 1999 drilling activities, capital expenditures and property sales by primary operating area is as follows ($ in thousands):

                                                                   CAPITAL EXPENDITURES - OIL AND GAS PROPERTIES
                                              -------------------------------------------------------------------------------
                      GROSS        NET
                      WELLS        WELLS                                                             SALE OF
                     DRILLED      DRILLED     DRILLING     LEASEHOLD     SUB-TOTAL  ACQUISITIONS    PROPERTIES         TOTAL
                     --------    ---------    --------     ---------     ---------  ------------    ----------       --------
Mid-Continent .....       169         95.3    $ 55,670      $ 12,478      $ 68,148      $ 47,364      $(36,702)      $ 78,810
Gulf Coast ........        10          3.7      22,049         8,288        30,337           629        (2,628)        28,338
Canada ............        12          7.5      27,380         1,982        29,362         4,100          (813)        32,649
All other areas ...        20         13.2      24,106         1,315        25,421          --          (5,492)        19,929
                     --------      -------    --------      --------      --------      --------      --------       --------
      Total .......       211        119.7    $129,205      $ 24,063      $153,268      $ 52,093      $(45,635)      $159,726
                     ========      =======    ========      ========      ========      ========      ========       ========


         The Company's proved reserves increased 11% to an estimated 1,206 Bcfe at December 31, 1999, compared to 1,091 Bcfe of estimated proved reserves at December 31, 1998 (see note 11 of notes to audited consolidated financial statements).

         For 2000, we have established a capital expenditure budget of $170-$190 million, including approximately $130-$150 million allocated to drilling, acreage acquisition, seismic and related capitalized internal costs, and $40-$50 million for acquisitions, debt repayment and general corporate purposes. This budget is subject to adjustment based on drilling results, oil and gas prices, and other factors.

RECENT DEVELOPMENTS

         On June 30, 2000, we entered into a letter of intent to acquire Gothic Energy Corporation (OTC Bulletin Board "GOTH") for 4.0 million shares of common stock. Following the transaction, Gothic's shareholders will own approximately 2.7% of Chesapeake's common stock. In addition, on June 27, 2000, we purchased in a series of private transactions 96% of Gothic's $104 million of 14 1/8% Series B Senior Secured Discount Notes for consideration of $77 million, comprised of $22 million in cash and 9,468,985 shares of Chesapeake common stock (valued at $5.825 per share), subject to adjustment.

         The total acquisition cost to Chesapeake will be approximately $345 million, including $235 million of Senior Secured Notes issued by Gothic's operating subsidiary. This values Gothic's 310 Bcfe of proved reserves at $1.05 per Mcfe after allocation of $20 million of the purchase price to Gothic's leasehold inventory, 3-D seismic inventory, lease operating telemetry system and other assets. Gothic's proved reserves are 96% natural gas, 78% proved developed, have an average lifting cost of less than $0.20 per Mcfe, are located exclusively in Chesapeake's core Mid-Continent operating area and are unhedged after October 2000. Based on its current production rate of 80,000 Mcfe per day (or 30 Bcfe per year), Gothic has an 11-year reserves-to-production index.

         Gothic's previously announced plan of restructuring, which contemplated the redemption of Chesapeake's holdings of Gothic's preferred and common stock for oil and gas properties and other considerations, the exchange of the $104 million Senior Discount Note issue for 94% of Gothic's equity and an equity rights offering of $15 million, has been terminated in anticipation of this transaction.

         Gothic presently has 18.6 million common shares outstanding, plus employee and director options of 4.4 million shares. Of the outstanding shares, Chesapeake owns 2.4 million shares and will not participate in the exchange for the 4.0 million Chesapeake common shares to be received by Gothic's other shareholders. Gothic's management and directors have agreed to vote in favor of the agreement.

         The Gothic acquisition is subject to the execution of a definitive merger agreement, normal regulatory approvals and a Gothic shareholder vote. Completion of the transaction is expected by year-end 2000. Chesapeake will record the transaction using purchase accounting. Gothic has agreed to provide Chesapeake with a $10 million break-up fee in the event the transaction is not completed. Bear, Stearns & Co., Inc. advised Chesapeake and CIBC World Markets advised Gothic.

PRIMARY OPERATING AREAS

Mid-Continent Region

         The Company's Mid-Continent proved reserves of 758 Bcfe represented 63% of the Company's total proved reserves as of December 31, 1999 and this area produced 70 Bcfe, or 52% of the Company's 1999 production. During 1999, the Company invested approximately $56 million to drill 169 gross (95.3 net) wells in the Mid-Continent.

Gulf Coast

         The Company's Gulf Coast proved reserves, consisting of the Austin Chalk Trend in Texas and Louisiana, the Wharton County area in Texas, and the Tuscaloosa Trend in Louisiana, represented 190 Bcfe, or 15% of the Company's total proved reserves as of December 31, 1999. During 1999, the Gulf Coast assets produced 45 Bcfe, or 34% of the Company's total production. During 1999, the Company invested approximately $22 million to drill 10 gross (3.7 net) wells in the Gulf Coast.

Helmet Area

         The Company's Canadian proved reserves of 178 Bcfe represented 15% of the Company's total proved reserves at December 31, 1999. During 1999, production from Canada was 12 Bcfe, or 9% of the Company's total production. During 1999, the Company invested approximately $27 million to drill 12 gross (7.5 net) wells, install various pipelines and compressors, and to perform capital workovers in Canada.

OTHER OPERATING AREAS

         In addition to the primary operating areas described above which are focused on natural gas properties, the Company maintains operations in the Permian Basin in New Mexico and the Williston Basin in North Dakota, Montana and Saskatchewan, Canada, which are focused on developing oil properties. In 1999, these areas contributed 7 Bcfe, or 5% of the Company's total production.

OIL AND GAS RESERVES

         The tables below set forth information as of December 31, 1999 with respect to the Company's estimated proved reserves, the estimated future net revenue therefrom and the present value thereof at such date. Williamson Petroleum Consultants, Inc. evaluated 50% and Ryder Scott Company L.P. evaluated 16% of the Company's combined discounted future net revenues from the Company's estimated proved reserves at December 31, 1999. The remaining properties were evaluated internally by the Company's engineers. All estimates were prepared based upon a review of production histories and other geologic, economic, ownership and engineering data developed by the Company. The present value of estimated future net revenue shown is not intended to represent the current market value of the estimated oil and gas reserves owned by the Company.

             ESTIMATED PROVED RESERVES          OIL             GAS           TOTAL
             AS OF DECEMBER 31, 1999           (MBbl)          (MMcf)        (MMcfe)
             -----------------------          ---------      ---------      ---------
Proved developed .......................         17,750        763,323        869,823
Proved undeveloped .....................          7,045        293,503        335,772
                                              ---------      ---------      ---------
Total proved ...........................         24,795      1,056,826      1,205,595
                                              =========      =========      =========

                ESTIMATED FUTURE
                   NET REVENUE                  PROVED          PROVED            TOTAL
             AS OF DECEMBER 31, 1999(a)        DEVELOPED      UNDEVELOPED        PROVED
             --------------------------       -----------     -----------      -----------
Estimated future net revenue..................$ 1,470,297      $  420,878      $ 1,891,175
Present value of future net revenue ..........$   867,985      $  221,511      $ 1,089,496

----------
(a) Estimated future net revenue represents estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect at December 31, 1999. The amounts shown do not give effect to non-property related expenses, such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization. The prices used in the external and internal reports yield weighted average prices of $24.72 per barrel of oil and $2.25 per Mcf of gas.


         The future net revenue attributable to the Company's estimated proved undeveloped reserves of $420.9 million at December 31, 1999, and the $221.5 million present value thereof, have been calculated assuming that the Company will expend approximately $212.5 million to develop these reserves. The amount and timing of these expenditures will depend on a number of factors, including actual drilling results, product prices and the availability of capital.

         No estimates of proved reserves comparable to those included herein have been included in reports to any federal agency other than the Securities and Exchange Commission.

         The Company's ownership interest used in calculating proved reserves and the estimated future net revenue therefrom was determined after giving effect to the assumed maximum participation by other parties to the Company's farmout and participation agreements. The prices used in calculating the estimated future net revenue attributable to proved reserves do not reflect market prices for oil and gas production sold subsequent to December 31, 1999. There can be no assurance that all of the estimated proved reserves will be produced and sold at the assumed prices or that existing contracts will be honored or judicially enforced.

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the Company. The reserve data set forth herein represent only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates made by different engineers often vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of such estimates, and such revisions may be material. Accordingly, reserve estimates are often different from the actual quantities of oil and gas that are ultimately recovered. Furthermore, the estimated future net revenue from proved reserves and the present value thereof are based upon certain assumptions, including prices, future production levels and cost, that may not prove correct. Predictions about prices and future production levels are subject to great uncertainty, and the foregoing uncertainties are particularly true as to proved undeveloped reserves, which are inherently less certain than proved developed reserves and which comprise a significant portion of the Company's proved reserves.

         The following table sets forth the Company's estimated proved reserves by area and the related present value (discounted at 10%) of the proved reserves (based on weighted average prices at December 31, 1999 of $24.72 per barrel of oil and $2.25 per Mcf of gas):

                                                                      PERCENT         PRESENT
                                                         GAS             OF            VALUE
                         OIL            GAS          EQUIVALENT        PROVED      (DISC. @ 10%)
                       (MBbl)          (MMcf)          (MMcfe)        RESERVES      ($ IN 000'S)
                     ----------      ----------      ----------      ----------    -------------
Mid-Continent ....       12,230         684,178         757,559              63%      $  663,993
Gulf Coast .......        4,169         164,693         189,708              15          211,348
Canada ...........         --           178,242         178,242              15           97,749
Other areas ......        8,396          29,713          80,086               7          116,406
                     ----------      ----------      ----------      ----------       ----------
      Total ......       24,795       1,056,826       1,205,595             100%      $1,089,496
                     ==========      ==========      ==========      ==========       ==========

During 1999, Chesapeake increased its proved developed reserve percentage to 80% by present value and 72% by volume, and natural gas reserves accounted for 88% of proved reserves at December 31, 1999. See note 11 of notes to consolidated financial statements for other disclosures about the Company's oil and gas producing activities.


DRILLING ACTIVITY

         The following table sets forth the wells drilled by the Company during the periods indicated. In the table, "gross" refers to the total wells in which the Company has a working interest and "net" refers to gross wells multiplied by the Company's working interest therein.


                                        YEARS ENDED
                                        DECEMBER 31,                    SIX MONTHS ENDED     YEAR ENDED
                          --------------------------------------          DECEMBER 31,         JUNE 30,
                                1999                  1998                   1997                1997
                          ----------------      ----------------      ----------------      ----------------
                          GROSS       NET       GROSS       NET       GROSS       NET       GROSS       NET
                          -----      -----      -----      -----      -----      -----      -----      -----
United States
   Development:
     Productive .......     167       93.3        158       93.9         55       24.4         90       55.0
     Non-productive....      17       10.6          9        4.7          1        0.3          2        0.2
                          -----      -----      -----      -----      -----      -----      -----      -----
     Total ............     184      103.9        167       98.6         56       24.7         92       55.2
                          =====      =====      =====      =====      =====      =====      =====      =====
   Exploratory:
     Productive .......       9        3.7         46       23.4         28       15.5         71       46.1
     Non-productive....       6        4.6          9        6.8          2        0.9          8        5.7
                          -----      -----      -----      -----      -----      -----      -----      -----
     Total ............      15        8.3         55       30.2         30       16.4         79       51.8
                          =====      =====      =====      =====      =====      =====      =====      =====

Canada
   Development:
     Productive .......      11        7.3         11        3.6
     Non-productive....       1        0.2          1        0.4
                          -----      -----      -----      -----
     Total ............      12        7.5         12        4.0
                          =====      =====      =====      =====
   Exploratory:
     Productive .......    --         --            1        0.3
     Non-productive....    --         --            7        2.1
                          -----      -----      -----      -----
     Total ............    --         --            8        2.4
                          =====      =====      =====      =====

WELL DATA

         At December 31, 1999, the Company had interests in 4,719 (2,235.1 net) producing wells, of which 238 (104.6 net) were classified as primarily oil producing wells and 4,481 (2,130.5 net) were classified as primarily gas producing wells.

VOLUMES, REVENUE, PRICES AND PRODUCTION COSTS

         The following table sets forth certain information regarding the production volumes, revenue, average prices received and average production costs associated with the Company's sale of oil and gas for the periods indicated:

                                                           YEARS ENDED
                                                           DECEMBER 31,             SIX MONTHS ENDED      YEAR ENDED
                                                   ------------------------------     DECEMBER 31,          JUNE 30,
                                                       1999              1998             1997               1997
                                                   ------------      ------------   ---------------      ------------
NET PRODUCTION:
  Oil (MBbl) ................................             4,147             5,976             1,857             2,770
  Gas (MMcf) ................................           108,610            94,421            27,326            62,005
  Gas equivalent (MMcfe) ....................           133,492           130,277            38,468            78,625
OIL AND GAS SALES ($ IN 000'S):
  Oil .......................................      $     66,413      $     75,877      $     34,523      $     57,974
  Gas .......................................           214,032           181,010            61,134           134,946
                                                   ------------      ------------      ------------      ------------

          Total oil and gas sales ...........      $    280,445      $    256,887      $     95,657      $    192,920
                                                   ============      ============      ============      ============
AVERAGE SALES PRICE:
  Oil ($ per Bbl) ...........................      $      16.01      $      12.70      $      18.59      $      20.93
  Gas ($ per Mcf) ...........................      $       1.97      $       1.92      $       2.24      $       2.18
  Gas equivalent ($ per Mcfe) ...............      $       2.10      $       1.97      $       2.49      $       2.45
OIL AND GAS COSTS ($ PER Mcfe):
  Production expenses .......................      $        .35      $        .39      $        .20      $        .14
  Production taxes ..........................      $        .10      $        .06      $        .07      $        .05
  General and administrative ................      $        .10      $        .15      $        .15      $        .11
  Depreciation, depletion and amortization ..      $        .71      $       1.13      $       1.57      $       1.31

         Included in the above table are the results of Canadian operations during 1999 and 1998. The average sales price for the Company's Canadian gas production was $1.19 and $1.03 during 1999 and 1998, respectively, and the Canadian production expenses were $0.18 and $0.24 per Mcfe, respectively.


DEVELOPMENT, EXPLORATION AND ACQUISITION EXPENDITURES

         The following table sets forth certain information regarding the costs incurred by the Company in its development, exploration and acquisition activities during the periods indicated:


                                                  YEARS ENDED             SIX MONTHS
                                                  DECEMBER 31,              ENDED           YEAR ENDED
                                         ---------------------------     DECEMBER 31,        JUNE 30,
                                           1999              1998             1997            1997
                                         ----------       ----------     ------------      ----------
                                                                ($ IN THOUSANDS)
Development and leasehold costs ...      $  126,865       $  176,610       $  144,283      $  324,989
Exploration costs .................          23,693           68,672           40,534         136,473
Acquisition costs .................          52,093          740,280           39,245            --
Sales of oil and gas properties ...         (45,635)         (15,712)            --              --
Capitalized internal costs ........           2,710            5,262            2,435           3,905
                                         ----------       ----------       ----------      ----------
          Total ...................      $  159,726       $  975,112       $  226,497      $  465,367
                                         ==========       ==========       ==========      ==========

ACREAGE

         The following table sets forth as of December 31, 1999 the gross and net acres of both developed and undeveloped oil and gas leases which the Company holds. "Gross" acres are the total number of acres in which the Company owns a working interest. "Net" acres refer to gross acres multiplied by the Company's fractional working interest. Acreage numbers are stated in thousands and do not include options for additional leasehold held by the Company, but not yet exercised.

                                                                            TOTAL DEVELOPED
                                  DEVELOPED            UNDEVELOPED          AND UNDEVELOPED
                               ----------------      ----------------      ----------------
                               GROSS       NET       GROSS       NET       GROSS       NET
                               -----      -----      -----      -----      -----      -----
Mid-Continent ...........      1,439        563        848        306      2,287        869
Gulf Coast ..............        230        156        766        666        996        822
Canada ..................        100         50        641        305        741        355
Other areas .............         40         21        639        421        679        442
                               -----      -----      -----      -----      -----      -----
          Total .........      1,809        790      2,894      1,698      4,703      2,488
                               =====      =====      =====      =====      =====      =====


MARKETING

         The Company's oil production is sold under market sensitive or spot price contracts. The Company's natural gas production is sold to purchasers under varying percentage-of-proceeds and percentage-of-index contracts or by direct marketing to end users or aggregators. By the terms of the percentage-of-proceeds contracts, the Company receives a percentage of the resale price received by the purchaser for sales of residue gas and natural gas liquids recovered after gathering and processing the Company's gas. The residue gas and natural gas liquids sold by these purchasers are sold primarily based on spot market prices. The revenue received by the Company from the sale of natural gas liquids is included in natural gas sales. During 1999, only sales to Aquila Southwest

Pipeline Corporation of $31.5 million accounted for more than 10% of the Company's total oil and gas sales. Management believes that the loss of this customer would not have a material adverse effect on the Company's results of operations or its financial position.

         Sales to individual customers constituting 10% or more of total oil and gas sales were as follows from July 1, 1996 to December 31, 1999:

                                                                                                             PERCENT OF
   YEAR ENDED DECEMBER 31,                                                        AMOUNT               OIL AND GAS SALES
----------------------------------------------------------                   ----------------          -----------------
                                                                             ($ IN THOUSANDS)
   1999           Aquila Southwest Pipeline Corporation                          $   31,505                          11%

   1998           Koch Oil Company                                               $   30,564                          12%
                  Aquila Southwest Pipeline Corporation                              28,946                          11


   SIX MONTHS ENDED DECEMBER 31,
----------------------------------------------------------
   1997           Aquila Southwest Pipeline Corporation                          $   20,138                          21%
                  Koch Oil Company                                                   18,594                          19
                  GPM Gas Corporation                                                12,610                          13


   FISCAL YEAR ENDED JUNE 30,
----------------------------------------------------------
     1997         Aquila Southwest Pipeline Corporation                          $   53,885                          28%
                  Koch Oil Company                                                   29,580                          15
                  GPM Gas Corporation                                                27,682                          14


         Management believes that the loss of any of the above customers would not have a material impact on the Company's results of operations or its financial position.

         Chesapeake Energy Marketing, Inc. ("CEMI"), a wholly-owned subsidiary, provides oil and natural gas marketing services, including commodity price structuring, contract administration and nomination services for the Company, its partners and other oil and natural gas producers in certain geographical areas in which the Company is active.

HEDGING ACTIVITIES

         Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production and to manage fixed interest rate exposure. See "Quantitative and Qualitative Disclosures About Market Risk."

REGULATION

General

         Numerous departments and agencies, federal, state and local, issue rules and regulations binding on the oil and gas industry, some of which carry substantial penalties for failure to comply. The regulatory burden on the oil and gas industry increases the Company's cost of doing business and, consequently, affects its profitability.

Exploration and Production

         The Company's operations are subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used or obtained in connection with operations. The Company's operations are also subject to various conservation regulations. These include the regulation of the size of drilling and spacing units and the density of wells which may be drilled and the unitization or pooling of oil and gas properties. In this regard, some states (such as Oklahoma) allow the forced pooling or integration of tracts to facilitate exploration while other states (such as Texas) rely on voluntary pooling of lands and leases. In areas where pooling is voluntary, it may be more difficult to form units and, therefore, more difficult to develop a prospect if the operator owns less than 100% of the leasehold. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the ratability of production. The effect of these regulations is to limit the amount of oil and gas the Company can produce from its wells and to limit the number of wells or the locations at which the Company can drill. The extent of any impact on the Company of such restrictions cannot be predicted.

Environmental and Occupational Regulation

         General. The Company's activities are subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. It is anticipated that, absent the occurrence of an extraordinary event, compliance with existing federal, state and local laws, rules and regulations concerning the protection of the environment and human health will not have a material effect upon the operations, capital expenditures, earnings or the competitive position of the Company. The Company cannot predict what effect additional regulation or legislation, enforcement policies thereunder and claims for damages for injuries to property, employees, other persons and the environment resulting from the Company's operations could have on its activities.

         Activities of the Company with respect to the exploration, development and production of oil and natural gas are subject to stringent environmental regulation by state and federal authorities including the United States Environmental Protection Agency ("EPA"). Such regulation has increased the cost of planning, designing, drilling, operating and in some instances, abandoning wells. In most instances, the regulatory requirements relate to the handling and disposal of drilling and production waste products and waste created by water and air pollution control procedures. Although the Company believes that compliance with environmental regulations will not have a material adverse effect on operations or earnings, risks of substantial costs and liabilities are inherent in oil and gas operations, and there can be no assurance that significant costs and liabilities, including criminal penalties, will not be incurred. Moreover, it is possible that other developments, such as stricter environmental laws and regulations, and claims for damages for injuries to property or persons resulting from the Company's operations could result in substantial costs and liabilities.

         Waste Disposal. The Company currently owns or leases, and has in the past owned or leased, numerous properties that for many years have been used for the exploration and production of oil and gas. Although the Company has utilized operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties owned or leased by the Company or on or under other locations where such wastes have been taken for disposal. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes was not under the Company's control. State and federal laws applicable to oil and natural gas wastes and properties have gradually become more strict. Under such laws, the Company could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators) or property contamination (including groundwater contamination) or to perform remedial plugging operations to prevent future contamination.

         The Company generates wastes, including hazardous wastes, that are subject to the federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes. The EPA and various state agencies have limited the disposal options for certain hazardous and nonhazardous wastes and are considering the adoption of stricter disposal standards for nonhazardous wastes. Furthermore, certain wastes generated by the Company's oil and natural gas operations that are currently exempt from treatment as hazardous wastes may in the future be designated as hazardous wastes, and therefore be subject to considerably more rigorous and costly operating and disposal requirements.

         Superfund. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release of a "hazardous substance" into the environment. These persons include the owner and operator of a site and persons that disposed of or arranged for the disposal of the hazardous substances found at a site. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover from responsible classes of persons the costs of such action. In the course of its operations, the Company may have generated and may generate wastes that fall within CERCLA's definition of "hazardous substances". The Company may also be or have been an owner of sites on which "hazardous substances" have been released. The Company may be responsible under CERCLA for all or part of the costs to clean up sites at which such wastes have been released. To date, however, neither the Company nor, to its knowledge, its predecessors or successors have been named a potentially responsible party under CERCLA or similar state superfund laws affecting property owned or leased by the Company.

         Air Emissions. The operations of the Company are subject to local, state and federal regulations for the control of emissions of air pollution. Legal and regulatory requirements in this area are increasing, and there can be no assurance that significant costs and liabilities will not be incurred in the future as a result of new regulatory developments. In particular, regulations promulgated under the Clean Air Act Amendments of 1990 may impose additional compliance requirements that could affect the Company's operations. However, it is impossible to predict accurately the effect, if any, of the Clean Air Act Amendments on the Company at this time. The Company may in the future be subject to civil or administrative enforcement actions for failure to comply strictly with air regulations or permits. These enforcement actions are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require the Company to forego construction or operation of certain air emission sources.

         OSHA. The Company is subject to the requirements of the federal Occupational Safety and Health Act ("OSHA") and comparable state statutes. The OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and similar state statutes require the Company to organize information about hazardous materials used, released or produced in its operations. Certain of this information must be provided to employees, state and local governmental authorities and local citizens. The Company is also subject to the requirements and reporting set forth in OSHA workplace standards. The Company provides safety training and personal protective equipment to its employees.

         OPA and Clean Water Act. Federal regulations require certain owners or operators of facilities that store or otherwise handle oil, such as the Company, to prepare and implement spill prevention control plans, countermeasure plans and facilities response plans relating to the possible discharge of oil into surface waters. The Oil Pollution Act of 1990 ("OPA") amends certain provisions of the federal Water Pollution Control Act of 1972, commonly referred to as the Clean Water Act ("CWA"), and other statutes as they pertain to the prevention of and response to oil spills into navigable waters. The OPA subjects owners of facilities to strict joint and several liability for all containment and cleanup costs and certain other damages arising from a spill, including, but not limited to, the costs of responding to a release of oil to surface waters. The CWA provides penalties for any discharges of petroleum product in reportable quantities and imposes substantial liability for the costs of removing a spill. State laws for the control of water pollution also provide varying civil and criminal penalties and liabilities in the case of releases of petroleum or its derivatives into surface waters or into the ground. Regulations are currently being developed under OPA and state laws concerning oil pollution prevention and other matters that may impose additional regulatory burdens on the Company. In addition, the CWA and analogous state laws require permits to be obtained to authorize discharges into surface waters or to construct facilities in wetland areas. With respect to certain of its operations, the Company is required to maintain such permits or meet general permit requirements. The EPA has adopted regulations concerning discharges of storm water runoff. This program requires covered facilities to obtain individual permits, participate in a group permit or seek coverage under an EPA general permit. The Company believes that with respect to existing properties it has obtained, or is included under, such permits and with respect to future operations it will be able to obtain, or be included under, such permits, where necessary. Compliance with such permits is not expected to have a material effect on the Company.

         NORM. Oil and gas exploration and production activities have been identified as generators of concentrations of low-level naturally-occurring radioactive materials ("NORM"). NORM regulations have recently been adopted in several states. The Company is unable to estimate the effect of these regulations, although based upon the Company's preliminary analysis to date, the Company does not believe that its compliance with such regulations will have a material adverse effect on its operations or financial condition.

         Safe Drinking Water Act. The Company's operations involve the disposal of produced saltwater and other nonhazardous oilfield wastes by reinjection into the subsurface. Under the Safe Drinking Water Act ("SDWA"), oil and gas operators, such as the Company, must obtain a permit for the construction and operation of underground Class II injection wells. To protect against contamination of drinking water, periodic mechanical integrity tests are often required to be performed by the well operator. The Company has obtained such permits for the Class II wells it operates. The Company also has disposed of wastes in facilities other than those owned by the Company which are commercial Class II injection wells.

         Toxic Substances Control Act. The Toxic Substances Control Act ("TSCA") was enacted to control the adverse effects of newly manufactured and existing chemical substances. Under the TSCA, the EPA has issued specific rules and regulations governing the use, labeling, maintenance, removal from service and disposal of PCB items, such as transformers and capacitors used by oil and gas companies. The Company may own such PCB items but does not believe compliance with TSCA has had or will have a material adverse effect on the Company's operations or financial condition.

TITLE TO PROPERTIES

         Title to properties is subject to royalty, overriding royalty, carried, net profits, working and other similar interests and contractual arrangements customary in the oil and gas industry, to liens for current taxes not yet due and to other encumbrances. As is customary in the industry in the case of undeveloped properties, only cursory investigation of record title is made at the time of acquisition. Drilling title opinions are usually prepared before commencement of drilling operations. From time to time, the Company's title to oil and gas properties is challenged through legal proceedings. The Company is routinely involved in litigation involving title to certain of its oil and gas properties, some of which management believes could be adverse to the Company, individually or in the aggregate.

OPERATING HAZARDS AND INSURANCE

         The oil and gas business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. The Company's horizontal and deep drilling activities involve greater risk of mechanical problems than vertical and shallow drilling operations.

         The Company maintains a $50 million oil and gas lease operator policy that insures the Company against certain sudden and accidental risks associated with drilling, completing and operating its wells. There can be no assurance that this insurance will be adequate to cover any losses or exposure to liability. The Company also carries comprehensive general liability policies and a $75 million umbrella policy. The Company and its subsidiaries carry workers' compensation insurance in all states in which they operate and a $75 million employment practice liability policy. While the Company believes these policies are customary in the industry, they do not provide complete coverage against all operating risks.

EMPLOYEES

         The Company had 427 full-time employees as of June 30, 2000. No employees are represented by organized labor unions. The Company considers its employee relations to be good.

FACILITIES

         The Company owns an office building complex in Oklahoma City totaling approximately 86,500 square feet and nine acres of land that comprise its headquarters' offices. The Company also owns field offices in Lindsay and Waynoka, Oklahoma and Garden City, Kansas. The Company leases office space in Oklahoma City and Weatherford, Oklahoma; Fritch and Navasota, Texas; and Dickinson, North Dakota. The Company also has leased office space in College Station, Texas; Wichita, Kansas; and Calgary, Alberta, Canada, which has been sub-leased.

LEGAL PROCEEDINGS

         The Company is subject to ordinary routine litigation incidental to its business. In addition, the following matters are pending or were recently terminated:

Securities Litigation

         On March 3, 2000, the U.S. District Court for the Western District of Oklahoma dismissed a consolidated class action complaint styled In re Chesapeake Energy Corporation Securities Litigation. The complaint, which consolidated twelve purported class action suits filed in August and September 1997, alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by the Company and certain of its officers and directors. The action was brought on behalf of purchasers of the Company's common stock and common stock options between January 25, 1996 and June 27, 1997. The complaint alleged that the defendants made material misrepresentations and failed to disclose material facts about the Company's exploration and drilling activities in the Louisiana Trend. The Court ruled that Chesapeake had disclosed the precise risks of its Louisiana Trend activities. Plaintiffs have filed a motion to amend their consolidated complaint but no appeal has been filed.

Bayard Drilling Technologies, Inc.

         On July 30, 1998, the plaintiffs in Yuan, et al. v. Bayard, et al. filed an amended class action complaint in the U.S. District Court for the Western District of Oklahoma alleging violations of Sections 11 and 12 of the Securities Act of 1933 and Section 408 of the Oklahoma Securities Act by the Company and others. The action, originally filed in February 1998, was brought purportedly on behalf of investors who purchased Bayard common stock in, or traceable to, Bayard's initial public offering in November 1997. The defendants include officers and directors of Bayard who signed the registration statement, selling shareholders (including the Company) and underwriters of the offering. Total proceeds of the offering were $254 million, of which the Company received net proceeds of $90 million.

         Plaintiffs allege that the Company, which owned 30.1% of Bayard's outstanding common stock prior to the offering, was a controlling person of Bayard. Plaintiffs also allege that the Company had established an interlocking financial relationship with Bayard and was a customer of Bayard's drilling services under allegedly below-market terms. Plaintiffs assert that the Bayard prospectus contained material omissions and misstatements relating to (i) the Company's financial "problems" and their impact on Bayard's operating results,
(ii) increased costs associated with Bayard's growth strategy, (iii) undisclosed pending related-party transactions between Bayard and third parties other than the Company, (iv) Bayard's planned use of offering proceeds and (v) Bayard's capital expenditures and liquidity. The alleged defective disclosures are claimed to have resulted in a decline in Bayard's share price following the public offering. Plaintiffs seek a determination that the suit is a proper class action and damages in an unspecified amount or rescission, together with interest and costs of litigation, including attorneys' fees.

         On August 24, 1999, the District Court entered an order granting in part and denying in part defendants' motion to dismiss the action. The court dismissed plaintiffs' claims against the Company under Section 15 of the Securities Act of 1933 alleging that Chesapeake was a "controlling person" of Bayard. The Court denied that portion of defendants' motion seeking dismissal of plaintiffs' claims under Sections 11 and 12(a)(2) of the Securities Act of 1933 and Section 408 of the Oklahoma Securities Act. Of these, only the Section 11 claim and the Section 408 claim are asserted against the Company. The court has also entered an order setting September 15, 2000 as the cutoff for merits discovery, November 1, 2000 for the filing of any dispositive motions and February 1, 2001 as the trial date.

         The Company believes that it has meritorious defenses to these claims and intends to defend this action vigorously. No estimate of loss or range of estimate of loss, if any, can be made at this time. Bayard, which was acquired by Nabors Industries, Inc. in April 1999, has been reimbursing the Company for its costs of defense as incurred.

Patent Litigation

         In Union Pacific Resources Company v. Chesapeake, et al., filed in October 1996 in the U.S. District Court for the Northern District of Texas, Fort Worth Division, UPRC asserted that the Company had infringed UPRC's patent covering a "geosteering" method utilized in drilling horizontal wells. Following a trial to the court in June 1999, the court ruled on September 21, 1999 that the patent was invalid. Because the patent was declared invalid, the court held that the Company could not have infringed the patent, dismissed all of UPRC's claims with prejudice and assessed court costs against UPRC. The court concluded that the UPRC patent was invalid for failure to definitively describe the patented method in the patent claims and for failure to provide sufficient disclosure in the patent to enable one of ordinary skill in the art to practice the patented method. Appeals of the judgment by both the Company and UPRC are pending in the Federal Circuit Court of Appeals. Management is unable to predict the outcome of these appeals but believes the invalidity of the patent will be upheld on appeal. The Company has appealed the trial court's ruling denying the Company's request for attorneys' fees.

West Panhandle Field Cessation Cases

         A subsidiary of the Company, Chesapeake Panhandle Limited Partnership ("CP") (f/k/a MC Panhandle, Inc.), and two subsidiaries of Kinder Morgan, Inc. are defendants in 13 lawsuits filed between June 1997 and January 1999 by royalty owners seeking the cancellation of oil and gas leases in the West Panhandle Field in Texas. MC Panhandle, Inc., which the Company acquired in April 1998, has owned the leases since January 1, 1997. The co-defendants are prior lessees.

         Plaintiffs claim the leases terminated upon the cessation of production for various periods primarily during the 1960s. In addition, plaintiffs seek to recover conversion damages, exemplary damages, attorneys' fees and interest. Defendants assert that any cessation of production was excused and have pled affirmative defenses of limitations, waiver, temporary estoppel, laches and title by adverse possession. Four of the 13 cases have been tried; no trial dates have been set for the other cases.

         Following are the cases pending or tried in the District Court of Moore County, Texas, 69th Judicial District:

         Lois Law, et al. v. NGPL, et al., No. 97-70, filed December 22, 1997, jury trial in June 1999, verdict for Company and co-defendants. The jury found plaintiffs' claims were barred by adverse possession, laches and revivor. On January 19, 2000, the court granted plaintiffs' motion for judgment notwithstanding verdict and entered judgment in favor of plaintiffs. In addition to quieting title to the lease (including existing gas wells and all attached equipment) in plaintiffs, the court awarded actual damages against CP in the amount of $716,400 and exemplary damages in the amount of $25,000. The court further awarded, jointly and severally from all defendants, $160,000 in attorneys' fees and interest and court costs. CP and the other defendants have appealed and posted supersedeas bonds.

         Joseph H. Pool, et al. v. NGPL, et al., No. 98-30, first filed December 17, 1997, refiled May 11, 1998, jury trial in June 1999, verdict for Company and co-defendants. The jury found plaintiffs' claims were barred by laches and adverse possession. On September 28, 1999, the court granted plaintiffs' motion for judgment notwithstanding verdict and entered judgment in favor of plaintiffs. In addition to quieting title to the lease (including existing gas wells and all attached equipment) in plaintiffs, the court awarded actual damages as of June 28, 1999 of $545,000 from CP and $235,000 jointly and severally from the other two defendants. The court further awarded, jointly and severally from all defendants, $77,500 of attorneys' fees in the event of an appeal, $1,900 of sanctions, interest and court costs. CP and the other two defendants filed an appeal of the judgment in the Court of Appeals for the Seventh District of Texas in Amarillo on October 12, 1999, and they have each posted a supersedeas bond.

         Joseph H. Pool, et al. v. NGPL, et al., No. 98-36, first filed February 2, 1998, refiled May 20, 1998, jury trial in July 1999, verdict for plaintiffs. The jury found that the defendants were bad-faith trespassers and produced gas from the leases as a result of fraud. On September 28, 1999, the court entered final judgment for plaintiffs terminating the lease, quieting title to the lease (including existing gas wells and all attached equipment) in plaintiffs as of June 1, 1999 and awarding actual damages of $1.5 million, attorneys' fees of $97,500 in the event of an appeal, interest and court costs. CP's liability for this award is joint and several with the other two defendants. The court also awarded exemplary damages of $1.2 million against each of CP and the other two defendants. CP and the other two defendants filed an appeal of the judgment in the Court of Appeals for the Seventh District of Texas in Amarillo on October 12, 1999, and they have each posted a supersedeas bond.

         A. C. Smith, et al. v. NGPL, et al., No. 98-47, first filed January 26, 1998, refiled May 29, 1998. On June 18, 1999, the court granted plaintiffs' motion for summary judgment in part, finding that the lease had terminated due to the cessation of production, subject to the defendants' affirmative defenses.

         Joseph H. Pool, et al. v. NGPL, et al., No. 98-35, first filed February 2, 1998, refiled May 20, 1998. On December 3, 1999, the Court entered a partial summary judgment finding the lease had terminated and that defendants' affirmative defenses all failed as a matter of law except with respect to the defense of revivor against certain of the plaintiffs. CP and the other defendants filed a motion to reconsider on December 22, 1999.

         Joseph H. Pool, et al. v. NGPL, et al., No. 98-49, first filed March 10, 1998, refiled May 29, 1998.

         Joseph H. Pool, et al. v. NGPL, et al., No. 98-50, first filed March 18, 1998, refiled May 29, 1998.

         Joseph H. Pool, et al. v. NGPL, et al., No. 98-51, first filed December 2, 1997, refiled May 29, 1998.

         Joseph H. Pool, et al. v. NGPL, et al., No. 98-48, first filed February 2, 1998, refiled May 29, 1998.

         Joseph H. Pool, et al. v. NGPL, et al., No. 98-70, first filed March 23, 1998, refiled October 22, 1998.

         The Pool cases listed above were first filed in the U.S. District Court, Northern District of Texas, Amarillo Division. Other related cases pending are the following:

         Phillip Thompson, et al. v. NGPL, et al, U.S. District Court, Northern District of Texas, Amarillo Division, Nos. 2:98-CV-012 and 2:98-CV-106, filed January 8, 1998 and March 18, 1998, respectively (actions consolidated), jury trial in May 1999, verdict for Company and co-defendants. The jury found plaintiffs' claims were barred by the payment of shut-in royalties, laches, and revivor. Plaintiffs have filed a motion for a new trial.

         Craig Fuller, et al. v. NGPL, et al., District Court of Carson County, Texas, 100th Judicial District, No. 8456, filed June 23, 1997, cross motions for summary judgment pending.

         Pace v. NGPL et al., U.S. District Court, Northern District of Texas, Amarillo Division, filed January 29, 1999. Defendants' motion for summary judgment pending.

         Ralph W. Coon, et al. v. MC Panhandle, Inc., et al., U.S. District Court, Eastern District of Texas, Lufkin Division, No. 2:98-CV-63, filed March 27, 1998. All lease termination claims have been withdrawn. Only royalty payment issues remain. A jury trial is set to commence August 21, 2000.

         The Company has previously established an accrued liability that management believes will be sufficient to cover the estimated costs of litigation for each of these cases. Because of the inconsistent verdicts reached by the juries in the four cases tried to date and because the amount of damages sought is not specified in all of the other cases, the outcome of the remaining trials and the amount of damages that might ultimately be awarded could differ from management's estimates. Management believes, however, that the leases are valid, there is no basis for exemplary damages and that any findings of fraud or bad faith will be overturned on appeal. CP and the other defendants intend to vigorously defend against the plaintiffs' claims.

                                   MANAGEMENT

INFORMATION REGARDING DIRECTORS

         Aubrey K. McClendon, age 40, has served as Chairman of the Board, Chief Executive Officer and a director since co-founding the Company in 1989. From 1982 to 1989, Mr. McClendon was an independent producer of oil and gas in affiliation with Tom L. Ward, the Company's President and Chief Operating Officer. Mr. McClendon is a member of the Board of Visitors of the Fuqua School of Business at Duke University. Mr. McClendon is a 1981 graduate of Duke University.

         Tom L. Ward, age 40, has served as President, Chief Operating Officer and a director of the Company since co-founding the Company in 1989. From 1982 to 1989, Mr. Ward was an independent producer of oil and gas in affiliation with Aubrey K. McClendon, the Company's Chairman and Chief Executive Officer. Mr. Ward is a member of the Board of Trustees of Anderson University in Anderson, Indiana. Mr. Ward graduated from the University of Oklahoma in 1981.

         Breene M. Kerr, age 71, has been a director of the Company since 1993. He is President of Brookside Company, Easton, Maryland. In 1969, Mr. Kerr founded Kerr Consolidated, Inc., which was sold in 1996. In 1969, Mr. Kerr co-founded the Resource Analysis and Management Group and remained its senior partner until 1982. From 1967 to 1969, he was Vice President of Kerr-McGee Chemical Corporation. From 1951 through 1967, Mr. Kerr worked for Kerr-McGee Corporation as a geologist and land manager. Mr. Kerr has served as chairman of the Investment Committee for the Massachusetts Institute of Technology and is a life member of the Corporation (Board of Trustees) of that university. He served as a director of Kerr-McGee Corporation from 1957 to 1981. Mr. Kerr currently is a trustee of the Brookings Institution in Washington, D.C., and has been an associate director since 1987 of Aven Gas & Oil, Inc., an oil and gas property management company located in Oklahoma City. Mr. Kerr graduated from the Massachusetts Institute of Technology in 1951.

         Edgar F. Heizer, Jr., age 70, has been a director of the Company since 1993. From 1985 to the present, Mr. Heizer has been a private venture capitalist. He founded Heizer Corporation, a publicly traded business development company, in 1969 and served as Chairman and Chief Executive Officer from 1969 until 1986, when Heizer Corporation was reorganized into a number of public and private companies. Mr. Heizer was Assistant Treasurer of the Allstate Insurance Company from 1962 to 1969 in charge of Allstate's venture capital operations. He was employed by Booz, Allen and Hamilton from 1958 to 1962, Kidder, Peabody & Co. from 1956 to 1958, and Arthur Andersen & Co. from 1954 to 1956. He serves on the advisory board of the Kellogg School of Management at Northwestern University. Mr. Heizer is a director of Material Science Corporation, a New York Stock Exchange listed company in Elk Grove, Illinois, and several private companies. Mr. Heizer graduated from Northwestern University in 1951 and from Yale University Law School in 1954.

         Frederick B. Whittemore, age 69, has been a director of the Company since 1993. Mr. Whittemore has been an advisory director of Morgan Stanley Dean Witter & Co. since 1989 and was a managing director or partner of the predecessor firms of Morgan Stanley Dean Witter & Co. from 1967 to 1989. He was Vice-Chairman of the American Stock Exchange from 1982 to 1984. Mr. Whittemore is a director of Partner Reinsurance Company, Bermuda; Maxcor Financial Group Inc., New York; SunLife of New York, New York; KOS Pharmaceuticals, Inc., Miami, Florida; and Southern Pacific Petroleum, Australia, NL. Mr. Whittemore graduated from Dartmouth College in 1953 and from the Amos Tuck School of Business Administration in 1954.

         Shannon T. Self, age 43, has been a director of the Company since 1993. He is a shareholder in the law firm of Self, Giddens & Lees, Inc., a professional corporation, in Oklahoma City, which he co-founded in 1991. Mr. Self was an associate and shareholder in the law firm of Hastie and Kirschner, Oklahoma City, from 1984 to 1991 and was employed by Arthur Young & Co. from 1979 to 1980. Mr. Self is a member of the Visiting Committee of Northwestern University School of Law and for part of 1999 was a director of The Rock Island Group, a private computer firm in Oklahoma City. Mr. Self is a Certified Public Accountant. He graduated from the University of Oklahoma in 1979 and from Northwestern University Law School in 1984.

INFORMATION REGARDING OFFICERS

Executive Officers

         In addition to Messrs. McClendon and Ward, the following are also executive officers of the Company.

         Marcus C. Rowland, age 47, was appointed Executive Vice President in March 1998 and has been the Company's Chief Financial Officer since 1993. He served as Senior Vice President from September 1997 to March 1998 and as Vice President - Finance from 1993 until 1997. From 1990 until his association with the Company, Mr. Rowland was Chief Operating Officer of Anglo-Suisse, L.P. assigned to the White Nights Russian Enterprise, a joint venture of Anglo-Suisse, L.P. and Phibro Energy Corporation, a major foreign operation which was granted the right to engage in oil and gas operations in Russia. Prior to his association with White Nights Russian Enterprise, Mr. Rowland owned and managed his own oil and gas company and prior to that was Chief Financial Officer of a private exploration company in Oklahoma City from 1981 to 1985. Mr. Rowland is a Certified Public Accountant. Mr. Rowland graduated from Wichita State University in 1975.

         Steven C. Dixon, age 41, has been Senior Vice President - Operations since 1995 and served as Vice President - Exploration from 1991 to 1995. Mr. Dixon was a self-employed geological consultant in Wichita, Kansas from 1983 through 1990. He was employed by Beren Corporation in Wichita, Kansas from 1980 to 1983 as a geologist. Mr. Dixon graduated from the University of Kansas in 1980.

         J. Mark Lester, age 47, has been Senior Vice President - Exploration since 1995 and served as Vice President - Exploration from 1989 to 1995. From 1986 to 1989, Mr. Lester was self-employed and acted as a consultant to Messrs. McClendon and Ward. He was employed by various independent oil companies in Oklahoma City from 1980 to 1986, and was employed by Union Oil Company of California from 1977 to 1980 as a geophysicist. Mr. Lester graduated from Purdue University in 1975 and in 1977.

         Henry J. Hood, age 40, was appointed Senior Vice President - Land and Legal in 1997 and served as Vice President - Land and Legal from 1995 to 1997. Mr. Hood was retained as a consultant to the Company during the two years prior to his joining the Company, and he was associated with the law firm of White, Coffey, Galt & Fite from 1992 to 1995. Mr. Hood was associated with or a partner of the law firm of Watson & McKenzie from 1987 to 1992. Mr. Hood is a member of the Oklahoma and Texas Bar Associations. Mr. Hood graduated from Duke University in 1982 and from the University of Oklahoma College of Law in 1985.

         Martha A. Burger, age 47, has served as Treasurer since 1995, as Senior Vice President - Human Resources since March 2000 and as Secretary since November 1999. She was the Company's Vice President - Human Resources from 1998 until March 2000 and Human Resources Manager from 1996 to 1998. From 1994 to 1995, she served in various accounting positions with the Company including Assistant Controller - Operations. From 1989 to 1993, Ms. Burger was employed by Hadson Corporation as Assistant Treasurer and from 1993 to 1994 served as Vice President and Controller of Hadson Corporation. Prior to joining Hadson Corporation, Ms. Burger was employed by The Phoenix Resource Companies, Inc. as Assistant Treasurer and by Arthur Andersen & Co. Ms. Burger is a Certified Public Accountant and graduated from the University of Central Oklahoma in 1982 and from Oklahoma City University in 1992.

         Michael A. Johnson, age 35, has served as Senior Vice President - Accounting since March 2000. He served as Vice President of Accounting and Financial Reporting from March 1998 to March 2000 and as Assistant Controller to the Company from 1993 to 1998. From 1991 to 1993 Mr. Johnson served as Project Manager for Phibro Energy Production, Inc., a Russian joint venture. From 1987 to 1991 he served as audit manager for Arthur Andersen & Co. Mr. Johnson is a Certified Public Accountant and graduated from the University of Texas at Austin in 1987.

Other Officers

         Thomas L. Winton, age 53, has served as Senior Vice President - Information Technology and Chief Information Officer since July 1998. From 1985 until his association with the Company, Mr. Winton served as the Director, Information Services Department, at Union Pacific Resources Company. Prior to that period Mr. Winton held the positions of Regional Manager - Information Services from 1984 until 1985 and Manager - Technical Applications Planning and Development from 1980 until 1984 with UPRC. Mr. Winton also served as an analyst and supervisor in the Operations Research Division, Conoco Inc., from 1973 until 1980. Mr. Winton graduated from Oklahoma Christian University in 1969, Creighton University in 1973 and the University of Houston in 1980. Mr. Winton also completed the Tuck Executive Program, Amos Tuck School of Business, Dartmouth College in 1987.

         Douglas J. Jacobson, age 46, has served as Senior Vice President - Acquisitions & Divestitures since August 1999. Prior to joining Chesapeake, Mr. Jacobson was employed by Samson Investment Company from 1980 until August 1999, where he served as Senior Vice President - Project Development and Marketing from 1996 until 1999. Mr. Jacobson has served on various Oklahoma legislative commissions intended to address issues in the oil and gas industry, including the Commission of Oil and Gas Production Practices and the Natural Gas Policy Commission. Mr. Jacobson is a Certified Public Accountant and graduated from John Brown University in 1976 and from the University of Arkansas in 1977.

         Thomas S. Price, Jr., age 48, has served as Senior Vice President - Corporate Development since March 2000, as Vice President - Corporate Development since 1992 and was a consultant to the Company during the prior two years. He was employed by Kerr-McGee Corporation, Oklahoma City, from 1988 to 1990 and by Flag-Redfern Oil Company from 1984 to 1988. Mr. Price is Vice Chairman of the Mid-Continent Oil and Gas Association and a member of the Petroleum Investor Relations Association and the National Investor Relations Institute. Mr. Price graduated from the University of Central Oklahoma in 1983, from the University of Oklahoma in 1989 and from the American Graduate School of International Management in 1992.

         James C. Johnson, age 42, was appointed President of Chesapeake Energy Marketing, Inc., a wholly-owned subsidiary of Chesapeake Energy Corporation, in January 2000. He served as Vice President - Contract Administration for the Company from 1997 to January 2000 and as Manager - Contract Administration from 1996 to 1997. From 1980 to 1996, Mr. Johnson held various gas marketing and land positions with Enogex, Inc., Delhi Gas Pipeline Corporation, TXO Production Corp. and Gulf Oil Corporation. Mr. Johnson is a member of the Natural Gas Association of Oklahoma and graduated from the University of Oklahoma in 1980.

         Stephen W. Miller, age 43, has served as Vice President - Operations since 1996 and served as District Manager - College Station District from 1994 to 1996. Mr. Miller held various engineering positions in the oil and gas industry from 1980 to 1993. Mr. Miller is a registered Professional Engineer in Texas, is a member of the Society of Petroleum Engineers and graduated from Texas A & M University in 1980.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

           In 1997 the Company changed its fiscal year end to December 31 from June 30. The following table sets forth for the fiscal years ended December 31, 1999 and 1998, the transition period for the six months ended December 31, 1997 and the fiscal year ended June 30, 1997 the compensation earned in each period by (i) the Company's chief executive officer, and (ii) the four other most highly compensated executive officers:


                                            ANNUAL COMPENSATION
                           -----------------------------------------------------
                                                                                     SECURITIES
                                                                                     UNDERLYING
                                                                      OTHER             OPTION          ALL
NAME AND PRINCIPAL           PERIOD                                  ANNUAL           AWARDS (#        OTHER
POSITION                     ENDING      SALARY       BONUS      COMPENSATION(a)   OF SHARES)(b)   COMPENSATION(c)
------------------         ---------  -----------  -----------   ---------------     -----------  ----------------
Aubrey K. McClendon
 Chairman of the Board
  and Chief Executive
  Officer                  12/31/99    $ 350,000     $300,000       $  137,029          500,000        $ 19,500
                           12/31/98    $ 350,000     $325,000       $  115,429        1,505,808(d)     $ 10,000
                           12/31/97    $ 150,000     $200,000       $   92,625          457,800(d)     $     --
                            6/30/97    $ 250,000     $310,000       $   76,950          463,000(d)     $ 11,050

Tom L. Ward
  President and Chief
  Operating Officer        12/31/99    $ 350,000     $300,000       $  113,331          500,000        $ 20,000
                           12/31/98    $ 350,000     $325,000       $  115,977        1,505,808(d)     $ 10,000
                           12/31/97    $ 150,000     $200,000       $   93,026          457,800(d)     $     --
                            6/30/97    $ 250,000     $310,000       $   77,908          463,000(d)     $ 13,700

Marcus C. Rowland
 Executive Vice
 President and Chief
 Financial Officer         12/31/99    $ 262,500     $110,000       $   41,428          125,000        $  6,000
                           12/31/98    $ 250,000     $175,000          (e)              397,476(d)     $ 10,000
                           12/31/97    $ 112,500     $100,000          (e)              131,600(d)     $     --
                            6/30/97    $ 185,000     $155,000          (e)               36,000(d)     $  9,500

Steven C. Dixon
  Senior Vice President
  - Operations             12/31/99    $ 190,000     $ 55,000          (e)               40,000        $ 11,500
                           12/31/98    $ 190,000     $110,000          (e)              206,120(d)     $ 10,000
                           12/31/97    $  87,500     $ 50,000          (e)               92,000(d)     $     --
                            6/30/97    $ 145,000     $105,000          (e)               30,000(d)     $ 11,500

J. Mark Lester
  Senior Vice President
  - Exploration            12/31/99    $ 177,500     $ 55,000          (e)               40,000        $ 11,980
                           12/31/98    $ 175,000     $100,000          (e)              153,691(d)     $ 10,000
                           12/31/97    $  80,000     $ 40,000          (e)               69,700(d)     $  2,660
                            6/30/97    $ 132,500     $ 70,000          (e)               19,500(d)     $ 10,400

----------

(a) Represents the cost of personal benefits provided by the Company, including for fiscal year 1999 personal accounting support ($65,175 for Messrs. McClendon and Ward), personal vehicle ($18,000 for Messrs. McClendon and Ward and $12,000 for Mr. Rowland), travel allowance ($50,000 for Mr. McClendon, $25,904 for Mr. Ward and $25,000 for Mr. Rowland) and country club membership dues ($3,854 for Mr. McClendon, $4,252 for Mr. Ward and $4,428 for Mr. Rowland).

(b) No awards of restricted stock or payments under long-term incentive plans were made by the Company to any of the named executives in any period covered by the table.

(c) Represents Company matching contributions to the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan.

(d) Includes both (i) option grants which were canceled and (ii) replacement options which were granted at 60% of the original number of options granted.

(e) Other annual compensation did not exceed the lesser of $50,000 ($25,000 for the transition period) or 10% of the executive officer's salary and bonus during the period.

STOCK OPTIONS GRANTED DURING 1999

         The following table sets forth information concerning options to purchase common stock granted during 1999 to the executive officers named in the Summary Compensation Table. Amounts represent stock options granted under the Company's 1994 and 1999 stock option plans and include both incentive and non-qualified stock options. One-fourth of each option grant becomes exercisable on each of the first four grant date anniversaries. The exercise price of each option represents the market price of the common stock on the date of grant.



                                                       INDIVIDUAL GRANTS
                                 -------------------------------------------------------------
                                                                                                         POTENTIAL REALIZABLE
                                                  PERCENT OF                                               VALUE AT ASSUMED
                                 NUMBER OF       TOTAL OPTIONS                                           ANNUAL RATE OF STOCK
                                 SECURITIES       GRANTED TO                                              PRICE APPRECIATION
                                 UNDERLYING      EMPLOYEES IN        EXERCISE                             FOR OPTION TERM(a)
                                  OPTIONS         YEAR ENDED        PRICE PER        EXPIRATION      ----------------------------
NAME                              GRANTED          12/31/99           SHARE            DATE              5%               10%
-----------------------          ----------      -------------      ---------       -----------      ----------        ----------
Aubrey K. McClendon                500,000             17.9%        $    0.94           3/5/09        $ 295,580        $ 749,059

Tom L. Ward                        500,000             17.9%        $    0.94           3/5/09        $ 295,580        $ 749,059

Marcus C. Rowland                  125,000              4.5%        $    0.94           3/5/09        $  73,895        $ 187,265

Steven C. Dixon                     40,000              1.4%        $    0.94           3/5/09        $  23,646        $  59,925

J. Mark Lester                      40,000              1.4%        $    0.94           3/5/09        $  23,646        $  59,925

----------

(a) The assumed annual rates of stock price appreciation of 5% and 10% are set by the Securities and Exchange Commission and are not intended as a forecast of possible future appreciation in stock prices.

AGGREGATED OPTION EXERCISES IN 1999 AND DECEMBER 31, 1999 OPTION VALUES

         The following table sets forth information about options exercised by the named executive officers during 1999 and the unexercised options to purchase common stock held by them at December 31, 1999.



                                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                 SHARES                           UNDERLYING UNEXERCISED               IN-THE-MONEY
                                ACQUIRED                           OPTIONS AT 12/31/99            OPTIONS AT 12/31/99(a)
                                   ON             VALUE        ----------------------------    ----------------------------
       NAME                     EXERCISE       REALIZED(b)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------            ----------      -----------     -----------    -------------    -----------    -------------
Aubrey K. McClendon                    --      $       --         722,953       1,629,355      $  585,434      $2,131,694

Tom L. Ward                       315,000      $  329,544         722,953       1,629,355      $  585,434      $2,131,694

Marcus C. Rowland                 139,871      $  305,642              --         423,105      $       --      $  552,631

Steven C. Dixon                        --      $       --         416,434         194,586      $  504,871      $  250,833

J. Mark Lester                         --      $       --         115,827         155,264      $  151,094      $  201,680

----------

(a) At December 31, 1999, the closing price of the common stock on the New York Stock Exchange was $2.38. "In-the-money options" are stock options with respect to which the market value of the underlying shares of common stock exceeded the exercise price at December 31, 1999. The values shown were determined by subtracting the aggregate exercise price of such options from the aggregate market value of the underlying shares of common stock on December 31, 1999.

(b) Represents amounts determined by subtracting the aggregate exercise price of such options from the aggregate market value of the underlying shares of common stock on the exercise date.

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with Messrs. McClendon and Ward, each of which provides, among other things, for an annual base salary of not less than $350,000, bonuses at the discretion of the Board of Directors, eligibility for stock options and benefits, including an automobile and travel allowance, club membership and personal accounting support. Each agreement has a term of five years commencing July 1, 1998, which term is automatically extended for one additional year on each June 30 unless one of the parties provides 30 days prior notice of non-extension. In addition, for each calendar year during which the employment agreements are in effect, Messrs. McClendon and Ward each agree to hold shares of the Company's common stock having an aggregate investment value equal to 500% of his annual base salary and bonus.

         Under the employment agreements, Messrs. McClendon and Ward are permitted to participate in all of the wells spudded by or on behalf of the Company during each calendar quarter. In order to participate, at least 30 days prior to the beginning of a calendar quarter the executive must notify the disinterested members of the Compensation Committee whether the executive elects to participate and, if so, the percentage working interest the executive will take in each well spudded by or on behalf of the Company during such quarter. The participation election by Messrs. McClendon or Ward may not exceed a 2.5% working interest in a well and is not effective for any well where the Company's working interest after elections by Messrs. McClendon and Ward to participate would be reduced to below 12.5%. Once an executive elects to participate, the percentage cannot be adjusted during the calendar quarter without the prior written consent of the disinterested directors, and no such adjustment has ever been requested or granted. For each well in which the executive participates, the Company bills to the executive an amount equal to the executive's participation percentage multiplied by the costs of drilling and operating incurred in drilling the well, together with leasehold costs in an amount determined by the Company to approximate what third parties pay for similar leasehold in the area of the well. Payment is due within 150 days for invoices received prior to June 30, 2000 and within 90 days for invoices received subsequent to such date. The executive also receives a proportionate share of revenue from the well less certain charges by the Company for marketing the production. As a result of marketing arrangements with other participants in the Company's wells to correct the timing of the receipt of revenues, the Company has advanced to the executives an amount equal to two months production on each of the wells based on a six-month trailing average of production revenue. As a result of fluctuations in the price and volume of oil and natural gas from the wells, such advance now exceeds two months production. The Company and the executives have agreed that such amount will bear interest, and have also agreed to a payment schedule to reduce such advance to equal one month's production by December 31, 2000. In the event an executive is not in compliance with the foregoing payment obligations, the right to participate in the Company's wells automatically is suspended until the executive is in compliance.

         Messrs. McClendon and Ward have agreed that they will not engage in oil and gas operations individually except pursuant to the aforementioned participation in Company wells and as a result of subsequent operations on properties owned by them or their affiliates as of July 1, 1995. Messrs. McClendon and Ward participated in all wells drilled by the Company from its initial public offering in February 1993 through December 1998 with either a 1.0%, 1.25% or 1.5% working interest. Messrs. McClendon and Ward did not participate in the Company's wells during 1999 or the first quarter of 2000. However, both resumed participation in the Company's wells on April 1, 2000.

         The Company has a similar employment agreement with Mr. Rowland that is in effect through July 31, 2000. It provides for an annual base salary of not less than $250,000. The Company and Mr. Rowland have agreed to modify the terms of Mr. Rowland's employment agreement effective August 1, 2000. The modifications include a two-year contract term, which can be terminated by either party and provides for a minimum annual base salary of $110,000. Additionally, effective August 1, 2000, Mr. Rowland will reduce his work schedule and his title will become Chief Financial Officer and Senior Vice President - Finance. Mr. Rowland's employment agreement requires him to hold shares of the Company's common stock having an aggregate investment value (as defined) equal to 100% of his annual base salary and bonus; under his new employment agreement, this requirement will not change. Mr. Rowland has been permitted under his employment agreement to participate in the Company's oil and gas drilling operations, although he has not done so since 1997. He will no longer have the option to participate in the Company's wells, after July 31, 2000.

         The Company also has employment agreements with Messrs. Dixon and Lester. These agreements have a term of three years from July 1, 2000, with minimum annual base salaries of $205,000. The agreements require each of them to acquire and continue to hold at least 1,000 shares of the Company's common stock throughout the term of their contract.

         The Company may terminate any of the employment agreements with its executive officers at any time without cause; however, upon such termination Messrs. McClendon and Ward are entitled to continue to receive salary and benefits for the balance of the contract term. Upon termination of Mr. Rowland's existing employment agreement by the Company, he would be entitled to receive salary and benefits for the balance of the contract term. The employment agreement that becomes effective August 1, 2000 will provide for three months compensation and benefits if terminated without cause by the Company. Messrs. Dixon and Lester are entitled to three months compensation and benefits if their employment is terminated without cause. Each of the employment agreements for Messrs. McClendon, Ward, Rowland, Dixon and Lester further state that if, during the term of the agreement, there is a change of control and (a) within one year the agreement expires and is not extended, (b) within one year the executive officer resigns as a result of (i) a reduction in the executive officer's compensation, or (ii) a required relocation more than 25 miles from the executive officer's then current place of employment or (c) within two years from the effective date of the change of control (one year for Messrs. Dixon and Lester) the executive officer is terminated other than for cause, death or incapacity, then the executive officer will be entitled to a severance payment in an amount equal to 60 months of base compensation (as that term is defined in the agreements) for Messrs. McClendon and Ward and 6 months for Messrs. Dixon and Lester and 36 months for Mr. Rowland. Change of control is defined in these agreements to include (x) an event which results in a person acquiring beneficial ownership of securities having 35% or more (51% for Messrs. Dixon and Lester) of the voting power of the Company's outstanding voting securities, or
(y) within two years of a tender offer or exchange offer for the voting stock of the Company or as a result of a merger, consolidation, sale of assets or contested election, a majority of the members of the Company's Board of Directors is replaced by directors who were not nominated and approved by the Board of Directors. Mr. Rowland's employment agreement, which will become effective August 1, 2000, does not provide for benefits payable upon a change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is composed of Messrs. Heizer and Whittemore. Messrs. McClendon and Ward served on the Compensation Committee until September 1999. Mr. McClendon is Chairman of the Board and Chief Executive Officer of the Company and Mr. Ward is the Company's President and Chief Operating Officer. Messrs. McClendon and Ward administer the Company's 1992 stock option plans. The 1992 Incentive Stock Option Plan was terminated in December 1994 except with respect to the administration of outstanding options. The only options issued under the 1992 NSO Plan during the year ended December 31, 1999 were those to the Company's non-employee directors pursuant to a formula award provision. See "-Directors' Compensation." Messrs. McClendon and Ward also serve on committees which administer the Company's other stock option plans with respect to employee participants who are not executive officers. Messrs. Heizer and Whittemore serve on committees which administer these plans with respect to employee participants who are executive officers. Messrs. McClendon and Ward participate as working interest owners in the Company's oil and gas wells pursuant to the terms of their employment agreements with the Company. See "-Employment Agreements." Accounts receivable from Messrs. McClendon and Ward are generated by joint interest billings relating to such participation and as a result of miscellaneous expenses paid on their behalf by the Company. A subsidiary of the Company extended loans of $5.0 million each to Messrs. McClendon and Ward in 1998 which were paid in full in late 1999. See "Certain Transactions."

DIRECTORS' COMPENSATION

         During 1999, directors who were not employees of the Company ("non-employee directors") received cash compensation of $25,000, comprised of an annual retainer of $5,000, payable in quarterly installments of $1,250, and $5,000 for each meeting of the Board attended, not to exceed $20,000 per year for Board meetings attended. Directors are reimbursed for travel and other expenses. Officers who also serve as directors do not receive fees for serving as directors. Under a formula award provision in the 1992 NSO Plan, non-employee directors were granted ten-year non-qualified options to purchase 6,250 shares of common stock at an exercise price equal to the market price on the first business day of each quarter of 1999 and the first quarter of 2000. Commencing with the second quarter in 2000, the quarterly option grant to non-employee directors increased to 7,500 shares. The options are immediately exercisable upon grant.

                              CERTAIN TRANSACTIONS

         Legal Counsel. Shannon T. Self, a director of the Company, is a shareholder in the law firm of Self, Giddens & Lees, Inc., which provides legal services to the Company. During 1997, 1998 and 1999, the firm billed the Company approximately $414,314, $493,000 and $398,000, respectively for such legal services.

         Oil and Gas Operations. Prior to 1989, Messrs. McClendon and Ward and their affiliates, as independent oil producers, acquired various leasehold and working interests. In 1989, Chesapeake Operating, Inc. ("COI"), a wholly-owned subsidiary of the Company, was formed to drill and operate wells in which Messrs. McClendon and Ward or their affiliates owned working interests. COI entered into joint operating agreements with Messrs. McClendon and Ward and other working interest owners and billed each for their respective shares of expenses and fees. COI continues to operate wells in which directors, executive officers and related parties own working interests. In addition, directors, executive officers and related parties have in the past acquired working interests directly and indirectly from the Company and participated in wells drilled by COI. The Company's non-employee directors have not acquired from the Company interests in any new wells drilled by the Company since their election as directors in 1993 and have no present intention to acquire from the Company interests in any new wells of the Company.

         The table below presents information about drilling, completion, equipping and operating costs billed to the persons named in 1997, 1998 and 1999, the largest amount owed by them during those periods and the balances owed by them at December 31, 1999, 1998, 1997 and 1996. No interest is charged on amounts owing for such costs. The amounts for all other directors and executive officers who are joint working interest owners in Company wells were insignificant.


                                                               AUBREY K.        TOM L.        MARCUS C.
                                                               MCCLENDON         WARD          ROWLAND
                                                               ---------       --------       ---------
                                                                              (in 000's)
Amount billed in 1999 .................................        $  1,421        $  1,366        $     68
Largest outstanding balance  in 1999 (month end) ......        $  1,503        $  1,718        $     29
Balance at December 31, 1999 ..........................        $  1,426        $    868        $     16
Amount billed in 1998 .................................        $  3,950        $  3,902        $    106
Largest outstanding balance in 1998 (month end) .......        $  2,581        $  3,291        $     62
Balance at December 31, 1998 ..........................        $  1,541        $  1,444        $     18
Amount billed in 1997 .................................        $  6,784        $  6,759        $    142
Largest outstanding balance in 1997 (month end) .......        $  4,745        $  4,190        $     60
Balance at December 31, 1997 ..........................        $     68        $  2,203        $     36
Balance at December 31, 1996 ..........................        $  1,224        $  1,272        $     35

         The amounts advanced to the executive officers during 1998 and 1999 to correct the timing of the receipt of oil and gas revenues on the wells in which the executive officers participated, including accrued interest, equaled $984,000 and $959,208, respectively for Mr. McClendon, $958,000 and $932,223, respectively for Mr. Ward and $29,060 and $25,000, respectively for Mr. Rowland. The amount of these advances in excess of revenue received by the Company and not disbursed bears interest at 9.125%.

         Loans to Executives. In June 1998, the Company extended loans of $5.0 million each to Messrs. McClendon and Ward to pay a portion of the margin debt incurred by them in connection with their purchase of 730,750 shares each of Company common stock in the open market in February 1997 at an approximate average price of $20.24 per share. Each loan initially had a maturity date of December 31, 1998, which was extended to December 31, 1999. In each case the terms of the loan and the documentation evidencing the loan were negotiated by a committee of independent directors in conjunction with separate legal counsel. Interest accrued on each of the loans at an annual rate of 9.125% and was payable quarterly. Each of the loans was secured by collateral with an indicated fair market value greater than 150% of the unpaid principal balance of the loan. In November 1999, the borrowers repaid the loans in full by surrendering shares of the Company's common stock having a market value equal to the respective amounts owed (principal amount of $3,847,000 for Mr. McClendon and $3,688,000 for Mr. Ward).

         Purchase of Oil and Gas Assets from Executive. In January 2000, the Company purchased Mr. Rowland's interests in the oil and gas wells in which he participated pursuant to his employment agreement. The purchase price for the oil and gas assets was $465,000 and was determined using a methodology similar to that used for similar acquisitions of assets from disinterested third parties. See "Executive Compensation - Employment Agreements."

         Miscellaneous. From time to time, the Company has paid various expenses incurred on behalf of Messrs. McClendon and Ward and their affiliates, creating accounts receivable of the Company. During 1997, 1998 and 1999 additions to accounts receivable (excluding joint interest billings, which are described above) from Messrs. McClendon and Ward and their affiliates were insignificant.

                               SECURITY OWNERSHIP

         The table below sets forth (i) the name and address of each person known by management to own beneficially more than 5% of the Company's outstanding common stock, the number of shares beneficially owned by each such shareholder and the percentage of outstanding shares owned, and (ii) the number and percentage of outstanding shares of common stock beneficially owned by each of the Company's directors and executive officers listed in the Summary Compensation Table in "Executive Compensation" and by all directors and executive officers of the Company as a group. Unless otherwise noted, information is given as of June 30, 2000 and the persons named below have sole voting and/or investment power with respect to such shares.


                                                                                 COMMON STOCK
                                                --------------------------------------------------------------------------
                                                OUTSTANDING              OPTION                TOTAL            PERCENT OF
            BENEFICIAL OWNER                      SHARES                SHARES(a)            OWNERSHIP            CLASS
----------------------------------------        -----------           ------------           ----------         ----------
Tom L. Ward(1)(2) ......................        10,384,551(b)(c)           847,953           11,232,504             8.0%
  6100 North Western Avenue
  Oklahoma City, OK 73118

Aubrey K. McClendon(1)(2) ..............         8,899,671(c)(d)           847,953            9,747,624             7.0%
  6100 North Western Avenue
  Oklahoma City, OK 73118

Franklin Advisers, Inc. ................        10,491,300                      --           10,491,300             7.5%
  777 Mariners Island Boulevard
  San Mateo, CA 94404

Loomis, Sayles & Company, L.P. .........                --               7,130,204(e)         7,130,204(e)          5.1%
  One Financial Center
  Boston, MA 02111

Edgar F. Heizer, Jr.(1) ................           709,650                 406,000            1,115,650              (3)

Breene M. Kerr(1) ......................           423,250(f)              182,500(g)           605,750              (3)

Shannon T. Self(1) .....................            31,458(h)              420,666              452,124              (3)

Frederick B. Whittemore(1) .............           481,800(i)            1,185,250(g)         1,667,050             1.2%

Steven C. Dixon(2) .....................            13,716(c)              411,434              425,150              (3)

J. Mark Lester(2) ......................            37,845(c)               93,827              131,672              (3)

Marcus C. Rowland(2) ...................            32,548(c)                   --               32,548              (3)

All directors and executive officers
  as a group ...........................        21,061,813               3,597,701           24,659,514            17.2%

----------

(1)  Director

(2)  Executive officer

(3)  Less than 1%

(a) Represents shares of common stock which can be acquired on June 30, 2000 or 60 days thereafter through the exercise of options or conversion of the Company's convertible preferred stock.

(b) Includes 1,646,860 shares held by TLW Investments, Inc., an Oklahoma corporation of which Mr. Ward is sole shareholder and chief executive officer; 1,098,600 shares held by the Aubrey K. McClendon Children's Trust of which Mr. Ward is Trustee; and 21,435 shares held by Mr. Ward's immediate family sharing the same household. Excluded are the shares of common stock beneficially owned by Mr. McClendon which may be attributed to Mr. Ward based on a jointly filed Schedule 13D. Mr. Ward disclaims such ownership.

(c) Includes shares purchased on behalf of the executive officer in the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan (Tom
     L. Ward, 34,042 shares; Aubrey K. McClendon, 81,123 shares; Steven C. Dixon, 13,716 shares; J. Mark Lester, 13,345 shares; and Marcus C. Rowland, 16,403 shares).

(d) Includes 58,560 shares held by Chesapeake Investments, an Oklahoma limited partnership of which Mr. McClendon is sole general partner. Excluded are the shares beneficially owned by Mr. Ward which may be attributed to Mr. McClendon based on a jointly filed Schedule 13D. Mr. McClendon disclaims such ownership.

(e) Represents shares of the Company's preferred stock which is convertible into 7,130,204 shares of the Company's common stock based upon Schedule 13G filed February 1, 2000. Excludes any shares that might be issuable with respect to accrued and unpaid dividends.

(f) Includes 250,000 shares held by Talbot Fairfield II Limited Partnership, of which Mr. Kerr is a general partner.

(g) Includes options to purchase shares of the Company's common stock owned by Messrs. Ward and McClendon issued to Messrs. Kerr, and Whittemore (Breene
     M. Kerr, 93,750 shares from Aubrey K. McClendon; Frederick B. Whittemore, 394,688 shares from Aubrey K. McClendon and 355,312 shares from Tom L.
     Ward).

(h) Consists of 12,382 shares held by Pearson Street Limited Partnership, an Oklahoma limited partnership of which Mr. Self is sole general partner and the remaining partner is Mr. Self's spouse.

(i) Includes 41,750 shares held by Mr. Whittemore as trustee of the Whittemore Foundation.

                              SELLING SHAREHOLDERS

         The following table sets forth the name of each of the selling shareholders, the number of shares and percentage of common stock beneficially owned by each selling shareholder before the offering, the number of shares of common stock offered pursuant to this prospectus, and the number of shares of common stock beneficially owned by each selling shareholder after the offering.

                                                          SHARES, BENEFICIALLY
                                                          OWNED BEFORE OFFERING                               NUMBER OF SHARES
                                                      ------------------------------      NUMBER OF SHARES   BENEFICIALLY OWNED
NAME OF SELLING SHAREHOLDER (1)                          NUMBER            PERCENT          BEING OFFERED      AFTER OFFERING
---------------------------------------------         ------------       -----------       ---------------   ------------------
Appaloosa Investment Limited Partnership I(2)          1,940,963            1.39%              1,940,963               --
Palomino Fund Ltd.(2)                                  2,172,708            1.56%              2,172,708               --
Tersk LLC(2)                                             322,259               *                 322,259               --
Oppenheimer Strategic Income Fund(3)                   2,803,956(4)         1.99%              1,752,337        1,051,619(4)
Oppenheimer Champion Income Fund(3)                    1,413,609(5)         1.01%                833,429          580,180(5)
Oppenheimer Variable Account Funds
  f/a/o Oppenheimer Strategic Bond Fund(3)               170,004(6)            *                  26,119          143,885(6)
Oppenheimer High Yield Fund(3)                         2,132,216(7)         1.52%              1,412,792          719,424(7)
Atlas Strategic Income Fund(3)                            11,872               *                  11,872               --
Ingalls & Snyder Value Partners, L.P.(8)                 412,868               *                 412,868               --
Heritage Mark Foundation(8)                               94,978               *                  94,978               --
Arthur R. Ablin(8)                                        13,772               *                  13,772               --
John Hancock High Yield Bond Fund                        473,938               *                 473,938               --
John Hancock Variable Annuity High Yield Bond Fund           950               *                     950               --

----------
 *   Indicates less than 1%

(1) The term selling shareholders also includes their respective donees, pledgees, transferees and other successors in interest. The information in the table is as of July 7, 2000.

(2) Appaloosa Management L.P. is the general partner of Appaloosa Investment Limited Partnership I, investment advisor of Palomino Fund Ltd., and the managing member of Tersk LLC. The general partner of Appaloosa Management is Appaloosa Partners Inc. David Tepper is the sole stockholder and President of Appaloosa Partners and owns a majority of the limited partnership interests of Appaloosa Management. Such persons may be deemed to be beneficial owners.

(3) Each entity is a registered investment company. Oppenheimer Funds, Inc. acts as the investment advisor for the Oppenheimer funds and as sub-advisor for Atlas Strategic Income Fund, and has investment discretion on behalf of these accounts. Therefore it may be deemed to be a beneficial owner of such securities but disclaims beneficial ownership.

(4) Includes 1,051,619 shares of common stock issuable upon conversion of 146,175 shares of 7% convertible preferred stock.

(5) Includes 550,180 shares of common stock issuable upon conversion of 76,475 shares of 7% convertible preferred stock.

(6) Includes 143,885 shares of common stock issuable upon conversion of 20,000 shares of 7% convertible preferred stock.

(7) Includes 719,424 shares of common stock issuable upon conversion of 100,000 shares of 7% convertible preferred stock.

(8) Ingalls & Snyder LLC shares dispositive powers with respect to these shares.


         None of the selling shareholders listed above has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates.

         Because the selling shareholders may offer all or some portion of the above shares pursuant to this prospectus or otherwise, no estimate can be given as to the amount or percentage of such securities that will be held by the selling shareholders upon termination of any such sale. In addition, the selling shareholders identified above may have sold, transferred or otherwise disposed of all or a portion of such securities since the date indicated in transactions exempt from the registration requirements of the Securities Act. The selling shareholders may sell all, part or none of the shares listed above.

                        DESCRIPTION OF THE CAPITAL STOCK

    The summary of the terms of the capital stock of the Company set forth below does not purport to be complete and is qualified by reference to the Company's Certificate of Incorporation and its Bylaws. Copies of the Company's Certificate of Incorporation and Bylaws are available from the Company upon request. The authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, of which 1,557,037 shares are designated the 7% Cumulative Convertible Preferred Stock and 250,000 shares are designated the Series A Junior Participating Preferred Stock ("Series A Preferred Stock"). As of June 30, 2000, the issued and outstanding capital stock of the Company consisted of 139,490,896 shares of common stock and 1,557,037 shares of 7% Cumulative Convertible Preferred Stock. No shares of Series A Preferred Stock are currently outstanding. Also, an additional 16,836,298 shares of common stock were reserved for issuance upon the exercise of outstanding options granted under the Company's stock option plans.

COMMON STOCK

    The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available for dividends. In the event of a liquidation or dissolution of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

         Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

         The 7% Cumulative Convertible Preferred Stock is described below under "7% Cumulative Convertible Preferred Stock." The Series A Preferred Stock is described below under "- Anti-Takeover Provisions - Share Rights Plan."

         The Company has 8,192,963 shares of authorized preferred stock which are undesignated. The Board of Directors is authorized, subject to any limitations prescribed by law, without further shareholder approval, to issue shares of preferred stock from time to time in one or more new series as from time to time designated. Each such series of preferred stock would have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as determined by the Board of Directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences and conversion rights.

         While providing desirable flexibility in connection with possible acquisitions and other corporate purposes, and eliminating delays associated with a shareholder vote on specific issuances, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company.

7% Cumulative Convertible Preferred Stock

         The Certificate of Designation for the 7% Cumulative Convertible Preferred Stock (the "Preferred Stock") authorizes the issuance of 1,557,037 shares of Preferred Stock, all of which are issued and outstanding. The Preferred Stock is, and any common stock issued upon the conversion or exchange of Preferred Stock will be, fully paid and nonassessable.

         Ranking. The Preferred Stock, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, ranks:

o senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after April 22,1998, the issue date of the Preferred Stock (the "Issue Date"), by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company;

o subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by the Company established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company; and

o subject to certain conditions, junior to each class of capital stock or series of preferred stock issued by the Company established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company.

         Dividends. Holders of the Preferred Stock are entitled to receive cumulative annual cash dividends of $3.50 per share, payable quarterly in arrears out of assets legally available for dividends, on February 1, May 1, August 1 and November 1 of each year commencing August 1, 1998, when, as and if declared by the Board of Directors. Dividends will accumulate and be cumulative (whether or not declared) from the Issue Date. Dividends will be payable to holders of record as they appear on the Company's stock register on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends payable on the Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the Preferred Stock for any period less than a full dividend period (based upon the number of days elapsed during the period) will be computed on the basis of a 360-day year consisting of twelve 30-day months. No dividends or other distributions (other than a dividend or distribution payable solely in stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation and cash in lieu of fractional shares) may be declared, made or paid or set apart for payment upon the common stock or upon any other stock of the Company ranking junior to or pari passu with the Preferred Stock as to dividends, nor may any common stock or any other stock of the Company ranking junior to or pari passu with the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation) unless full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Holders of shares of the Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments which may be in arrears.

         The Company's ability to declare and pay cash dividends and make other distributions with respect to its capital stock, including the Preferred Stock, is limited by provisions contained in various financing agreements. Similarly, the Company's ability to declare and pay dividends may be limited by applicable Oklahoma law. See "Risk Factors - Existing Debt Covenants Restrict Our Operations."

         Liquidation Preference. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of the Preferred Stock will be entitled to receive and to be paid out of the Company's assets available for distribution to its shareholders, before any payment or distribution is made to holders of common stock or any other class or series of stock of the Company ranking junior to the Preferred Stock upon liquidation, a liquidation preference in the amount of $50 per share of the Preferred Stock, plus accrued and unpaid dividends thereon. If upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, the amounts payable with respect to the liquidation preference of the Preferred Stock and any other shares of stock of the Company ranking as to any such distribution pari passu with the Preferred Stock are not paid in full, the holders of the Preferred Stock and of such other shares will share pro rata in proportion to the full distributable amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Preferred Stock will have no right or claim to any of the remaining assets of the Company. Neither the sale of all or substantially all of the property or business of the Company (other than in connection with the winding up of its business), nor the merger or consolidation of the Company into or with any other corporation, will be deemed to be dissolution, liquidation or winding up, voluntary or involuntary, of the Company.

         Optional Redemption. The Preferred Stock may not be redeemed prior to May 1, 2001. After May 1, 2001, the Company may redeem the Preferred Stock for prices as set forth in the Certificate of Designation ($52.45 per share during the first year).

         From and after the applicable redemption date (unless the Company is in default of payment of the redemption price), dividends on the shares of the Preferred Stock to be redeemed on such redemption date will cease to accrue, the shares will no longer be deemed to be outstanding, and all rights of the holders of the shares as shareholders of the Company (except the right to receive the redemption price) will cease.

         If any dividends on the Preferred Stock are in arrears, no shares of the Preferred Stock will be redeemed unless all outstanding shares of the Preferred Stock are simultaneously redeemed.

         Voting Rights. The holders of the Preferred Stock have no voting rights except as set forth below or as otherwise required by law from time to time. If the dividends payable on the Preferred Stock are in arrears for six quarterly periods, the holders of the Preferred Stock voting separately as a class with the shares of any other preferred stock or preference securities having similar voting rights will be entitled at the next regular or special meeting of shareholders of the Company to elect two directors of the Company (such voting rights and the terms of the directors so elected to continue until such time as the dividend arrearage on the Preferred Stock has been paid in full). The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Stock will be required for the issuance of any class or series of stock (or security convertible into stock) of the Company ranking pari passu or senior to the Preferred Stock as to dividends, liquidation rights or voting rights and for amendments to the Company's Certificate of Incorporation that would affect adversely the rights of holders of the Preferred Stock, including, without limitation, any increase in the authorized number of shares of preferred stock. In all such cases, each share of Preferred Stock shall be entitled to one vote.

         Conversion Rights. The Preferred Stock is convertible at any time at the option of the holder thereof into such number of whole shares of common stock as is equal to the aggregate liquidation preference, plus accrued and unpaid dividends thereon to the date the shares of Preferred Stock are surrendered for conversion, divided by an initial conversion price of $6.95, subject to adjustment as described in the Certificate of Designation (such price or adjusted price being referred to as the "Conversion Price"). A share of Preferred Stock called for redemption will be convertible into shares of common stock up to and including but not after, unless the Company defaults in the payment of the amount payable upon redemption, the close of business on the date fixed for redemption.

         Change of Control. Notwithstanding the foregoing, upon a Change of Control (as defined in the Certificate of Designation), holders of Preferred Stock will, in the event that the Market Value at such time is less than the Conversion Price, have a one-time option to convert all of their outstanding shares of Preferred Stock into shares of common stock at an adjusted Conversion Price equal to the greater of (i) the Market Value as of the Change of Control Date and (ii) $3.66, which is 66 2/3% of the Market Value for the period ended April 16, 1998. Such option will be exercisable during a period of not less than 30 days nor more than 60 days commencing on the third business day after notice of the Change of Control is given by the Company in the manner specified. In lieu of issuing the shares of common stock issuable upon conversion in the event of a Change of Control, the Company may, at its option, make a cash payment equal to the Market Value determined for the period ending on the Change of Control Date of such common stock otherwise issuable. "Market Value" is defined in the Certificate of Designation as the average closing price of the common stock for a five consecutive trading day period on the New York Stock Exchange or such other national securities exchange or automated quotation system on which the common stock is then listed or authorized for quotation or, if the common stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the common stock.

ANTI-TAKEOVER PROVISIONS

         The Certificate of Incorporation and Bylaws of the Company and the Oklahoma General Corporation Act (the "OGCA") include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include a classified Board of Directors, authorized blank check preferred stock (described above under - "Preferred Stock"), restrictions on business combinations and the availability of authorized but unissued common stock.

Classified Board of Directors

         The Company's Certificate of Incorporation and Bylaws contain provisions for a staggered Board of Directors with only one-third of the board standing for election each year. Directors can only be removed for cause. A staggered board makes it more difficult for shareholders to change the majority of the directors and instead promotes a continuity of existing management.

Oklahoma Business Combination Statute

         Section 1090.3 of the OGCA prevents an "interested shareholder" from engaging in a "business combination" with an Oklahoma corporation for three years following the date such person became an interested shareholder, unless

o prior to the date such person became an interested shareholder, the Board of Directors of the corporation approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination,

o upon consummation of the transaction that resulted in the interested shareholder's becoming an interested shareholder, the interested shareholder owns stock having at least 85% of all voting power of the corporation at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans, or

o on or subsequent to the date of the transaction in which such person became an interested shareholder, the business combination is approved by the Board of Directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested shareholder.

     The statute defines a "business combination" to include

o any merger or consolidation involving the corporation and an interested shareholder,

o any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of the assets of the corporation,

o subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested shareholder,

o any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series or voting power of the corporation owned by the interested shareholder,

o the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation, or

o any share acquisition by the interested shareholder pursuant to Section 1090.1 of the OGCA. For purposes of Section 1090.3, the term "corporation" also includes the corporation's majority-owned subsidiaries.

In addition, Section 1090.3 defines an "interested shareholder," generally, as any person that owns stock having 15% or more of all voting power of the corporation, any person that is an affiliate or associate of the corporation and owned stock having 15% or more of all voting power of the corporation at any time within the three-year period prior to the time of determination of interested shareholder status, and any affiliate or associate of such person.

Stock Purchase Provisions

         The Certificate of Incorporation includes a provision which requires the affirmative vote of two-thirds of the votes cast by the holders, voting together as a single class, of all then outstanding shares of capital stock, excluding the votes by an interested shareholder, to approve the purchase of any capital stock of the Company from the interested shareholder at a price in excess of fair market value, unless such purchase is either (i) made on the same terms offered to all holders of the same securities or (ii) made on the open market and not the result of a privately negotiated transaction.

Share Rights Plan

         The Rights. On July 7, 1998, the Board of Directors of the Company declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of common stock. The distribution was paid on July 27, 1998 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series A Preferred Stock at a price of $25.00, subject to adjustment.

         The following is a summary of the Rights. The full description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and UMB Bank, N.A., as Rights Agent (the "Rights Agent"). Copies of the Rights Agreement and the Certificate of Designation for the Series A Preferred Stock are available free of charge from the Company. This summary description of the Rights and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Rights Agreement and the Certificate of Designation for the Series A Preferred Stock, including the definitions therein of certain terms.

         Initially, the Rights attached to all certificates representing shares of outstanding Company common stock, and no separate Rights certificates were distributed. The Rights will separate from the common stock and the Distribution Date will occur upon the earlier of

     o 10 days following the date of public announcement that a person or group of persons has become an Acquiring Person, or

     o 10 business days (or such later date as may be determined by action of the Board of Directors prior to the time a person becomes an Acquiring Person) following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer upon consummation of which the offeror would, if successful, become an Acquiring Person (the earlier of such dates being called the "Distribution Date").

     The term "Acquiring Person" means any person who or which, together with all of its affiliates and associates, is the beneficial owner of 15% or more of the outstanding common stock, but does not include:

     o the Company or any subsidiary of the Company or any employee benefit plan of the Company,

     o Aubrey K. McClendon, his spouse, lineal descendants and ascendants, heirs, executors or other legal representatives and any trusts established for the benefit of the foregoing or any other person or entity in which the foregoing persons or entities are at the time of determination the direct record and beneficial owners of all outstanding voting securities (each a "McClendon Shareholder"),

     o Tom L. Ward, his spouse, lineal descendants and ascendants, heirs, executors or other legal representatives and any trusts established for the benefit of the foregoing, or any other person or entity in which the foregoing persons or entities are at the time of determination the direct record and beneficial owners of all outstanding voting securities (each a "Ward Shareholder"),

     o Morgan Guaranty Trust Company of New York, in its capacity as pledgee (the "McClendon/Ward Pledgee") of shares ("Pledged Shares") beneficially owned by a McClendon or Ward Shareholder, or both, under pledge agreement(s) in effect on September 11, 1998, to the extent that upon the exercise by the McClendon/Ward Pledgee of any rights or duties thereunder other than the exercise of any voting power by the McClendon/Ward Pledgee or the acquisition of ownership by the McClendon/Ward Pledgee, such McClendon/Ward Pledgee becomes a beneficial owner of Pledged Shares, or

     o any person (other than a McClendon/Ward Pledgee) that is neither a McClendon nor Ward Shareholder, but who or which is the beneficial owner of common stock beneficially owned by a McClendon or Ward Shareholder (a "Second Tier Shareholder"), but only if the shares of common stock otherwise beneficially owned by such Second Tier Shareholder ("Second Tier Holder Shares") do not exceed the sum of (A) such holder's Second Tier Holder Shares held on September 11, 1998 and
         (B) 1% of the shares of common stock of the Company then outstanding (collectively, "Exempt Persons").

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock certificates issued after the Record Date, upon transfer or new issuance of common stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for common stock, outstanding as of the Record Date, even without such notation or a copy of a summary of the Rights being attached thereto, will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on July 27, 2008 (the "Expiration Date").

         The purchase price payable, and the number of one one-thousandths of a share of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

     o in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock;

     o upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Series A Preferred Stock at a price, or securities convertible into Series A Preferred Stock with a conversion price, less than the then current market price of the Series A Preferred Stock; or

     o upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid or dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-thousandths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in the common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date.

         In the event that following a Stock Acquisition Date (the date of public announcement that an Acquiring Person has become such) the Company is acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right (the "flip-over right").

         In the event that a person (other than an Exempt Person) becomes an Acquiring Person, proper provision will be made so that each holder of a Right (other than the Acquiring Person and its affiliates and associates) will thereafter have the right to receive upon exercise that number of shares of common stock (or, under certain circumstances, cash, other equity securities or property of the Company) having a market value equal to two times the purchase price of the Rights (the "flip-In right"). Upon the occurrence of the foregoing event giving rise to the exercisability of the Rights, any Rights that are or were at any time owned by an Acquiring Person will become void.

         With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. Upon exercise of the Rights, no fractional shares of Series A Preferred Stock will be issued other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred Stock. Cash will be paid in lieu of fractional shares of Series A Preferred Stock that are not integral multiples of one one-hundredth of a share of Series A Preferred Stock.

         At any time prior to the earlier to occur of (i) 5:00 p.m., Oklahoma City, Oklahoma time on the 10th day after the Stock Acquisition Date or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"); provided, that (i) if the Board of Directors authorizes redemption on or after the time a person becomes an Acquiring Person, then such authorization must be by board approval and (ii) the period for redemption may, upon board approval, be extended by amending the Rights Agreement. Board approval means the approval of a majority of the directors of the Company. Immediately upon any redemption of the Rights described in this paragraph, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights at any time and from time to time provided that such amendment does not adversely affect the interests of the holders of the Rights. In addition, during any time that the Rights are subject to redemption, the terms of the Rights may be amended by the approval of a majority of the directors, including an amendment that adversely affects the interests of the holders of the Rights, without the consent of the holders of Rights.

         Until a Right is exercised, a holder will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Series A Preferred Stock (or other consideration).

         The Series A Preferred Stock. Each one-thousandth of a share of the Series A Preferred Stock ("Preferred Share Fraction") that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by the Company.

         Each Preferred Share Fraction will have a minimum preferential quarterly dividend rate of $0.01 per Preferred Share Fraction but will, in any event, be entitled to a dividend equal to the per share dividend declared on the common stock.

         In the event of liquidation, the holder of a Preferred Share Fraction will receive a preferred liquidation payment equal to the greater of $0.01 per Preferred Share Fraction or the per share amount paid in respect of a share of common stock.

         Each Preferred Share Fraction will have one vote, voting together with the common stock. The holders of Preferred Share Fractions, voting as a separate class, will be entitled to elect two directors if dividends on the Series A Preferred Stock are in arrears for six fiscal quarters.

         In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Preferred Share Fraction will be entitled to receive the per share amount paid in respect of each share of common stock.

         The rights of holders of the Series A Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

         Because of the nature of the Series A Preferred Stock's dividend, liquidation and voting rights, the economic value of one Preferred Share Fraction that may be acquired upon the exercise of each Right should approximate the economic value of one share of the common stock.

SHAREHOLDER ACTION

         With respect to any act or action required of or by the holders of the common stock, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at a meeting and entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or actions, except as otherwise provided by law or in the Certificate of Incorporation. The OGCA requires the approval of the holders of a majority of the outstanding stock entitled to vote for certain extraordinary corporate transactions, such as a merger, sale of substantially all assets, dissolution or amendment of the Certificate of Incorporation. The Certificate of Incorporation provides for a vote of the holders of two-thirds of the issued and outstanding stock having voting power, voting as a single class, to amend, repeal or adopt any provision inconsistent with the provisions of the Certificate of Incorporation limiting director liability and stock purchases by the Company, and providing for staggered terms of directors and indemnity for directors. Such vote is also required for shareholders to amend, repeal or adopt any provision of the Bylaws. Pursuant to Oklahoma law, shareholders may take actions without the holding of a meeting by written consent or consents signed by the holders of a sufficient number of shares to approve the transaction had all of the outstanding shares of the capital stock of the Company entitled to vote thereon been present at a meeting. Pursuant to the rules and regulations of the Securities and Exchange Commission, if shareholder action is taken by written consent, the Company will be required to send each shareholder entitled to vote on the matter acted on, but whose consent was not solicited, an information statement containing information substantially similar to that which would have been contained in a proxy statement.

TRANSFER AGENT AND REGISTRAR

         UMB Bank, N.A. is the transfer agent and registrar for the common stock and the preferred stock.

                              PLAN OF DISTRIBUTION

         The sale or distribution of the shares of common stock offered by this prospectus may be effected directly to purchasers by the selling shareholders (including their respective donees, pledgees, transferees or other successors in interest) as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions)

     o on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale or in the over-the-counter market,

     o in transactions otherwise than on such an exchange or service or in the over-the-counter market or

     o through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sale of the shares.

Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholder or by agreement between any selling shareholder and underwriters, brokers, dealers or agents, or purchasers. In connection with sales of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver shares to close out such short positions, or loan or pledge shares to broker-dealers that in turn may sell such shares. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

         If the selling shareholders effect such transactions by selling shares to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of shares for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of shares by them and any discounts, concessions or commission received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. In addition, the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 may apply to sales by the selling shareholders.

         Under the securities laws of certain states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         The Company will pay all of the expenses incident to the registration, offering and sale of the shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company has agreed to indemnify the selling shareholders and any underwriters against certain liabilities, including liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale of any of the shares by the selling shareholders.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. We will make copies of this prospectus, as amended or supplemented, available to the selling shareholders and have informed them of the need for delivery of the prospectus to purchasers at or prior to the time of any sale of their shares.

                                  LEGAL MATTERS

         The legality of the common stock offered hereby has been passed upon for the Company by Winstead Sechrest & Minick P.C., Dallas, Texas.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998, the six months ended December 31, 1997 and the year ended June 30, 1997, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         Certain estimates of oil and gas reserves included in this prospectus were based upon reserve reports, dated December 31, 1999, prepared by Williamson Petroleum Consultants, Inc. and Ryder Scott Company L.P., independent petroleum engineers. Such estimates are included in reliance on the authority of each such firm as experts in such matters.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We have filed a registration statement with the Securities and Exchange Commission relating to the shares of common stock to be offered pursuant to this prospectus. As allowed by the rules of the SEC, this prospectus does not contain all of the information that can be found in the registration statement or in the exhibits to the registration statement. You should read the registration statement and its exhibits for a complete understanding of all of the information included in the registration statement.

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, including exhibits, any reports, statements or other information that we file at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549 or at its regional public reference rooms in New York, New York and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the operations and locations of the public reference rooms. The public filings of the Company are also available from commercial document retrieval services and at the Web site maintained by the SEC at www.sec.gov and at our Web site at www.chkenergy.com. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                                    GLOSSARY

         The terms defined in this section are used throughout this prospectus.

         Bcf.  Billion cubic feet.

         Bcfe.  Billion cubic feet of gas equivalent.

         Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

         Btu. British thermal unit, which is the heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

         Commercial Well; Commercially Productive Well. An oil and gas well which produces oil and gas in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

         Developed Acreage. The number of acres which are allocated or assignable to producing wells or wells capable of production.

         Development Well. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

         Dry Hole; Dry Well. A well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

         Exploratory Well. A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir or to extend a known reservoir.

         Farmout. An assignment of an interest in a drilling location and related acreage conditional upon the drilling of a well on that location.

         Formation. A succession of sedimentary beds that were deposited under the same general geologic conditions.

         Full-Cost Pool. The full-cost pool consists of all costs associated with property acquisition, exploration, and development activities for a company using the full-cost method of accounting. Additionally, any internal costs that can be directly identified with acquisition, exploration and development activities are included. Any costs related to production, general corporate overhead or similar activities are not included.

         Gross Acres or Gross Wells. The total acres or wells, as the case may be, in which a working interest is owned.

         Horizontal Wells. Wells which are drilled at angles greater than 70 from vertical.

         MBbl. One thousand barrels of crude oil or other liquid hydrocarbons.

         MBtu. One thousand Btus.

         Mcf. One thousand cubic feet.

         Mcfe. One thousand cubic feet of gas equivalent.

         MMBbl. One million barrels of crude oil or other liquid hydrocarbons.

         MMBtu. One million Btus.

         MMcf. One million cubic feet.

         MMcfe. One million cubic feet of gas equivalent.

         Net Acres or Net Wells. The sum of the fractional working interest owned in gross acres or gross wells.

         Present Value. When used with respect to oil and gas reserves, present value means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect at the determination date, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

         Productive Well. A well that is producing oil or gas or that is capable of production.

         Proved Developed Reserves. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

         Proved Reserves. The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

         Proved Undeveloped Location. A site on which a development well can be drilled consistent with spacing rules for purposes of recovering proved undeveloped reserves.

         Proved Undeveloped Reserves. Reserves that are expected to be recovered from new wells drilled to known reservoir on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

         Royalty Interest. An interest in an oil and gas property entitling the owner to a share of oil or gas production free of costs of production.

         Tcf. One trillion cubic feet.

         Tcfe. One trillion cubic feet of gas equivalent.

         Undeveloped Acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves.

         Working Interest. The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                         ----
Consolidated Financial Statements:
  Consolidated Balance Sheets at March 31, 2000 (unaudited) and December 31, 1999 ....................    F-2
  Consolidated Statements of Operations for the Three Months Ended March 31, 2000 and 1999
     (unaudited) ....................................................................................     F-3
  Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2000 and 1999
     (unaudited) .....................................................................................    F-4
  Condensed Consolidating Statements of Comprehensive Income (Loss) for the
     Three Months Ended March 31, 2000 and 1999 (unaudited) ..........................................    F-5
  Notes to Consolidated Financial Statements (unaudited) .............................................    F-6
  Report of Independent Accountants for the Years Ended December 31, 1999 and 1998, for the Six Months
     Ended December 31, 1997 and for the Year Ended June 30, 1997 ....................................    F-15
  Consolidated Balance Sheets at December 31, 1999 and 1998 ..........................................    F-16
  Consolidated Statements of Operations for the Years Ended December 31, 1999 and 1998, for the Six
     Months Ended December 31, 1997 and for the Year Ended June 30, 1997 .............................    F-17
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1999 and 1998, for the Six
     Months Ended December 31, 1997 and for the Year Ended June 30, 1997 .............................    F-18
  Consolidated Statements of Stockholders' Equity (Deficit) and Comprehensive Income (Loss) for the
     Years Ended December 31, 1999 and 1998, for the Six Months Ended December 31, 1997 and for
     the Year Ended June 30, 1997 ....................................................................    F-20
  Notes to Consolidated Financial Statements .........................................................    F-21
Financial Statement Schedules:
  Schedule II - Valuation and Qualifying Accounts ....................................................    F-54

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                    MARCH 31,       DECEMBER 31,
                                                                                      2000             1999
                                                                                   -----------      ------------
                                                                                   (UNAUDITED)
                                                                                        ($ IN THOUSANDS)
                                                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ..................................................     $    26,231      $    38,658
  Restricted cash ............................................................           3,073              192
  Accounts receivable:
    Oil and gas sales ........................................................          20,790           17,045
    Oil and gas marketing sales ..............................................          21,814           18,199
    Joint interest and other, net of allowances of $3,249,000
      and $3,218,000, respectively ...........................................          11,976           11,247
    Related parties ..........................................................           3,805            4,574
  Inventory ..................................................................           4,063            4,582
  Other ......................................................................           5,784            3,049
                                                                                   -----------      -----------
         Total Current Assets ................................................          97,536           97,546
                                                                                   -----------      -----------
PROPERTY AND EQUIPMENT:
  Oil and gas properties, at cost based on full-cost accounting:
    Evaluated oil and gas properties .........................................       2,362,596        2,315,348
    Unevaluated properties ...................................................          36,409           40,008
    Less: accumulated depreciation, depletion and amortization ...............      (1,694,927)      (1,670,542)
                                                                                   -----------      -----------
                                                                                       704,078          684,814
  Other property and equipment ...............................................          68,724           67,712
  Less: accumulated depreciation and amortization ............................         (34,325)         (33,429)
                                                                                   -----------      -----------
         Total Property and Equipment ........................................         738,477          719,097
                                                                                   -----------      -----------
OTHER ASSETS .................................................................          29,358           33,890
                                                                                   -----------      -----------
TOTAL ASSETS .................................................................     $   865,371      $   850,533
                                                                                   ===========      ===========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable and current maturities of long-term debt .....................     $       781      $       763
  Accounts payable ...........................................................          22,346           24,822
  Accrued liabilities and other ..............................................          38,260           34,713
  Revenues and royalties due others ..........................................          24,756           27,888
                                                                                   -----------      -----------
         Total Current Liabilities ...........................................          86,143           88,186
                                                                                   -----------      -----------
LONG-TERM DEBT, NET ..........................................................         960,416          964,097
                                                                                   -----------      -----------
REVENUES AND ROYALTIES DUE OTHERS ............................................           8,752            9,310
                                                                                   -----------      -----------
DEFERRED INCOME TAXES ........................................................           6,650            6,484
                                                                                   -----------      -----------
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred Stock, $.01 par value, 10,000,000 shares authorized;
    3,921,400 and 4,596,400 shares of 7% cumulative convertible stock issued and outstanding at March 31, 2000 and December 31,
    1999, respectively, entitled in liquidation (including
    dividends in arrears) to $216.4 million and
    $249.1 million, respectively .............................................         196,070          229,820
  Common Stock, par value of $.01, 250,000,000 shares authorized;
    108,561,616 and 105,858,580 shares issued at March 31, 2000 and
    December 31, 1999, respectively ..........................................           1,086            1,059
  Paid-in capital ............................................................         684,755          682,905
  Accumulated earnings (deficit) .............................................      (1,065,465)      (1,093,929)
  Accumulated other comprehensive income (loss) ..............................            (282)             196
  Less: treasury stock, at cost; 3,806,185 and 10,856,185 common shares at
    March 31, 2000 and December 31, 1999, respectively .......................         (12,754)         (37,595)
                                                                                   -----------      -----------
         Total Stockholders' Equity (Deficit) ................................        (196,590)        (217,544)
                                                                                   -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) .........................     $   865,371      $   850,533
                                                                                   ===========      ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                               ------------------------
                                                                  2000           1999
                                                               ---------      ---------
REVENUES:
 Oil and gas sales .......................................     $  87,293      $  51,806
 Oil and gas marketing sales .............................        27,368         13,871
                                                               ---------      ---------
     Total revenues ......................................       114,661         65,677
                                                               ---------      ---------
OPERATING COSTS:
 Production expenses .....................................        12,545         13,992
 Production taxes ........................................         5,216          1,990
 General and administrative ..............................         3,032          4,024
 Oil and gas marketing expenses ..........................        26,544         13,285
 Oil and gas depreciation, depletion and amortization ....        24,483         23,153
 Depreciation and amortization of other assets ...........         1,866          2,166
                                                               ---------      ---------
     Total operating costs ...............................        73,686         58,610
                                                               ---------      ---------
INCOME FROM OPERATIONS ...................................        40,975          7,067
                                                               ---------      ---------
OTHER INCOME (EXPENSE):
 Interest and other income ...............................         1,192            873
 Interest expense ........................................       (20,864)       (19,890)
                                                               ---------      ---------
     Total other income (expense) ........................       (19,672)       (19,017)
                                                               ---------      ---------
INCOME (LOSS) BEFORE INCOME TAX ..........................        21,303        (11,950)
                                                               ---------      ---------
INCOME TAX EXPENSE:
 Current .................................................            --             --
 Deferred ................................................           101             --
                                                               ---------      ---------
     Total income tax expense ............................           101             --
                                                               ---------      ---------
NET INCOME (LOSS) ........................................        21,202        (11,950)
 Preferred stock dividends ...............................        (4,042)        (4,026)
 Gain on redemption of preferred stock ...................        10,414             --
                                                               ---------      ---------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS .......     $  27,574      $ (15,976)
                                                               =========      =========

EARNINGS (LOSS) PER COMMON SHARE:
 Basic ...................................................     $    0.27      $   (0.17)
                                                               =========      =========
 Assuming Dilution .......................................     $    0.15      $   (0.17)
                                                               =========      =========

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
 SHARES OUTSTANDING:
 Basic ...................................................       101,681         96,710
                                                               =========      =========
 Assuming Dilution .......................................       140,130         96,710
                                                               =========      =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                   ----------------------
                                                                                     2000          1999
                                                                                   --------      --------
                                                                                     ($ IN THOUSANDS)
     CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income (loss) .....................................................     $ 21,202      $(11,950)
       Adjustments to reconcile net income (loss) to net cash provided by operating activities:
        Depreciation, depletion and amortization .............................       25,420        24,550
        Amortization of loan costs ...........................................          909           769
        Amortization of bond discount ........................................           21            21
        (Gain) loss on sale of fixed assets and other ........................          (80)           78
        Equity in losses of equity investees .................................          119            --
        Income tax expense ...................................................          101            --
                                                                                   --------      --------
          Cash provided by operating activities before changes in
             current assets and liabilities ..................................       47,692        13,468
        Changes in current assets and liabilities ............................       (9,477)       12,830
                                                                                   --------      --------
          Cash provided by operating activities ..............................       38,215        26,298
                                                                                   --------      --------

     CASH FLOWS FROM INVESTING ACTIVITIES:
       Exploration and development of oil and gas properties .................      (40,252)      (44,590)
       Purchases of oil and gas properties ...................................       (4,564)       (3,988)
       Sales of oil and gas properties .......................................          985         2,070
       Sales of non-oil and gas assets .......................................          177         1,062
       Additions to other property and equipment .............................       (1,191)         (712)
       Other .................................................................       (2,045)          327
                                                                                   --------      --------
          Cash used in investing activities ..................................      (46,890)      (45,831)
                                                                                   --------      --------

     CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from long-term borrowings ....................................       45,000            --
       Payments on long-term borrowings ......................................      (48,500)           --
       Cash received from exercise of stock options ..........................          226            --
                                                                                   --------      --------
          Cash used in financing activities ..................................       (3,274)           --
                                                                                   --------      --------

     EFFECT OF CHANGES IN EXCHANGE RATE ON CASH ..............................         (478)          816
                                                                                   --------      --------
     NET DECREASE IN CASH AND CASH EQUIVALENTS ...............................      (12,427)      (18,717)
     CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ..........................       38,658        29,520
                                                                                   --------      --------
     CASH AND CASH EQUIVALENTS, END OF PERIOD ................................     $ 26,231      $ 10,803
                                                                                   ========      ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

        CONDENSED CONSOLIDATING STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                                                       MARCH 31,
                                                                                ----------------------
                                                                                  2000          1999
                                                                                --------      --------
                                                                                  ($ in thousands)
     Net income (loss) ....................................................     $ 21,202      $(11,950)
     Other comprehensive income (loss) - foreign currency translation
     adjustments ..........................................................         (478)          816
                                                                                --------      --------
     Comprehensive income (loss) ..........................................     $ 20,724      $(11,134)
                                                                                ========      ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (UNAUDITED)

1. ACCOUNTING PRINCIPLES

The accompanying unaudited consolidated financial statements of Chesapeake Energy Corporation and Subsidiaries (the "Company") have been prepared in accordance with the instructions to Form 10-Q as prescribed by the Securities and Exchange Commission. All material adjustments (consisting solely of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods have been reflected. The results for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year.

This Form 10-Q relates to the three months ended March 31, 2000 (the "Current Quarter") and March 31, 1999 (the "Prior Quarter").

2. LEGAL PROCEEDINGS

Bayard Securities Litigation

A purported class action alleging violations of the Securities Act of 1933 and the Oklahoma Securities Act was first filed in February 1998 against the Company and others on behalf of investors who purchased common stock of Bayard Drilling Technologies, Inc. ("Bayard") in, or traceable to, its initial public offering in November 1997. Total proceeds of the offering were $254 million, of which the Company received net proceeds of $90 million as a selling shareholder. Plaintiffs allege that the Company, a major customer of Bayard's drilling services and the owner of 30.1% of Bayard's common stock outstanding prior to the offering, was a controlling person of Bayard. Alleged defective disclosures are claimed to have resulted in a decline in Bayard's share price following the public offering. Plaintiffs seek a determination that the suit is a proper class action and damages in an unspecified amount or rescission, together with interest and costs of litigation, including attorneys' fees.

On August 24, 1999, the court dismissed plaintiffs' claims against the Company under Section 15 of the Securities Act of 1933 alleging that the Company was a "controlling person" of Bayard. Claims under Section 11 of the Securities Act of 1933 and Section 408 of the Oklahoma Securities Act continue to be asserted against the Company. The Company believes that it has meritorious defenses to these claims and intends to defend this action vigorously. No estimate of loss or range of estimate of loss, if any, can be made at this time. Bayard, which was acquired by Nabors Industries, Inc. in April 1999, has been reimbursing the Company for its costs of defense as incurred.

Patent Litigation

On September 21, 1999, judgment was entered in favor of the Company in a patent infringement lawsuit tried to the U.S. District Court for the Northern District of Texas, Fort Worth Division. Filed in October 1996, the lawsuit asserted that the Company had infringed a patent belonging to Union Pacific Resources Company. The court declared the patent invalid, held that the Company could not have infringed the patent, dismissed all of UPRC's claims with prejudice and assessed court costs against UPRC. Appeals of the judgment by both the Company and UPRC are pending in the Federal Circuit Court of Appeals. The Company has appealed the trial court's ruling denying the Company's request for attorneys' fees. Management is unable to predict the outcome of these appeals, but believes the invalidity of the patent will be upheld on appeal.

West Panhandle Field Cessation Cases

A subsidiary of the Company, Chesapeake Panhandle Limited Partnership ("CP") (f/k/a MC Panhandle, Inc.), and two subsidiaries of Kinder Morgan, Inc. are defendants in 13 lawsuits filed between June 1997 and January 1999 by royalty owners seeking the cancellation of oil and gas leases in the West Panhandle Field in Texas. The Company acquired MC Panhandle, Inc. on April 28, 1998. MC Panhandle, Inc. has owned the leases since January 1, 1997, and the co-defendants are prior lessees. Plaintiffs claim the leases terminated upon the cessation

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (UNAUDITED)


of production for various periods primarily during the 1960s. In addition, plaintiffs seek to recover conversion damages, exemplary damages, attorneys' fees and interest. Defendants assert that any cessation of production was excused and have pled affirmative defenses of limitations, waiver, temporary estoppel, laches and title by adverse possession.

Of the ten cases filed in the District Court of Moore County, Texas, 69th Judicial District, three have been tried to a jury. Judgment has been entered against CP and its co-defendants in all three cases, although there was a jury verdict in two of the cases in favor of defendants. The Company's aggregate liability for these judgments is $1.3 million of actual damages and $1.2 million of exemplary damages and, jointly and severally with the other two defendants, $1.5 million of actual damages and $337,000 of attorneys' fees in the event of an appeal, sanctions, interest and court costs. The court also quieted title to the leases in dispute in plaintiffs. CP and the other defendants have each appealed the judgments and posted supersedes bonds in all of these cases. One of the other Moore County, Texas cases has been set for trial in May 2000. There are three related cases pending in other courts. One is set for trial in June 2000 in the U.S. District Court, Northern District of Texas, Amarillo Division. The only other case pending in that court resulted in a jury verdict for CP and its co-defendants. Judgment has not yet been entered in that case.

The Company has previously established an accrued liability that management believes will be sufficient to cover the estimated costs of litigation for each of these cases. Because of the inconsistent verdicts reached by the juries in the four cases tried to date and because the amount of damages sought is not specified in all of the other cases, the outcome of the remaining trials and the amount of damages that might ultimately be awarded could differ from management's estimates. Management believes, however, that the leases are valid, there is no basis for exemplary damages and that any findings of fraud or bad faith will be overturned on appeal. CP and the other defendants intend to vigorously defend against the plaintiffs' claims.

The Company is currently involved in various other routine disputes incidental to its business operations. While it is not possible to determine the ultimate disposition of these matters, management, after consultation with legal counsel, is of the opinion that the final resolution of all such currently pending or threatened litigation is not likely to have a material adverse effect on the consolidated financial position or results of operations of the Company.

3. NET INCOME (LOSS) PER SHARE

Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128") requires presentation of "basic" and "diluted" earnings per share, as defined, on the face of the statement of operations for all entities with complex capital structures. SFAS 128 requires a reconciliation of the numerators and denominators of the basic and diluted EPS computations. For the Prior Quarter there was no difference between actual weighted average shares outstanding, which are used in computing basic EPS, and diluted weighted average shares, which are used in computing diluted EPS. Options to purchase 14.8 million shares and 13.7 million shares of common stock at a weighted average exercise price of $1.83 and $1.71 were outstanding during the Current Quarter and Prior Quarter, respectively. In the Prior Quarter the outstanding options, and the assumed conversion of the outstanding preferred stock (33.1 million shares), were not included in the computation of diluted EPS because the effect would be antidilutive. A reconciliation for the Current Quarter is as follows:

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (UNAUDITED)

                                                        INCOME       SHARES      PER SHARE
                                                     (NUMERATOR)  (DENOMINATOR)   AMOUNT
                                                     -----------  -------------  ---------
FOR THE QUARTER ENDED MARCH 31, 2000:
BASIC EPS
Income available to common stockholders .........     $ 27,574       101,681     $   0.27
                                                                                 ========
EFFECT OF DILUTIVE SECURITIES
  Assumed conversion of preferred stock at
     beginning of period ........................        4,042        32,951
  Gain on redemption of preferred stock .........      (10,414)           --
  Employee stock options ........................           --         5,498
                                                      --------      --------
DILUTED EPS
Income available to common stockholders
   and assumed conversions ......................     $ 21,202       140,130     $   0.15
                                                      ========      ========     ========

In the Current Quarter, the Company engaged in a number of separate stock exchange transactions with institutional investors. The Company exchanged a total of 9.5 million shares of common stock (both newly issued and treasury shares) for 675,000 shares of its issued and outstanding preferred stock with a liquidation value of $33.8 million plus dividends in arrears of $3.2 million. All preferred shares acquired in these transactions were cancelled and retired and will have the status of authorized but unissued shares of undesignated preferred stock. A gain on redemption of the preferred shares equal to $10.4 million was recognized as an increase to net income in the Current Quarter in determining basic earnings per share. The gain represented the excess of (i) the liquidation value of the preferred shares that were retired plus dividends in arrears which had reduced prior EPS over (ii) the market value of the common stock issued in exchange for the preferred shares.

Between April 1 and May 9, 2000, the Company engaged in additional transactions in which a total of 13.5 million shares of common stock were exchanged for 1,055,658 shares of its issued and outstanding preferred stock with a liquidation value of $52.8 million plus dividends in arrears of $5.8 million. Including the stock exchange transactions through May 9, 2000, a total of 23.0 million shares of common stock have been exchanged for 1,730,658 shares of preferred stock. These transactions have reduced (i) the number of preferred shares from 4.6 million to 2.9 million, (ii) the liquidation value of the preferred stock from $229.8 million to $143.3 million, and (iii) dividends in arrears from $25.0 million to $16.0 million. A gain on redemption of all preferred shares exchanged through May 9, 2000 of $16.4 million ($10.4 million related to the Current Quarter) will be reflected in net income available to common shareholders in determining earnings per share.

4. SENIOR NOTES

9.625% Notes

The Company has outstanding $500 million in aggregate principal amount of 9.625% Senior Notes which mature May 1, 2005. The 9.625% Notes bear interest at the rate of 9.625%, payable semiannually on each May 1 and November 1. The 9.625% Notes are senior, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, by the Guarantor Subsidiaries.

9.125% Notes

The Company has outstanding $120 million in aggregate principal amount of 9.125% Senior Notes which mature April 15, 2006. The 9.125% Notes bear interest at an annual rate of 9.125%, payable semiannually on each April 15 and October 15. The 9.125% Notes are senior, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, by the Guarantor Subsidiaries.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (UNAUDITED)


7.875% Notes

The Company has outstanding $150 million in aggregate principal amount of 7.875% Senior Notes which mature March 15, 2004. The 7.875% Notes bear interest at the rate of 7.875%, payable semiannually on each March 15 and September 15. The 7.875% Notes are senior, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, by the Guarantor Subsidiaries.

8.5% Notes

The Company has outstanding $150 million in aggregate principal amount of 8.5% Senior Notes which mature March 15, 2012. The 8.5% Notes bear interest at the rate of 8.5%, payable semiannually on each March 15 and September 15. The 8.5% Notes are senior, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, by the Guarantor Subsidiaries.

The Company is a holding company and owns no operating assets and has no significant operations independent of its subsidiaries. The Company's obligations under its Senior Notes have been fully and unconditionally guaranteed, on a joint and several basis, by each of the Company's "Restricted Subsidiaries" (as defined in the respective indentures governing the Senior Notes) (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company.

The Senior Note Indentures contain certain covenants, including covenants limiting the Company and the Guarantor Subsidiaries with respect to asset sales, restricted payments, the incurrence of additional indebtedness and the issuance of preferred stock, liens, sale and leaseback transactions, lines of business, dividend and other payment restrictions affecting Guarantor Subsidiaries, mergers or consolidations, and transactions with affiliates. The Company is obligated to repurchase the 9.625% and 9.125% Senior Notes in the event of a change of control or certain asset sales.

These senior note indentures also limit the Company's ability to make restricted payments (as defined), including the payment of preferred stock dividends, unless certain tests are met. From December 31, 1998 through March 31, 2000, the Company was unable to meet the requirements to incur additional unsecured indebtedness, and consequently was not able to pay cash dividends on its 7% cumulative convertible preferred stock. The Company had accumulated dividends in arrears of $20.3 million related to its preferred stock as of March 31, 2000. Including accrued dividends from April 1 through May 9, 2000, this amount has subsequently been reduced to approximately $16.0 million as of May 9, 2000 as a result of additional stock exchange transactions. This restriction does not affect the Company's ability to borrow under or expand its secured commercial bank facility. The Company was unable to pay a dividend on the preferred stock on May 1, 2000, the sixth consecutive dividend payment date on which dividends have not been paid. If the Company fails to pay dividends for six quarterly periods, the holders of preferred stock are entitled to elect two new directors to the Board. Based on current projections of cash flow and fixed charges, the Company expects to be able to pay a dividend on the preferred stock on August 1, 2000, although there are no assurances the Board of Directors will declare a dividend, even if the Company is able to resume paying dividends.

Set forth below are condensed consolidating financial statements of the Guarantor Subsidiaries, the Company's subsidiaries which are not guarantors of the Senior Notes (the "Non-Guarantor Subsidiaries") and the Company. Separate financial statements of each Guarantor Subsidiary have not been provided because management has determined that they are not material to investors.

Chesapeake Energy Marketing, Inc. ("CEMI") was a Non-Guarantor Subsidiary for all periods presented. All of the Company's other subsidiaries were Guarantor Subsidiaries during all periods presented.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                      CONDENSED CONSOLIDATING BALANCE SHEET

                              AS OF MARCH 31, 2000
                                ($ IN THOUSANDS)

                                                                    ASSETS

                                                    GUARANTOR       NON-GUARANTOR      COMPANY
                                                   SUBSIDIARIES     SUBSIDIARIES       (PARENT)       ELIMINATIONS     CONSOLIDATED
                                                   ------------     -------------     -----------     ------------     ------------
CURRENT ASSETS:
  Cash and cash equivalents ...................     $   (10,964)     $    23,031      $    17,237      $        --      $    29,304
  Accounts receivable, net ....................          51,313           21,629               95          (14,652)          58,385
  Inventory ...................................           3,917              146               --               --            4,063
  Other .......................................           4,602              815              367               --            5,784
                                                    -----------      -----------      -----------      -----------      -----------
     Total Current Assets .....................          48,868           45,621           17,699          (14,652)          97,536
                                                    -----------      -----------      -----------      -----------      -----------
PROPERTY AND EQUIPMENT:
  Oil and gas properties ......................       2,362,596               --               --               --        2,362,596
  Unevaluated leasehold .......................          36,409               --               --               --           36,409
  Other property and equipment ................          29,655           20,537           18,532               --           68,724
  Less: accumulated depreciation,
    depletion and amortization ................      (1,709,363)         (17,892)          (1,997)              --       (1,729,252)
                                                    -----------      -----------      -----------      -----------      -----------
     Net Property and Equipment ...............         719,297            2,645           16,535               --          738,477
                                                    -----------      -----------      -----------      -----------      -----------
INVESTMENTS IN SUBSIDIARIES AND
  INTERCOMPANY ADVANCES .......................         806,181               --          493,738       (1,299,919)              --
                                                    -----------      -----------      -----------      -----------      -----------
OTHER ASSETS ..................................          10,699            8,389           17,956           (7,686)          29,358
                                                    -----------      -----------      -----------      -----------      -----------
TOTAL ASSETS ..................................     $ 1,585,045      $    56,655      $   545,928      $(1,322,257) $       865,371
                                                    ===========      ===========      ===========      ===========      ===========

                                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Notes payable and current maturities
    of long-term debt .........................     $       781      $        --      $        --      $        --      $       781
  Accounts payable and other ..................          51,163           22,696           26,110          (14,607)          85,362
                                                    -----------      -----------      -----------      -----------      -----------
     Total Current Liabilities ................          51,944           22,696           26,110          (14,607)          86,143
                                                    -----------      -----------      -----------      -----------      -----------
LONG-TERM DEBT ................................          41,235               --          919,181               --          960,416
                                                    -----------      -----------      -----------      -----------      -----------
REVENUES AND ROYALTIES DUE
  OTHERS ......................................           8,752               --               --               --            8,752
                                                    -----------      -----------      -----------      -----------      -----------
DEFERRED INCOME TAXES .........................           6,650               --               --               --            6,650
                                                    -----------      -----------      -----------      -----------      -----------
INTERCOMPANY PAYABLES .........................       1,371,729           (2,773)      (1,368,911)             (45)              --
                                                    -----------      -----------      -----------      -----------      -----------
STOCKHOLDERS' EQUITY (DEFICIT):
  Common Stock ................................              26                1            1,076              (17)           1,086
  Other .......................................         104,709           36,731          968,472       (1,307,588)        (197,676)
                                                    -----------      -----------      -----------      -----------      -----------
                                                        104,735           36,732          969,548       (1,307,605)        (196,590)
                                                    -----------      -----------      -----------      -----------      -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY (DEFICIT) ..............     $ 1,585,045      $    56,655      $   545,928      $(1,322,257)     $   865,371
                                                    ===========      ===========      ===========      ===========      ===========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                      CONDENSED CONSOLIDATING BALANCE SHEET

                             AS OF DECEMBER 31, 1999
                                ($ IN THOUSANDS)

                                                                ASSETS

                                                    GUARANTOR       NON-GUARANTOR      COMPANY
                                                   SUBSIDIARIES     SUBSIDIARIES       (PARENT)       ELIMINATIONS     CONSOLIDATED
                                                   ------------     ------------      -----------     ------------     ------------
CURRENT ASSETS:
  Cash and cash equivalents ...................     $    (6,964)     $    20,409      $    25,405      $        --      $    38,850
  Accounts receivable .........................          45,170           18,297               73          (12,475)          51,065
  Inventory ...................................           4,183              399               --               --            4,582
  Other .......................................           1,997              700              352               --            3,049
                                                    -----------      -----------      -----------      -----------      -----------
          Total Current Assets ................          44,386           39,805           25,830          (12,475)          97,546
                                                    -----------      -----------      -----------      -----------      -----------
PROPERTY AND EQUIPMENT:
  Oil and gas properties ......................       2,311,633            3,715               --               --        2,315,348
  Unevaluated leasehold .......................          40,008               --               --               --           40,008
  Other property and equipment ................          29,088           20,521           18,103               --           67,712
  Less: accumulated depreciation,
     depletion and amortization ...............      (1,683,890)         (18,205)          (1,876)              --       (1,703,971)
                                                    -----------      -----------      -----------      -----------      -----------
          Net Property and Equipment ..........         696,839            6,031           16,227               --          719,097
                                                    -----------      -----------      -----------      -----------      -----------
INVESTMENTS IN SUBSIDIARIES AND
  INTERCOMPANY ADVANCES .......................         806,180               --          493,738       (1,299,918)              --
                                                    -----------      -----------      -----------      -----------      -----------
OTHER ASSETS ..................................          16,402            8,409           16,765           (7,686)          33,890
                                                    -----------      -----------      -----------      -----------      -----------
TOTAL ASSETS ..................................     $ 1,563,807      $    54,245      $   552,560      $(1,320,079)     $   850,533
                                                    ===========      ===========      ===========      ===========      ===========

                                            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Notes payable and current
     maturities of long-term debt .............     $        --      $       763      $        --      $        --      $       763
  Accounts payable and other ..................          63,194           19,265           17,466          (12,502)          87,423
                                                    -----------      -----------      -----------      -----------      -----------
          Total Current Liabilities ...........          63,194           20,028           17,466          (12,502)          88,186
                                                    -----------      -----------      -----------      -----------      -----------
LONG-TERM DEBT ................................          43,500            1,437          919,160               --          964,097
                                                    -----------      -----------      -----------      -----------      -----------
REVENUES AND ROYALTIES DUE
  OTHERS ......................................           9,310               --               --               --            9,310
                                                    -----------      -----------      -----------      -----------      -----------
DEFERRED INCOME TAXES .........................           6,484               --               --               --            6,484
                                                    -----------      -----------      -----------      -----------      -----------
INTERCOMPANY PAYABLES .........................       1,356,466           (2,450)      (1,354,043)              27               --
                                                    -----------      -----------      -----------      -----------      -----------
STOCKHOLDERS' EQUITY (DEFICIT):
  Common Stock ................................              27                1            1,048              (17)           1,059
  Other .......................................          84,826           35,229          968,929       (1,307,587)        (218,603)
                                                    -----------      -----------      -----------      -----------      -----------
                                                         84,853           35,230          969,977       (1,307,604)        (217,544)
                                                    -----------      -----------      -----------      -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT) .....................................     $ 1,563,807      $    54,245      $   552,560      $(1,320,079)     $   850,533
                                                    ===========      ===========      ===========      ===========      ===========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)

                                                     GUARANTOR     NON-GUARANTOR     COMPANY
                                                    SUBSIDIARIES    SUBSIDIARIES     (PARENT)      ELIMINATIONS    CONSOLIDATED
                                                    ------------   -------------     ---------     ------------    ------------
FOR THE THREE MONTHS ENDED MARCH 31, 2000:
REVENUES:
  Oil and gas sales ...........................      $  86,221       $     347       $      --       $     725       $  87,293
  Oil and gas marketing sales .................             --          69,850              --         (42,482)         27,368
                                                     ---------       ---------       ---------       ---------       ---------
     Total Revenues ...........................         86,221          70,197              --         (41,757)        114,661
                                                     ---------       ---------       ---------       ---------       ---------
OPERATING COSTS:
  Production expenses and taxes ...............         17,681              80              --              --          17,761
  General and administrative ..................          2,720             291              21              --           3,032
  Oil and gas marketing expenses ..............             --          68,301              --         (41,757)         26,544
  Oil and gas depreciation, depletion
    and amortization ..........................         24,383             100              --              --          24,483
  Other depreciation and amortization .........          1,026              20             820              --           1,866
                                                     ---------       ---------       ---------       ---------       ---------
     Total Operating Costs ....................         45,810          68,792             841         (41,757)         73,686
                                                     ---------       ---------       ---------       ---------       ---------
INCOME (LOSS) FROM OPERATIONS .................         40,411           1,405            (841)             --          40,975
                                                     ---------       ---------       ---------       ---------       ---------
OTHER INCOME (LOSS):
  Interest and other income ...................            798             336          20,967         (20,909)          1,192
  Interest expense ............................        (20,955)            (34)        (20,784)         20,909         (20,864)
                                                     ---------       ---------       ---------       ---------       ---------
                                                       (20,157)            302             183              --         (19,672)
                                                     ---------       ---------       ---------       ---------       ---------
INCOME (LOSS) BEFORE INCOME TAXES .............         20,254           1,707            (658)             --          21,303
INCOME TAX EXPENSE (BENEFIT) ..................            101              --              --              --             101
                                                     ---------       ---------       ---------       ---------       ---------
NET INCOME (LOSS) .............................      $  20,153       $   1,707       $    (658)      $      --       $  21,202
                                                     =========       =========       =========       ---------       =========

FOR THE THREE MONTHS ENDED MARCH 31, 1999:
REVENUES:
  Oil and gas sales ...........................      $  51,209       $      --       $      --       $     597       $  51,806
  Oil and gas marketing sales .................             --          35,435              --         (21,564)         13,871
                                                     ---------       ---------       ---------       ---------       ---------
     Total Revenues ...........................         51,209          35,435              --         (20,967)         65,677
                                                     ---------       ---------       ---------       ---------       ---------
OPERATING COSTS:
  Production expenses and taxes ...............         15,982              --              --              --          15,982
  General and administrative ..................          3,522             457              45              --           4,024
  Oil and gas marketing expenses ..............             --          34,252              --         (20,967)         13,285
  Oil and gas depreciation, depletion
    and amortization ..........................         23,153              --              --              --          23,153
  Other depreciation and amortization .........          1,338              20             808              --           2,166
                                                     ---------       ---------       ---------       ---------       ---------
     Total Operating Costs ....................         43,995          34,729             853         (20,967)         58,610
                                                     ---------       ---------       ---------       ---------       ---------
INCOME (LOSS) FROM OPERATIONS .................          7,214             706            (853)             --           7,067
                                                     ---------       ---------       ---------       ---------       ---------
OTHER INCOME (LOSS):
  Interest and other income ...................            267             437          29,140         (28,971)            873
  Interest expense ............................        (28,406)             --         (20,455)         28,971         (19,890)
                                                     ---------       ---------       ---------       ---------       ---------
                                                       (28,139)            437           8,685              --         (19,017)
                                                     ---------       ---------       ---------       ---------       ---------
INCOME (LOSS) BEFORE INCOME TAXES .............        (20,925)          1,143           7,832              --         (11,950)
INCOME TAX EXPENSE (BENEFIT) ..................             --              --              --              --              --
                                                     ---------       ---------       ---------       ---------       ---------
NET INCOME (LOSS) .............................      $ (20,925)      $   1,143       $   7,832       $      --       $ (11,950)
                                                     =========       =========       =========       ---------       =========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                                      GUARANTOR      NON-GUARANTOR     COMPANY
                                                     SUBSIDIARIES    SUBSIDIARIES      (PARENT)      ELIMINATIONS   CONSOLIDATED
                                                     ------------    -------------     --------      ------------   ------------
FOR THE THREE MONTHS ENDED MARCH 31, 2000:
CASH FLOWS FROM OPERATING ACTIVITIES ...........       $ 29,595        $   (289)       $  8,909        $     --        $ 38,215
                                                       --------        --------        --------        --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Oil and gas properties, net ..................        (47,546)          3,715              --              --         (43,831)
  Proceeds from sale of assets .................            177              --              --              --             177
  Additions to other property and equipment ....           (753)            (16)           (422)             --          (1,191)
  Other additions ..............................            (35)             --          (2,010)             --          (2,045)
                                                       --------        --------        --------        --------        --------
                                                        (48,157)          3,699          (2,432)             --         (46,890)
                                                       --------        --------        --------        --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES ...........         12,159            (788)        (14,645)             --          (3,274)
                                                       --------        --------        --------        --------        --------
EFFECT OF CHANGES IN EXCHANGE RATE ON CASH .....           (478)             --              --              --            (478)
                                                       --------        --------        --------        --------        --------
NET INCREASE (DECREASE) IN CASH ................         (6,881)          2,622          (8,168)             --         (12,427)
CASH, BEGINNING OF PERIOD ......................         (7,156)         20,409          25,405              --          38,658
                                                       --------        --------        --------        --------        --------
CASH, END OF PERIOD ............................       $(14,037)       $ 23,031        $ 17,237        $     --        $ 26,231
                                                       ========        ========        ========        ========        ========


FOR THE THREE MONTHS ENDED MARCH 31, 1999:
CASH FLOWS FROM OPERATING ACTIVITIES ...........       $  1,617        $  7,490        $ 17,191        $     --        $ 26,298
                                                       --------        --------        --------        --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Oil and gas properties, net ..................        (46,508)             --              --              --         (46,508)
  Proceeds from sale of assets .................          1,062              --              --              --           1,062
  Additions to other property and equipment ....            240            (195)           (757)             --            (712)
  Other additions ..............................            327              --              --              --             327
                                                       --------        --------        --------        --------        --------
                                                        (44,879)           (195)           (757)             --         (45,831)
                                                       --------        --------        --------        --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES ...........         44,819          (2,888)        (41,931)             --              --
                                                       --------        --------        --------        --------        --------
EFFECT OF CHANGES IN EXCHANGE RATE ON CASH .....            816              --              --              --             816
                                                       --------        --------        --------        --------        --------
NET INCREASE (DECREASE) IN CASH ................          2,373           4,407         (25,497)             --         (18,717)
CASH, BEGINNING OF PERIOD ......................        (17,319)          7,000          39,839              --          29,520
                                                       --------        --------        --------        --------        --------
CASH, END OF PERIOD ............................       $(14,946)       $ 11,407        $ 14,342        $     --        $ 10,803
                                                       ========        ========        ========        ========        ========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

        CONDENSED CONSOLIDATING STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                ($ IN THOUSANDS)

                                                       GUARANTOR    NON-GUARANTOR   COMPANY
                                                     SUBSIDIARIES   SUBSIDIARIES    (PARENT)     ELIMINATIONS   CONSOLIDATED
                                                     ------------   -------------   --------     ------------   ------------
FOR THE THREE MONTHS ENDED MARCH 31, 2000:
  Net income (loss) ............................       $ 20,153        $1,707       $  (658)       $     --       $ 21,202
  Other comprehensive income (loss) -
    foreign currency translation ...............           (478)           --            --              --           (478)
                                                       --------        ------       -------        --------       --------
  Comprehensive income .........................       $ 19,675        $1,707       $  (658)       $     --       $ 20,724
                                                       --------        ======       =======        ========       ========

FOR THE THREE MONTHS ENDED MARCH 31, 1999:
  Net income (loss) ............................       $(20,925)       $1,143       $ 7,832        $     --       $(11,950)
  Other comprehensive income (loss) -
    foreign currency translation ...............            816            --            --              --            816
                                                       --------        ------       -------        --------       --------
  Comprehensive income (loss) ..................       $(20,109)       $1,143       $ 7,832        $     --       $(11,134)
                                                       --------        ======       =======        ========       ========


5.       Subsequent Event

         On June 30, 2000, the Company entered into a letter of intent to acquire Gothic Energy Corporation (OTC Bulletin Board "GOTH") for 4.0 million shares of common stock. Upon the closing of the transaction, Gothic's shareholders will own approximately 2.7% of Chesapeake's common stock. In addition, on June 27, 2000, we purchased in a series of private transactions 96% of Gothic's $104 million of 14 1/8% Series B Senior Secured Discount Notes for consideration of $77 million, comprised of $22 million in cash and 9,468,985 shares of Chesapeake common stock (valued at $5.825 per share), subject to adjustment.

         Including our assumption of $235 million of Gothic's Senior Secured Notes, The total acquisition cost to Chesapeake will be approximately $345 million, including $235 million of Senior Secured Notes issued by Gothic's operating subsidiary. This values Gothic's 310 Bcfe of proved reserves at $1.05 per Mcfe after allocation of $20 million of the purchase price to Gothic's leasehold inventory, 3-D seismic inventory, lease operating telemetry system and other assets. Gothic's proved reserves are 96% natural gas, 78% proved developed, have an average lifting cost of less than $0.20 per Mcfe, are located exclusively in Chesapeake's core Mid-Continent operating area and are unhedged after October 2000.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Chesapeake Energy Corporation

     In our opinion, the consolidated financial statements as of December 31, 1999 and 1998, for the years ended December 31, 1999 and 1998 and June 30, 1997 and the six months ended December 31, 1997 present fairly, in all material respects, the financial position of Chesapeake Energy Corporation and its subsidiaries (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998, the six months ended December 31, 1997, and the year ended June 30, 1997, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICEWATERHOUSECOOPERS LLP
Oklahoma City, Oklahoma
March 24, 2000

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                                DECEMBER 31,
                                                                                        ----------------------------
                                                                                            1999            1998
                                                                                        ------------    ------------
                                                                                              ($ IN THOUSANDS)
CURRENT ASSETS:
  Cash and cash equivalents .........................................................   $     38,658    $     29,520
  Restricted cash ...................................................................            192           5,754
  Accounts receivable:
    Oil and gas sales ...............................................................         17,045          13,835
    Oil and gas marketing sales .....................................................         18,199          19,636
    Joint interest and other, net of allowances of $  3,218,000
        and $3,209,000, respectively ................................................         11,247          27,373
    Related parties .................................................................          4,574          15,455
  Inventory .........................................................................          4,582           5,325
  Other .............................................................................          3,049           1,101
                                                                                        ------------    ------------
         Total Current Assets .......................................................         97,546         117,999
                                                                                        ------------    ------------
PROPERTY AND EQUIPMENT:
  Oil and gas properties, at cost based on full-cost accounting:
    Evaluated oil and gas properties ................................................      2,315,348       2,142,943
    Unevaluated properties ..........................................................         40,008          52,687
    Less: accumulated depreciation, depletion and
      amortization ..................................................................     (1,670,542)     (1,574,282)
                                                                                        ------------    ------------
                                                                                             684,814         621,348
  Other property and equipment ......................................................         67,712          79,718
  Less: accumulated depreciation and amortization ...................................        (33,429)        (37,075)
                                                                                        ------------    ------------
         Total Property and Equipment ...............................................        719,097         663,991
                                                                                        ------------    ------------
OTHER ASSETS ........................................................................         33,890          30,625
                                                                                        ------------    ------------
TOTAL ASSETS ........................................................................   $    850,533    $    812,615
                                                                                        ============    ============


CURRENT LIABILITIES:
  Notes payable and current maturities of long-term debt ............................   $        763    $     25,000
  Accounts payable ..................................................................         24,822          36,854
  Accrued liabilities and other .....................................................         34,713          46,572
  Revenues and royalties due others .................................................         27,888          22,858
                                                                                        ------------    ------------
         Total Current Liabilities ..................................................         88,186         131,284
                                                                                        ------------    ------------
LONG-TERM DEBT, NET .................................................................        964,097         919,076
                                                                                        ------------    ------------
REVENUES AND ROYALTIES DUE OTHERS ...................................................          9,310          10,823
                                                                                        ------------    ------------
DEFERRED INCOME TAXES ...............................................................          6,484              --
                                                                                        ------------    ------------
CONTINGENCIES AND COMMITMENTS (NOTE 4)
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred Stock, $.01 par value, 10,000,000 shares authorized; 4,596,400 and
    4,600,000 shares of 7% cumulative convertible stock issued and outstanding at December 31, 1999 and 1998, respectively,
    entitled in liquidation to $229.8 million and 230.0 million, respectively .......        229,820         230,000
  Common Stock, par value of $.01, 250,000,000 shares authorized;
    105,858,580 and 105,213,750 shares issued
    at December 31, 1999 and 1998, respectively .....................................          1,059           1,052
  Paid-in capital ...................................................................        682,905         682,263
  Accumulated earnings (deficit) ....................................................     (1,093,929)     (1,127,195)
  Accumulated other comprehensive income (loss) .....................................            196          (4,726)
  Less:  treasury stock, at cost; 10,856,185 and 8,503,300 common
    shares at December 31, 1999 and 1998, respectively ..............................        (37,595)        (29,962)
                                                                                        ------------    ------------
         Total Stockholders' Equity (Deficit) .......................................       (217,544)       (248,568)
                                                                                        ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) ................................   $    850,533    $    812,615
                                                                                        ============    ============


              The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               YEARS ENDED
                                                                               DECEMBER 31,          SIX MONTHS ENDED    YEAR ENDED
                                                                       ----------------------------    DECEMBER 31,       JUNE 30,
                                                                           1999            1998            1997            1997
                                                                       ------------    ------------    ------------    ------------
                                                                                 ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
REVENUES:
  Oil and gas sales .................................................. $    280,445    $    256,887    $     95,657    $    192,920
  Oil and gas marketing sales ........................................       74,501         121,059          58,241          76,172
                                                                       ------------    ------------    ------------    ------------
    Total Revenues ...................................................      354,946         377,946         153,898         269,092
                                                                       ------------    ------------    ------------    ------------
OPERATING COSTS:
  Production expenses ................................................       46,298          51,202           7,560          11,445
  Production taxes ...................................................       13,264           8,295           2,534           3,662
  General and administrative .........................................       13,477          19,918           5,847           8,802
  Oil and gas marketing expenses .....................................       71,533         119,008          58,227          75,140
  Oil and gas depreciation, depletion and amortization ...............       95,044         146,644          60,408         103,264
  Depreciation and amortization of other assets ......................        7,810           8,076           2,414           3,782
  Impairment of oil and gas properties ...............................           --         826,000         110,000         236,000
  Impairment of other assets .........................................           --          55,000              --              --
                                                                       ------------    ------------    ------------    ------------
    Total Operating Costs ............................................      247,426       1,234,143         246,990         442,095
                                                                       ------------    ------------    ------------    ------------
INCOME (LOSS) FROM OPERATIONS ........................................      107,520        (856,197)        (93,092)       (173,003)
                                                                       ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
  Interest and other income ..........................................        8,562           3,926          78,966          11,223
  Interest expense ...................................................      (81,052)        (68,249)        (17,448)        (18,550)
                                                                       ------------    ------------    ------------    ------------
                                                                            (72,490)        (64,323)         61,518          (7,327)
                                                                       ------------    ------------    ------------    ------------
INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY
  ITEM ...............................................................       35,030        (920,520)        (31,574)       (180,330)
PROVISION (BENEFIT) FOR INCOME TAXES .................................        1,764              --              --          (3,573)
                                                                       ------------    ------------    ------------    ------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM ..............................       33,266        (920,520)        (31,574)       (176,757)
EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt,
    net of applicable income tax of $0 and $3,804,000, respectively ..           --         (13,334)             --          (6,620)
                                                                       ------------    ------------    ------------    ------------
NET INCOME (LOSS) ....................................................       33,266        (933,854)        (31,574)       (183,377)
PREFERRED STOCK DIVIDENDS ............................................      (16,711)        (12,077)             --              --
                                                                       ------------    ------------    ------------    ------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS ................... $     16,555    $   (945,931)   $    (31,574)   $   (183,377)
                                                                       ============    ============    ============    ============
EARNINGS (LOSS) PER COMMON SHARE:
  EARNINGS (LOSS) PER COMMON SHARE-BASIC:
    Income (loss) before extraordinary item .......................... $       0.17    $      (9.83)   $      (0.45)   $      (2.69)
    Extraordinary item ...............................................           --           (0.14)             --           (0.10)
                                                                       ------------    ------------    ------------    ------------
    Net income (loss) ................................................ $       0.17    $      (9.97)   $      (0.45)   $      (2.79)
                                                                       ============    ============    ============    ============
  EARNINGS (LOSS) PER COMMON SHARE-ASSUMING DILUTION:
    Income (loss) before extraordinary item .......................... $       0.16    $      (9.83)   $      (0.45)   $      (2.69)
    Extraordinary item ...............................................           --           (0.14)             --           (0.10)
                                                                       ------------    ------------    ------------    ------------
    Net income (loss) ................................................ $       0.16    $      (9.97)   $      (0.45)   $      (2.79)
                                                                       ============    ============    ============    ============
  WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
    SHARES OUTSTANDING (IN 000'S):
    Basic ............................................................       97,077          94,911          70,835          65,767
                                                                       ============    ============    ============    ============
    Assuming dilution ................................................      102,038          94,911          70,835          65,767
                                                                       ============    ============    ============    ============


              The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                               YEARS ENDED
                                                                              DECEMBER 31,        SIX MONTHS ENDED   YEAR ENDED
                                                                         ------------------------    DECEMBER 31,     JUNE 30,
                                                                            1999          1998          1997            1997
                                                                         ----------    ----------    ----------      ----------
                                                                                            ($ IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS) ....................................................   $   33,266    $ (933,854)   $  (31,574)     $ (183,377)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
  CASH PROVIDED BY OPERATING ACTIVITIES:
  Depreciation, depletion and amortization ...........................       99,516       152,204        62,028         105,591
  Impairment of oil and gas assets ...................................           --       826,000       110,000         236,000
  Impairment of other assets .........................................           --        55,000            --              --
  Deferred taxes .....................................................        1,764            --            --          (3,573)
  Amortization of loan costs .........................................        3,338         2,516           794           1,455
  Amortization of bond discount ......................................           84            98            41             217
  Bad debt expense ...................................................            9         1,589            40             299
  Gain on sale of Bayard stock .......................................           --            --       (73,840)             --
  Gain on sale of fixed assets .......................................         (459)          (90)         (209)         (1,593)
  Extraordinary loss .................................................           --        13,334            --           6,620
  Equity in (earnings) losses from investments and other .............        1,209           703           592            (499)
                                                                         ----------    ----------    ----------      ----------
  Cash provided by operating activities before changes in current
    assets and liabilities ...........................................      138,727       117,500        67,872         161,140
                                                                         ----------    ----------    ----------      ----------
CHANGES IN ASSETS AND LIABILITIES:
  (Increase) decrease in short-term investments ......................           --        12,027        92,127        (102,858)
  (Increase) decrease in accounts receivable .........................       17,592        12,191        (7,173)        (19,987)
  (Increase) decrease in inventory ...................................          743           168        (1,584)         (1,467)
  (Increase) decrease in other current assets ........................        3,614         7,637        (1,519)          1,466
  Increase (decrease) in accounts payable, accrued
    liabilities and other ............................................      (23,891)      (46,785)      (11,044)         48,085
  Increase (decrease) in current and non-current revenues
    and royalties due others .........................................        3,517        (8,099)          478          (2,290)
  Increase (decrease) in deferred income taxes .......................        4,720            --            --              --
                                                                         ----------    ----------    ----------      ----------
    Changes in assets and liabilities ................................        6,295       (22,861)       71,285         (77,051)
                                                                         ----------    ----------    ----------      ----------
    Cash provided by operating activities ............................      145,022        94,639       139,157          84,089
                                                                         ----------    ----------    ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Exploration and development of oil and gas properties ..............     (153,268)     (259,710)     (187,252)       (465,367)
  Acquisitions of oil and gas companies and properties, net of
    cash acquired ....................................................      (49,893)     (279,924)           --              --
  Divestitures of oil and gas properties .............................       45,635        15,712            --              --
  Investment in preferred stock of Gothic Energy Corporation .........           --       (39,500)           --              --
  Net proceeds from sale of Bayard stock .............................           --            --        90,380              --
  Repayment of note receivable .......................................           --         2,000        18,000              --
  Proceeds from sale of investment in PanEast ........................           --        21,245            --              --
  Other proceeds from sales ..........................................        5,530         3,600            17           6,428
  Long-term loans made to third parties ..............................           --            --            --         (20,000)
  Investment in oil field service company ............................           --            --          (200)         (3,048)
  Increase in deferred charges .......................................       (5,865)           --            --              --
  Other investments ..................................................         (730)           --       (30,434)         (8,000)
  Other property and equipment additions .............................       (1,182)      (11,473)      (27,015)        (33,867)
                                                                         ----------    ----------    ----------      ----------
    Cash used in investing activities ................................     (159,773)     (548,050)     (136,504)       (523,854)
                                                                         ----------    ----------    ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock .............................           --            --            --         288,091
  Proceeds from long-term borrowings .................................      116,500       658,750            --         342,626
  Payments on long-term borrowings ...................................      (98,000)     (474,166)           --        (119,581)
  Dividends paid on common stock .....................................           --        (5,592)       (2,810)             --
  Dividends paid on preferred stock ..................................           --        (8,050)           --              --
  Proceeds from issuance of preferred stock ..........................           --       222,663            --              --
  Purchase of treasury stock and preferred stock .....................          (53)      (29,962)           --              --
  Cash received from exercise of stock options .......................          520           154           322           1,387
  Other financing ....................................................           --            --          (322)           (379)
                                                                         ----------    ----------    ----------      ----------
    Cash provided by (used in) financing activities ..................       18,967       363,797        (2,810)        512,144
                                                                         ----------    ----------    ----------      ----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH ..............................        4,922        (4,726)           --              --
                                                                         ----------    ----------    ----------      ----------
Net increase (decrease) in cash and cash equivalents .................        9,138       (94,340)         (157)         72,379
Cash and cash equivalents, beginning of period .......................       29,520       123,860       124,017          51,638
                                                                         ----------    ----------    ----------      ----------
Cash and cash equivalents, end of period .............................   $   38,658    $   29,520    $  123,860      $  124,017
                                                                         ==========    ==========    ==========      ==========



              The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                                                                     YEARS ENDED
                                                                     DECEMBER 31,      SIX MONTHS ENDED  YEAR ENDED
                                                               -----------------------    DECEMBER 31,     JUNE 30,
                                                                  1999         1998          1997            1997
                                                               ----------   ----------    ----------      ----------
                                                                                ($ IN THOUSANDS)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
CASH PAYMENTS FOR:
  Interest, net of capitalized interest ....................   $   80,684   $   59,881    $   17,367      $   12,919
  Income taxes .............................................   $       --   $       --    $      500      $       --

DETAILS OF ACQUISITION OF ANSON PRODUCTION CORPORATION:
  Fair value of assets acquired ............................   $       --   $       --    $   43,000      $       --
  Accrued liability for estimated cash consideration .......   $       --   $       --    $  (15,500)     $       --
  Stock issued (3,792,724 shares) ..........................   $       --   $       --    $  (27,500)     $       --

DETAILS OF ACQUISITION OF DLB OIL & GAS, INC.:
  Fair value of assets acquired ............................   $       --   $  136,500    $       --      $       --
  Cash consideration .......................................   $       --   $  (17,500)   $       --      $       --
  Stock issued (5,000,000 shares) ..........................   $       --   $  (30,000)   $       --      $       --
  Debt assumed .............................................   $       --   $  (85,000)   $       --      $       --
  Acquisition costs paid ...................................   $       --   $   (4,000)   $       --      $       --

DETAILS OF ACQUISITION OF HUGOTON ENERGY CORPORATION:
  Fair value of assets acquired ............................   $       --   $  343,371    $       --      $       --
  Stock options granted ....................................   $       --   $   (2,050)   $       --      $       --
  Stock issued (25,790,146 shares) .........................   $       --   $ (206,321)   $       --      $       --
  Debt assumed .............................................   $       --   $ (120,000)   $       --      $       --
  Acquisition costs paid ...................................   $       --   $  (15,000)   $       --      $       --


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

    In November 1999, the Chief Executive Officer and Chief Operating Officer of Chesapeake tendered to Chesapeake Energy Marketing, Inc. ("CEMI") 2,320,107 shares of Chesapeake common stock in full satisfaction of two notes payable to CEMI with a combined outstanding balance of $7.6 million.

    During 1999, the Company issued a $2.2 million note payable as consideration for the acquisition of certain oil and gas properties.

    The Company had a financing arrangement with a vendor to supply certain oil and gas equipment inventory, which was terminated during the Transition Period. The total amount owed at June 30, 1997 was $1,380,000. No cash consideration is exchanged for inventory under this financing arrangement until actual draws on the inventory are made.

    In fiscal 1997, the Company recognized income tax benefits of $4,808,000 related to the disposition of stock options by directors and employees of the Company. The tax benefits were recorded as an adjustment to deferred income taxes and paid-in capital.

    Proceeds from the issuance of $500 million of 9.625% senior notes in April 1998 and $300 million of senior notes ($150 million of 7.875% senior notes and $150 million of 8.5% senior notes) in March 1997, are net of $11.7 million and $6.4 million, respectively, in offering fees and expenses which were deducted from the actual cash received.

    On December 22, 1997, the Company declared a dividend of $0.02 per common share, or $1,486,000, which was paid on January 15, 1998. On June 13, 1997 the Company declared a dividend of $0.02 per common share, or $1,405,000, which was paid on July 15, 1997.

              The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND
                           COMPREHENSIVE INCOME (LOSS)


                                                                                YEARS ENDED
                                                                                DECEMBER 31,        SIX MONTHS ENDED    YEAR ENDED
                                                                        --------------------------   DECEMBER 31,      JUNE 30,
                                                                            1999          1998           1997            1997
                                                                        ------------  ------------   ------------    ------------
                                                                                            ($ IN THOUSANDS)
PREFERRED STOCK:
  Balance, beginning of period ........................................ $    230,000  $         --   $         --    $         --
  Purchase of preferred stock .........................................         (180)           --             --              --
  Issuance of preferred stock .........................................           --       230,000             --              --
                                                                        ------------  ------------   ------------    ------------
  Balance, end of period ..............................................      229,820       230,000             --              --
                                                                        ------------  ------------   ------------    ------------
COMMON STOCK:
  Balance, beginning of period ........................................        1,052           743            703           3,008
  Issuance of 8,972,000 shares of common stock ........................           --            --             --              90
  Exercise of stock options and warrants ..............................            6            --              2              12
  Issuance of 3,792,724 shares of common stock
    to AnSon Production Corporation ...................................           --            --             38              --
  Issuance of 25,790,146 shares of common stock to
    Hugoton Energy Corporation ........................................           --           258             --              --
  Issuance of 5,000,000 shares of common stock to
    DLB Oil and Gas, Inc. .............................................           --            50             --              --
  Change in par value and other .......................................            1             1             --          (2,407)
                                                                        ------------  ------------   ------------    ------------
  Balance, end of period ..............................................        1,059         1,052            743             703
                                                                        ------------  ------------   ------------    ------------
PAID-IN CAPITAL:
  Balance, beginning of period ........................................      682,263       460,770        432,991         136,782
  Exercise of stock options and warrants ..............................          514           153            320           1,375
  Issuance of common stock ............................................           --       236,013         27,459         301,593
  Offering expenses and other .........................................            1       (16,723)            --         (13,974)
  Stock options issued in Hugoton purchase ............................           --         2,050             --              --
  Purchase of preferred stock at discount .............................          127            --             --              --
  Tax benefit from exercise of stock options ..........................           --            --             --           4,808
  Change in par value .................................................           --            --             --           2,407
                                                                        ------------  ------------   ------------    ------------
  Balance, end of period ..............................................      682,905       682,263        460,770         432,991
                                                                        ------------  ------------   ------------    ------------
ACCUMULATED EARNINGS (DEFICIT):
  Balance, beginning of period ........................................   (1,127,195)     (181,270)      (146,805)         37,977
  Net income (loss) ...................................................       33,266      (933,854)       (31,574)       (183,377)
  Dividends on common stock ...........................................           --        (4,021)        (2,891)         (1,405)
  Dividends on preferred stock ........................................           --        (8,050)            --              --
                                                                        ------------  ------------   ------------    ------------
  Balance, end of period ..............................................   (1,093,929)   (1,127,195)      (181,270)       (146,805)
                                                                        ------------  ------------   ------------    ------------
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS):
  Balance, beginning of period ........................................       (4,726)          (37)            --              --
  Foreign currency translation adjustments ............................        4,922        (4,689)           (37)             --
                                                                        ------------  ------------   ------------    ------------
  Balance, end of period ..............................................          196        (4,726)           (37)             --
                                                                        ------------  ------------   ------------    ------------
TREASURY STOCK - COMMON:
  Balance, beginning of period ........................................      (29,962)           --             --              --
  Exchange of notes receivable for common stock from related parties ..       (7,633)      (29,962)            --              --
                                                                        ------------  ------------   ------------    ------------
  Balance, end of period ..............................................      (37,595)      (29,962)            --              --
                                                                        ------------  ------------   ------------    ------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT) .................................. $   (217,544) $   (248,568)  $    280,206    $    286,889
                                                                        ============  ============   ============    ============

COMPREHENSIVE INCOME (LOSS):

  Net income (loss) ................................................... $     33,266  $   (933,854)  $    (31,574)   $   (183,377)
  Other comprehensive income (loss) - foreign currency translation
  adjustments .........................................................        4,922        (4,689)           (37)             --
                                                                        ------------  ------------   ------------    ------------
  Comprehensive income (loss) ......................................... $     38,188  $   (938,543)  $    (31,611)   $   (183,377)
                                                                        ============  ============   ============    ============


              The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Company

    The Company is an oil and natural gas exploration and production company engaged in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. The Company's properties are located in Oklahoma, Texas, Arkansas, Louisiana, Kansas, Montana, Colorado, North Dakota, New Mexico and British Columbia and Saskatchewan, Canada.

    These consolidated financial statements relate to the years ended December 31, 1999 ("1999"), December 31, 1998 ("1998") and June 30, 1997 ("fiscal 1997").
The Company changed its fiscal year end from June 30 to December 31 in 1997. The Company's results of operations and cash flows for the six months ended December 31, 1997 (the "Transition Period") are also included in these consolidated financial statements.

Principles of Consolidation

    The accompanying consolidated financial statements of Chesapeake Energy Corporation include the accounts of its direct and indirect wholly-owned subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated. Investments in companies and partnerships which give the Company significant influence, but not control, over the investee are accounted for using the equity method.

Accounting Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash Equivalents

    For purposes of the consolidated financial statements, the Company considers investments in all highly liquid debt instruments with maturities of three months or less at date of purchase to be cash equivalents.

Investments in Securities

    The Company invests in various equity securities and short-term debt instruments including corporate bonds and auction preferreds, commercial paper and government agency notes. The Company has classified all of its short-term investments in equity and debt instruments as trading securities, which are carried at fair value with unrealized holding gains and losses included in earnings. Investments in equity securities and limited partnerships that do not have readily determinable fair values are stated at cost and are included in noncurrent other assets. In determining realized gains and losses, the cost of securities sold is based on the average cost method.

Inventory

    Inventory consists primarily of tubular goods and other lease and well equipment which the Company plans to utilize in its ongoing exploration and development activities and is carried at the lower of cost or market using the specific identification method.

Oil and Gas Properties

    The Company follows the full-cost method of accounting under which all costs associated with property acquisition, exploration and development activities are capitalized. The Company capitalizes internal costs that can be directly identified with its acquisition, exploration and development activities and does not include any costs related to production, general corporate overhead or similar activities (see Note 11). Capitalized costs are amortized on a composite unit-of-production method based on proved oil and gas reserves. As of December 31, 1999, approximately 66% of the Company's proved reserve value (based on SEC PV10%) was evaluated by independent petroleum engineers, with the balance evaluated by the Company's engineers. In addition, the company's engineers evaluate all properties quarterly. The average composite rates used for depreciation, depletion and amortization were $0.71 ($0.73 in U.S. and $0.52 in Canada) per equivalent Mcf in 1999, $1.13 ($1.17 in U.S. and $0.43 in Canada) per equivalent Mcf in 1998, $1.57 per equivalent Mcf in the Transition Period and $1.31 per equivalent Mcf in fiscal 1997. The Company did not have operations in Canada prior to 1998.

    Proceeds from the sale of properties are accounted for as reductions to capitalized costs unless such sales involve a significant change in the relationship between costs and the value of proved reserves or the underlying value of unproved properties, in which case a gain or loss is recognized. The costs of unproved properties are excluded from amortization until the properties are evaluated. The Company reviews all of its unevaluated properties quarterly to determine whether or not and to what extent proved reserves have been assigned to the properties, and otherwise if impairment has occurred. Unevaluated properties are grouped by major producing area where individual property costs are not significant, and assessed individually when individual costs are significant.

    The Company reviews the carrying value of its oil and gas properties under the full-cost accounting rules of the Securities and Exchange Commission on a quarterly basis. Under these rules, capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. During 1998, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues from the Company's proved reserves, net of related income tax considerations, resulting in writedowns in the carrying value of oil and gas properties of $826 million. During the Transition Period, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues from the Company's proved reserves, net of related income tax considerations, resulting in a writedown in the carrying value of oil and gas properties of $110 million. During fiscal 1997, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues from the Company's proved reserves, net of related income tax considerations, resulting in a writedown in the carrying value of oil and gas properties of $236 million.

Other Property and Equipment

    Other property and equipment consists primarily of gas gathering and processing facilities, vehicles, land, office buildings and equipment, and software. Major renewals and betterments are capitalized while the costs of repairs and maintenance are charged to expense as incurred. The costs of assets retired or otherwise disposed of and the applicable accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in operations. Other property and equipment costs are depreciated on both straight-line and accelerated methods. Buildings are depreciated on a straight-line basis over 31.5 years. All other property and equipment are depreciated over the estimated useful lives of the assets, which range from five to seven years.

Capitalized Interest

    During 1999, 1998, the Transition Period and fiscal 1997, interest of approximately $3.5 million, $6.5 million, $5.1 million and $12.9 million, respectively, was capitalized on significant investments in unproved properties that were not being currently depreciated, depleted, or amortized and on which exploration activities were in progress.

Income Taxes

    The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires deferred tax liabilities or assets to be recognized for the anticipated future tax effects of temporary differences that arise as a result of the differences in the carrying amounts and the tax bases of assets and liabilities.

Net Income (Loss) Per Share

    Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128") requires presentation of "basic" and "diluted" earnings per share, as defined, on the face of the statement of operations for all entities with complex capital structures. SFAS 128 requires a reconciliation of the numerator and denominator of the basic and diluted EPS computations. For 1998, the Transition Period and fiscal 1997, there was no difference between actual weighted average shares outstanding, which are used in computing basic EPS, and diluted weighted average shares, which are used in computing diluted EPS. Options to purchase 12.9 million, 11.3 million, 8.3 million and 7.9 million shares of common stock at weighted average exercise prices of $1.76, $1.86, $5.49 and $7.09 were outstanding during 1999, 1998, the Transition Period and fiscal 1997 but were not included in the computation of diluted EPS in 1998, the Transition Period and fiscal 1997, because the effect of these outstanding options would be antidilutive. Also, the convertible preferred stock was not included in the 1999 and 1998 calculation because the effect was anti-dilutive. A reconciliation for 1999 is as follows:

                                                           INCOME            SHARES          PER SHARE
                                                         (NUMERATOR)      (DENOMINATOR)       AMOUNT
                                                         -----------      -------------       ------
         FOR THE YEAR ENDED DECEMBER 31, 1999:
         BASIC EPS
         Income available to common stockholders.......   $ 16,555            97,077          $  0.17
                                                                                              =======
         EFFECT OF DILUTIVE SECURITIES
         Employee stock options........................         --             4,961
                                                          --------          --------
         DILUTED EPS
         Income available to common stockholders
            and assumed conversions....................   $ 16,555           102,038          $  0.16
                                                          ========          ========          =======

Gas Imbalances -- Revenue Recognition

    Revenues from the sale of oil and gas production are recognized when title passes, net of royalties. The Company follows the "sales method" of accounting for its gas revenue whereby the Company recognizes sales revenue on all gas sold to its purchasers, regardless of whether the sales are proportionate to the Company's ownership in the property. A liability is recognized only to the extent that the Company has a net imbalance in excess of the remaining gas reserves on the underlying properties. The Company's net imbalance positions at December 31, 1999 and 1998 were not material.

Hedging

    The Company periodically uses certain instruments to hedge its exposure to price fluctuations on oil and natural gas transactions and interest rates. Recognized gains and losses on hedge contracts are reported as a component of the related transaction. Results of oil and gas hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production, in oil and gas marketing sales to the extent related to the Company's marketing activities, and in interest expense to the extent so related.

Debt Issue Costs

    Included in other assets are costs associated with the issuance of the senior notes. The remaining unamortized costs on these issuances of senior notes at December 31, 1999 totaled $16.6 million and are being amortized over the life of the senior notes.

Comprehensive Income

    In 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the Consolidated Statements of Stockholders' Equity (Deficit) and Comprehensive Income (Loss). The adoption of SFAS 130 had no impact on total stockholders' equity. Prior year financial statements have been reclassified to conform to the SFAS 130 requirements. All balance sheet accounts of foreign operations are translated into U.S. dollars at the year-end rate of exchange and statement of operations items are translated at the weighted average exchange rates for the year.

Reclassifications

    Certain reclassifications have been made to the consolidated financial statements for 1998, the Transition Period, and fiscal 1997 to conform to the presentation used for the 1999 consolidated financial statements.

2. SENIOR NOTES

    On April 22, 1998, the Company issued $500 million principal amount of 9.625% Senior Notes due 2005 ("9.625% Senior Notes"). The 9.625% Senior Notes are redeemable at the option of the Company at any time on or after May 1, 2002 at the redemption prices set forth in the indenture or at the make-whole prices, as set forth in the indenture, if redeemed prior to May 1, 2002. The Company may also redeem at its option up to $167 million of the 9.625% Senior Notes at 109.625% of their principal amount with the proceeds of an equity offering completed prior to May 1, 2001.

    On March 17, 1997, the Company issued $150 million principal amount of 7.875% Senior Notes due 2004 ("7.875% Senior Notes"). The 7.875% Senior Notes are redeemable at the option of the Company at any time prior to March 15, 2004 at the make-whole prices determined in accordance with the indenture.

    Also on March 17, 1997, the Company issued $150 million principal amount of 8.5% Senior Notes due 2012 ("8.5% Senior Notes"). The 8.5% Senior Notes are redeemable at the option of the Company at any time prior to March 15, 2004 at the make-whole prices determined in accordance with the indenture and, on or after March 15, 2004 at the redemption prices set forth therein.

    On April 9, 1996, the Company issued $120 million principal amount of 9.125% Senior Notes due 2006 ("9.125% Senior Notes"). The 9.125% Senior Notes are redeemable at the option of the Company at any time prior to April 15, 2001 at the make-whole prices determined in accordance with the indenture and, on or after April 15, 2001 at the redemption prices set forth therein.

    On May 25, 1995, the Company issued $90 million principal amount of 10.5% Senior Notes due 2002 ("10.5% Senior Notes"). In April 1998, the Company purchased all of its 10.5% Senior Notes for approximately $99 million. The early retirement of these notes resulted in an extraordinary charge of $13.3 million.

    The Company is a holding company and owns no operating assets and has no significant operations independent of its subsidiaries. The Company's obligations under the 9.625% Senior Notes, the 9.125% Senior Notes, the 7.875% Senior Notes and the 8.5% Senior Notes have been fully and unconditionally guaranteed, on a joint and several basis, by each of the Company's "Restricted Subsidiaries" (as defined in the respective indentures governing the Senior Notes) (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company.

    The senior note indentures contain certain covenants, including covenants limiting the Company and the Guarantor Subsidiaries with respect to asset sales; restricted payments; the incurrence of additional indebtedness and the issuance of preferred stock; liens; sale and leaseback transactions; lines of business; dividend and other payment restrictions affecting Guarantor Subsidiaries; mergers or consolidations; and transactions with affiliates.

The Company is obligated to repurchase the 9.625% and 9.125% Senior Notes in the event of a change of control or certain asset sales.

    The senior note indentures also limit the Company's ability to make restricted payments (as defined), including the payment of preferred stock dividends, unless certain tests are met. From December 31, 1998 through December 31, 1999, the Company was unable to meet the requirements to incur additional unsecured indebtedness, and consequently was not able to pay cash dividends on its 7% cumulative convertible preferred stock. The Company had accumulated dividends in arrears of $19.3 million related to its preferred stock as of February 29, 2000. Subsequent payments will be subject to the same restrictions and are dependent upon variables that are beyond the Company's ability to predict. This restriction does not affect the Company's ability to borrow under or expand its secured commercial bank facility. If the Company fails to pay dividends for six quarterly periods, the holders of preferred stock will be entitled to elect two new directors to the Board. Based on current projections of cash flow and fixed charges, the Company does not expect to be able to pay a dividend on the preferred stock on May 1, 2000, which would be the sixth consecutive dividend payment date on which dividends have not been paid.

    Set forth below are condensed consolidating financial statements of the Guarantor Subsidiaries, the Company's subsidiaries which are not guarantors of the Senior Notes (the "Non-Guarantor Subsidiaries") and the Company. Separate audited financial statements of each Guarantor Subsidiary have not been provided because management has determined that they are not material to investors.

    Chesapeake Energy Marketing, Inc. ("CEMI") was a Non-Guarantor Subsidiary for all periods presented. The following were additional Non-Guarantor
Subsidiaries: Chesapeake Acquisition Corporation during the Transition Period and Chesapeake Canada Corporation during fiscal 1997. All of the Company's other subsidiaries were Guarantor Subsidiaries during all periods presented.

                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                ($ IN THOUSANDS)



                                                       ASSETS


                                                             NON-
                                           GUARANTOR      GUARANTOR
                                          SUBSIDIARIES   SUBSIDIARIES      COMPANY     ELIMINATIONS   CONSOLIDATED
                                          ------------   ------------   ------------   ------------   ------------
CURRENT ASSETS:
  Cash and cash equivalents ............  $     (6,964)  $     20,409   $     25,405   $         --   $     38,850
  Accounts receivable ..................        45,170         18,297             73        (12,475)        51,065
  Inventory ............................         4,183            399             --             --          4,582
  Other ................................         1,997            700            352             --          3,049
                                          ------------   ------------   ------------   ------------   ------------
          Total Current Assets .........        44,386         39,805         25,830        (12,475)        97,546
                                          ------------   ------------   ------------   ------------   ------------
PROPERTY AND EQUIPMENT:
  Oil and gas properties ...............     2,311,633          3,715             --             --      2,315,348
  Unevaluated leasehold ................        40,008             --             --             --         40,008
  Other property and equipment .........        29,088         20,521         18,103             --         67,712
  Less: accumulated depreciation,
     depletion and amortization ........    (1,683,890)       (18,205)        (1,876)            --     (1,703,971)
                                          ------------   ------------   ------------   ------------   ------------
          Net Property and Equipment ...       696,839          6,031         16,227             --        719,097
                                          ------------   ------------   ------------   ------------   ------------
INVESTMENTS IN SUBSIDIARIES AND
  INTERCOMPANY ADVANCES ................       806,180             --        493,738     (1,299,918)            --
                                          ------------   ------------   ------------   ------------   ------------
OTHER ASSETS ...........................        16,402          8,409         16,765         (7,686)        33,890
                                          ------------   ------------   ------------   ------------   ------------
TOTAL ASSETS ...........................  $  1,563,807   $     54,245   $    552,560   $ (1,320,079)  $    850,533
                                          ============   ============   ============   ============   ============


                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
  Notes payable and current
     maturities of long-term debt ......  $         --   $        763   $         --   $         --   $        763
  Accounts payable and other ...........        63,194         19,265         17,466        (12,502)        87,423
                                          ------------   ------------   ------------   ------------   ------------
          Total Current Liabilities ....        63,194         20,028         17,466        (12,502)        88,186
                                          ------------   ------------   ------------   ------------   ------------
LONG-TERM DEBT .........................        43,500          1,437        919,160             --        964,097
                                          ------------   ------------   ------------   ------------   ------------
REVENUES AND ROYALTIES DUE
  OTHERS ...............................         9,310             --             --             --          9,310
                                          ------------   ------------   ------------   ------------   ------------
DEFERRED INCOME TAXES ..................         6,484             --             --             --          6,484
                                          ------------   ------------   ------------   ------------   ------------
INTERCOMPANY PAYABLES ..................     1,356,466         (2,450)    (1,354,043)            27             --
                                          ------------   ------------   ------------   ------------   ------------
STOCKHOLDERS' EQUITY (DEFICIT):
  Common Stock .........................            27              1          1,048            (17)         1,059
  Other ................................        84,826         35,229        968,929     (1,307,587)      (218,603)
                                          ------------   ------------   ------------   ------------   ------------
                                                84,853         35,230        969,977     (1,307,604)      (217,544)
                                          ------------   ------------   ------------   ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT) .....................  $  1,563,807   $     54,245   $    552,560   $ (1,320,079)  $    850,533
                                          ============   ============   ============   ============   ============

                      CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF DECEMBER 31, 1998
                                ($ IN THOUSANDS)

                                                         ASSETS


                                                                  NON-
                                                GUARANTOR      GUARANTOR
                                               SUBSIDIARIES   SUBSIDIARIES     COMPANY      ELIMINATIONS   CONSOLIDATED
                                               ------------   ------------   ------------   ------------   ------------
CURRENT ASSETS:

  Cash and cash equivalents .................  $    (11,565)  $      7,000   $     39,839   $         --   $     35,274
  Accounts receivable .......................        54,384         29,641            270         (7,996)        76,299
  Inventory .................................         4,919            406             --             --          5,325
  Other .....................................           721             15            365             --          1,101
                                               ------------   ------------   ------------   ------------   ------------
          Total Current Assets ..............        48,459         37,062         40,474         (7,996)       117,999
                                               ------------   ------------   ------------   ------------   ------------
PROPERTY AND EQUIPMENT:
  Oil and gas properties ....................     2,142,943             --             --             --      2,142,943
  Unevaluated leasehold .....................        52,687             --             --             --         52,687
  Other property and equipment ..............        47,628         15,109         16,981             --         79,718
  Less: accumulated depreciation,
     depletion and amortization .............    (1,601,931)        (8,036)        (1,390)            --     (1,611,357)
                                               ------------   ------------   ------------   ------------   ------------
         Net Property and Equipment .........       641,327          7,073         15,591             --        663,991
                                               ------------   ------------   ------------   ------------   ------------
INVESTMENTS IN SUBSIDIARIES AND
  INTERCOMPANY ADVANCES .....................       473,578             --        481,150       (954,728)            --
                                               ------------   ------------   ------------   ------------   ------------
OTHER ASSETS ................................        10,610            560         19,455             --         30,625
                                               ------------   ------------   ------------   ------------   ------------
TOTAL ASSETS ................................  $  1,173,974   $     44,695   $    556,670   $   (962,724)  $    812,615
                                               ============   ============   ============   ============   ============


                                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
  Notes payable and current
     maturities of long-term debt ...........  $     25,000   $         --   $         --   $         --   $     25,000
  Accounts payable and other ................        80,786         15,992         17,529         (8,023)       106,284
                                               ------------   ------------   ------------   ------------   ------------
          Total Current Liabilities .........       105,786         15,992         17,529         (8,023)       131,284
                                               ------------   ------------   ------------   ------------   ------------
LONG-TERM DEBT ..............................            --             --        919,076             --        919,076
                                               ------------   ------------   ------------   ------------   ------------
REVENUES AND ROYALTIES DUE
  OTHERS ....................................        10,823             --             --             --         10,823
                                               ------------   ------------   ------------   ------------   ------------
DEFERRED INCOME TAXES .......................            --             --             --             --             --
                                               ------------   ------------   ------------   ------------   ------------
INTERCOMPANY PAYABLES .......................     1,338,948         11,376     (1,350,351)            27             --
                                               ------------   ------------   ------------   ------------   ------------
STOCKHOLDERS' EQUITY (DEFICIT):
  Common Stock ..............................            26              1          1,042            (17)         1,052
  Other .....................................      (281,609)        17,326        969,374       (954,711)      (249,620)
                                               ------------   ------------   ------------   ------------   ------------
                                                   (281,583)        17,327        970,416       (954,728)      (248,568)
                                               ------------   ------------   ------------   ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT) ..........................  $  1,173,974   $     44,695   $    556,670   $   (962,724)  $    812,615
                                               ============   ============   ============   ============   ============

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)

                                                                             NON-
                                                           GUARANTOR      GUARANTOR
                                                          SUBSIDIARIES   SUBSIDIARIES     COMPANY      ELIMINATIONS   CONSOLIDATED
                                                          ------------   ------------   ------------   ------------   ------------
FOR THE YEAR ENDED DECEMBER 31, 1999:
REVENUES:
Oil and gas sales ......................................  $    279,740   $         --   $         --   $        705   $    280,445
Oil and gas marketing sales ............................            --        194,605             --       (120,104)        74,501
                                                          ------------   ------------   ------------   ------------   ------------
Total Revenues .........................................       279,740        194,605             --       (119,399)       354,946
                                                          ------------   ------------   ------------   ------------   ------------
OPERATING COSTS:
Production expenses and taxes ..........................        59,158            404             --             --         59,562
Oil and gas marketing expenses .........................            --        190,932             --       (119,399)        71,533
Impairment of oil and gas properties ...................            --             --             --             --             --
Impairment of other assets .............................            --             --             --             --             --
Oil and gas depreciation, depletion and amortization ...        94,649            395             --             --         95,044
Other depreciation and amortization ....................         4,474             80          3,256             --          7,810
General and administrative .............................        12,143          1,251             83             --         13,477
                                                          ------------   ------------   ------------   ------------   ------------
Total Operating Costs ..................................       170,424        193,062          3,339       (119,399)       247,426
                                                          ------------   ------------   ------------   ------------   ------------
INCOME (LOSS) FROM OPERATIONS ..........................       109,316          1,543         (3,339)            --        107,520
                                                          ------------   ------------   ------------   ------------   ------------
OTHER INCOME (EXPENSE):
Interest and other income ..............................         3,257          4,823         84,120        (83,638)         8,562
Interest expense .......................................       (82,852)           (96)       (81,742)        83,638        (81,052)
                                                          ------------   ------------   ------------   ------------   ------------
                                                               (79,595)         4,727          2,378             --        (72,490)
                                                          ------------   ------------   ------------   ------------   ------------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM ...................................        29,721          6,270           (961)            --         35,030
INCOME TAX EXPENSE (BENEFIT) ...........................         1,764             --             --             --          1,764
                                                          ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM ...................................        27,957          6,270           (961)            --         33,266
EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt,
    net of applicable income tax .......................            --             --             --             --             --
                                                          ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS) ......................................  $     27,957   $      6,270   $       (961)  $         --   $     33,266
                                                          ============   ============   ============   ============   ============

                                                                             NON-
                                                           GUARANTOR      GUARANTOR
                                                          SUBSIDIARIES   SUBSIDIARIES     COMPANY      ELIMINATIONS   CONSOLIDATED
                                                          ------------   ------------   ------------   ------------   ------------
FOR THE YEAR ENDED DECEMBER 31, 1998:
REVENUES:
Oil and gas sales ......................................  $    254,541   $         --   $         --   $      2,346   $    256,887
Oil and gas marketing sales ............................            --        225,195             --       (104,136)       121,059
                                                          ------------   ------------   ------------   ------------   ------------
Total Revenues .........................................       254,541        225,195             --       (101,790)       377,946
                                                          ------------   ------------   ------------   ------------   ------------
OPERATING COSTS:
Production expenses and taxes ..........................        59,497             --             --             --         59,497
Oil and gas marketing expenses .........................            --        220,798             --       (101,790)       119,008
Impairment of oil and gas properties ...................       826,000             --             --             --        826,000
Impairment of other assets .............................        47,000          8,000             --             --         55,000
Oil and gas depreciation, depletion and amortization ...       146,644             --             --             --        146,644
Other depreciation and amortization ....................         5,204            126          2,746             --          8,076
General and administrative .............................        18,081          1,766             71             --         19,918
                                                          ------------   ------------   ------------   ------------   ------------
Total Operating Costs ..................................     1,102,426        230,690          2,817       (101,790)     1,234,143
                                                          ------------   ------------   ------------   ------------   ------------
INCOME (LOSS) FROM OPERATIONS ..........................      (847,885)        (5,495)        (2,817)            --       (856,197)
                                                          ------------   ------------   ------------   ------------   ------------
OTHER INCOME (EXPENSE):
Interest and other income ..............................           649          2,259        100,886        (99,868)         3,926
Interest expense .......................................       (96,214)          (382)       (71,521)        99,868        (68,249)
                                                          ------------   ------------   ------------   ------------   ------------
                                                               (95,565)         1,877         29,365             --        (64,323)
                                                          ------------   ------------   ------------   ------------   ------------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM ...................................      (943,450)        (3,618)        26,548             --       (920,520)
INCOME TAX EXPENSE (BENEFIT) ...........................            --             --             --             --             --
                                                          ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM ...................................      (943,450)        (3,618)        26,548             --       (920,520)
EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt,
    net of applicable income tax .......................        (2,164)            --        (11,170)            --        (13,334)
                                                          ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS) ......................................  $   (945,614)  $     (3,618)  $     15,378   $         --   $   (933,854)
                                                          ============   ============   ============   ============   ============

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)


                                                                             NON-
                                                           GUARANTOR      GUARANTOR
                                                          SUBSIDIARIES   SUBSIDIARIES     COMPANY      ELIMINATIONS   CONSOLIDATED
                                                          ------------   ------------   ------------   ------------   ------------

FOR THE SIX MONTHS ENDED DECEMBER 31, 1997:
REVENUES:
Oil and gas sales ........................................ $     93,384   $      1,199   $         --   $      1,074   $     95,657
Oil and gas marketing sales ..............................           --        101,689             --        (43,448)        58,241
                                                           ------------   ------------   ------------   ------------   ------------
Total Revenues ...........................................       93,384        102,888             --        (42,374)       153,898
                                                           ------------   ------------   ------------   ------------   ------------
OPERATING COSTS:
Production expenses and taxes ............................        9,905            189             --             --         10,094
Oil and gas marketing expenses ...........................           --        100,601             --        (42,374)        58,227
Impairment of oil and gas properties .....................       96,000         14,000             --             --        110,000
Oil and gas depreciation, depletion and amortization .....       59,758            650             --             --         60,408
Other depreciation and amortization ......................        1,383             40            991             --          2,414
General and administrative ...............................        4,598          1,132            117             --          5,847
                                                           ------------   ------------   ------------   ------------   ------------
Total Operating Costs ....................................      171,644        116,612          1,108        (42,374)       246,990
                                                           ------------   ------------   ------------   ------------   ------------
INCOME (LOSS) FROM OPERATIONS ............................      (78,260)       (13,724)        (1,108)            --        (93,092)
                                                           ------------   ------------   ------------   ------------   ------------
OTHER INCOME (EXPENSE):
Interest and other income ................................          515            192        110,751        (32,492)        78,966
Interest expense .........................................      (27,481)           (39)       (22,420)        32,492        (17,448)
                                                           ------------   ------------   ------------   ------------   ------------
                                                                (26,966)           153         88,331             --         61,518
                                                           ------------   ------------   ------------   ------------   ------------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM .....................................     (105,226)       (13,571)        87,223             --        (31,574)
INCOME TAX EXPENSE (BENEFIT) .............................           --             --             --             --             --
                                                           ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM .....................................     (105,226)       (13,571)        87,223             --        (31,574)
EXTRAORDINARY ITEM .......................................           --             --             --             --             --
                                                           ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS) ........................................ $   (105,226)  $    (13,571)  $     87,223   $         --   $    (31,574)
                                                           ============   ============   ============   ============   ============

                                                                             NON-
                                                           GUARANTOR      GUARANTOR
                                                          SUBSIDIARIES   SUBSIDIARIES     COMPANY      ELIMINATIONS   CONSOLIDATED
                                                          ------------   ------------   ------------   ------------   ------------

FOR THE YEAR ENDED JUNE 30, 1997:
REVENUES:
Oil and gas sales ........................................ $    191,303   $         --   $         --   $      1,617   $    192,920
Oil and gas marketing sales ..............................           --        145,942             --        (69,770)        76,172
                                                           ------------   ------------   ------------   ------------   ------------
Total Revenues ...........................................      191,303        145,942             --        (68,153)       269,092
                                                           ------------   ------------   ------------   ------------   ------------
OPERATING COSTS:
Production expenses and taxes ............................       15,107             --             --             --         15,107
Oil and gas marketing expenses ...........................           --        143,293             --        (68,153)        75,140
Impairment of oil and gas properties .....................      236,000             --             --             --        236,000
Oil and gas depreciation, depletion and amortization .....      103,264             --             --             --        103,264
Other depreciation and amortization ......................        2,152             80          1,550             --          3,782
General and administrative ...............................        6,313            921          1,568             --          8,802
                                                           ------------   ------------   ------------   ------------   ------------
Total Operating Costs ....................................      362,836        144,294          3,118        (68,153)       442,095
                                                           ------------   ------------   ------------   ------------   ------------
INCOME (LOSS) FROM OPERATIONS ............................     (171,533)         1,648         (3,118)            --       (173,003)
                                                           ------------   ------------   ------------   ------------   ------------
OTHER INCOME (EXPENSE):
Interest and other income ................................          778            749         49,224        (39,528)        11,223
Interest expense .........................................      (37,644)           (10)       (20,424)        39,528        (18,550)
                                                           ------------   ------------   ------------   ------------   ------------
                                                                (36,866)           739         28,800             --         (7,327)
                                                           ------------   ------------   ------------   ------------   ------------
INCOME (LOSS) BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM .....................................     (208,399)         2,387         25,682             --       (180,330)
INCOME TAX EXPENSE (BENEFIT) .............................       (4,129)            47            509             --         (3,573)
                                                           ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM .....................................     (204,270)         2,340         25,173             --       (176,757)
EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt, net of
     applicable income tax ...............................         (769)            --         (5,851)            --         (6,620)
                                                           ------------   ------------   ------------   ------------   ------------

NET INCOME (LOSS) ........................................ $   (205,039)  $      2,340   $     19,322   $         --   $   (183,377)
                                                           ============   ============   ============   ============   ============

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)


                                                                            NON-
                                                          GUARANTOR      GUARANTOR
                                                         SUBSIDIARIES   SUBSIDIARIES     COMPANY      ELIMINATIONS   CONSOLIDATED
                                                         ------------   ------------   ------------   ------------   ------------

FOR THE YEAR ENDED DECEMBER 31, 1999:
CASH FLOWS FROM OPERATING ACTIVITIES ..................  $    135,303   $      7,193   $      2,526   $         --   $    145,022
                                                         ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Oil and gas properties, net .........................      (159,888)         2,362             --             --       (157,526)
  Proceeds from sale of assets ........................         2,082          3,448             --             --          5,530
  Other investments ...................................          (480)          (250)            --             --           (730)
  Other additions .....................................        (5,777)           (72)        (1,198)            --         (7,047)
                                                         ------------   ------------   ------------   ------------   ------------
                                                             (164,063)         5,488         (1,198)            --       (159,773)
                                                         ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings ..................       116,500             --             --             --        116,500
  Payments on long-term borrowings ....................       (98,000)            --             --             --        (98,000)
  Cash paid for purchase of preferred stock ...........            --            (53)            --             --            (53)
  Exercise of stock options ...........................            --             --            520             --            520
  Intercompany advances, net ..........................        15,501            781        (16,282)            --             --
                                                         ------------   ------------   ------------   ------------   ------------
                                                               34,001            728        (15,762)            --         18,967
                                                         ------------   ------------   ------------   ------------   ------------
EFFECT OF EXCHANGE RATE CHANGES
  ON CASH .............................................         4,922             --             --             --          4,922
                                                         ------------   ------------   ------------   ------------   ------------
Net increase (decrease) in cash and cash
  Equivalents .........................................        10,163         13,409        (14,434)            --          9,138
Cash, beginning of period .............................       (17,319)         7,000         39,839             --         29,520
                                                         ------------   ------------   ------------   ------------   ------------
Cash, end of period ...................................  $     (7,156)  $     20,409   $     25,405   $         --   $     38,658
                                                         ============   ============   ============   ============   ============

                                                                            NON-
                                                          GUARANTOR      GUARANTOR
                                                         SUBSIDIARIES   SUBSIDIARIES     COMPANY      ELIMINATIONS   CONSOLIDATED
                                                         ------------   ------------   ------------   ------------   ------------

FOR THE YEAR ENDED DECEMBER 31, 1998:
CASH FLOWS FROM OPERATING ACTIVITIES ..................  $     66,960   $    (13,137)  $     40,816   $         --   $     94,639
                                                         ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Oil and gas properties ..............................      (523,922)            --             --             --       (523,922)
  Proceeds from sale of assets ........................            --             --          3,600             --          3,600
  Investment in preferred stock of Gothic Energy
     Corporation ......................................       (39,500)            --             --             --        (39,500)
  Repayment of note receivable ........................         2,000             --             --             --          2,000
  Proceeds from sale of PanEast Petroleum Corporation .            --             --         21,245             --         21,245
  Other additions .....................................        (2,510)         8,408        (17,371)            --        (11,473)
                                                         ------------   ------------   ------------   ------------   ------------
                                                             (563,932)         8,408          7,474             --       (548,050)
                                                         ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings ..................            --             --        658,750             --        658,750
  Payments on long-term borrowings ....................            --             --       (474,166)            --       (474,166)
  Cash received from issuance of preferred stock ......            --             --        222,663             --        222,663
  Cash paid for purchase of treasury stock ............            --             --        (29,962)            --        (29,962)
  Dividends paid on common stock and preferred stock ..            --             --        (13,642)            --        (13,642)
  Exercise of stock options ...........................            --             --            154             --            154
  Intercompany advances, net ..........................       476,663          6,035       (482,698)            --             --
                                                         ------------   ------------   ------------   ------------   ------------
                                                              476,663          6,035       (118,901)            --        363,797
                                                         ------------   ------------   ------------   ------------   ------------
EFFECT OF EXCHANGE RATE CHANGES
  ON CASH .............................................        (4,726)            --             --             --         (4,726)
                                                         ------------   ------------   ------------   ------------   ------------
Net increase (decrease) in cash and cash
  Equivalents .........................................       (25,035)         1,306        (70,611)            --        (94,340)
Cash, beginning of period .............................          (284)        13,694        110,450             --        123,860
                                                         ------------   ------------   ------------   ------------   ------------
Cash, end of period ...................................  $    (25,319)  $     15,000   $     39,839   $         --   $     29,520
                                                         ============   ============   ============   ============   ============

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)


                                                                       NON-
                                                      GUARANTOR      GUARANTOR
                                                     SUBSIDIARIES   SUBSIDIARIES     COMPANY      ELIMINATIONS   CONSOLIDATED
                                                     ------------   ------------   ------------   ------------   ------------

FOR THE SIX MONTHS ENDED DECEMBER 31, 1997:
CASH FLOWS FROM OPERATING ACTIVITIES ..............  $     28,598   $    (10,842)  $    121,401   $         --   $    139,157
                                                     ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Oil and gas properties ..........................      (187,252)            --             --             --       (187,252)
  Investment in service operations ................          (200)            --             --             --           (200)
  Other investments ...............................       (26,472)            --         99,380             --         72,908
  Other additions .................................       (22,864)         1,357           (453)            --        (21,960)
                                                     ------------   ------------   ------------   ------------   ------------
                                                         (236,788)         1,357         98,927             --       (136,504)
                                                     ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid on common stock ..................            --             --         (2,810)            --         (2,810)
  Exercise of stock options .......................            --             --            322             --            322
  Other financing .................................            --           (322)            --             --           (322)
  Intercompany advances, net ......................       214,135         19,443       (233,578)            --             --
                                                     ------------   ------------   ------------   ------------   ------------
                                                          214,135         19,121       (236,066)            --         (2,810)
                                                     ------------   ------------   ------------   ------------   ------------
Net increase (decrease) in cash and cash
  Equivalents .....................................         5,945          9,636        (15,738)            --           (157)
Cash, beginning of period .........................        (6,534)         4,363        126,188             --        124,017
                                                     ------------   ------------   ------------   ------------   ------------
Cash, end of period ...............................  $       (589)  $     13,999   $    110,450   $         --   $    123,860
                                                     ============   ============   ============   ============   ============

                                                                       NON-
                                                      GUARANTOR      GUARANTOR
                                                     SUBSIDIARIES   SUBSIDIARIES     COMPANY      ELIMINATIONS   CONSOLIDATED
                                                     ------------   ------------   ------------   ------------   ------------
FOR THE YEAR ENDED JUNE 30, 1997:
CASH FLOWS FROM OPERATING ACTIVITIES ..............  $    165,850   $    (11,008)  $    (70,753)  $         --   $     84,089
                                                     ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Oil and gas properties ..........................      (465,424)            57             --             --       (465,367)
  Proceeds from sale of assets ....................         6,428             --             --             --          6,428
  Investment in service operations ................        (3,048)            --             --             --         (3,048)
  Long-term loans to third parties ................        (2,000)            --        (18,000)            --        (20,000)
  Other investments ...............................            --             --         (8,000)            --         (8,000)
  Other additions .................................       (24,318)        (1,999)        (7,550)            --        (33,867)
                                                     ------------   ------------   ------------   ------------   ------------
                                                         (488,362)        (1,942)       (33,550)            --       (523,854)
                                                     ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings ........................        50,000             --        292,626             --        342,626
  Payments on borrowings ..........................      (118,901)            --           (680)            --       (119,581)
  Exercise of stock options .......................            --             --          1,387             --          1,387
  Issuance of common stock ........................            --             --        288,091             --        288,091
  Other financing .................................            --             --           (379)            --           (379)
  Intercompany advances, net ......................       380,735         14,645       (395,380)            --             --
                                                     ------------   ------------   ------------   ------------   ------------
                                                          311,834         14,645        185,665             --        512,144
                                                     ------------   ------------   ------------   ------------   ------------
Net increase (decrease) in cash and cash
  equivalents .....................................       (10,678)         1,695         81,362             --         72,379
Cash, beginning of period .........................         4,144          2,668         44,826             --         51,638
                                                     ------------   ------------   ------------   ------------   ------------
Cash, end of period ...............................  $     (6,534)  $      4,363   $    126,188   $         --   $    124,017
                                                     ============   ============   ============   ============   ============

        CONDENSED CONSOLIDATING STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                ($ IN THOUSANDS)


                                                                       NON-
                                                      GUARANTOR      GUARANTOR
                                                     SUBSIDIARIES   SUBSIDIARIES     COMPANY      ELIMINATIONS  CONSOLIDATED
                                                     ------------   ------------   ------------   ------------  ------------
FOR THE YEAR ENDED DECEMBER 31, 1999:
  Net income (loss) ...............................  $     27,957   $      6,270   $       (961)  $         --  $     33,266
  Other comprehensive income (loss) -
    foreign currency translation ..................         4,922             --             --             --         4,922
                                                     ------------   ------------   ------------   ------------  ------------
  Comprehensive income ............................  $     32,879   $      6,270   $       (961)  $         --  $     38,188
                                                     ============   ============   ============   ============  ============

FOR THE YEAR ENDED DECEMBER 31, 1998:
  Net income (loss) ...............................  $   (945,614)  $     (3,618)  $     15,378   $         --  $   (933,854)
  Other comprehensive income (loss) -
    foreign currency translation ..................        (4,689)            --             --             --        (4,689)
                                                     ------------   ------------   ------------   ------------  ------------
  Comprehensive income (loss) .....................  $   (950,303)  $     (3,618)  $     15,378   $         --  $   (938,543)
                                                     ============   ============   ============   ============  ============

FOR THE SIX MONTHS ENDED DECEMBER 31, 1997:
  Net income (loss) ...............................  $   (105,226)  $    (13,571)  $     87,223   $         --  $    (31,574)
  Other comprehensive income (loss) -
    foreign currency translation ..................           (37)            --             --             --           (37)
                                                     ------------   ------------   ------------   ------------  ------------
  Comprehensive income (loss) .....................  $   (105,263)  $    (13,571)  $     87,223   $         --  $    (31,611)
                                                     ============   ============   ============   ============  ============

FOR THE YEAR ENDED JUNE 30, 1997:
  Net income (loss) ...............................  $   (205,039)  $      2,340   $     19,322   $         --  $   (183,377)
  Other comprehensive income (loss) -
    foreign currency translation ..................            --             --             --             --            --
                                                     ------------   ------------   ------------   ------------  ------------
  Comprehensive income (loss) .....................  $   (205,039)  $      2,340   $     19,322   $         --  $   (183,377)
                                                     ============   ============   ============   ============  ============

3. NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt consist of the following:

                                                                       DECEMBER 31,
                                                            ------------------------------
                                                                1999              1998
                                                            ------------      ------------
                                                                  ($ IN THOUSANDS)
7.875% Senior Notes (see Note 2) ......................     $    150,000      $    150,000
Discount on 7.875% Senior Notes .......................              (73)              (90)
8.5% Senior Notes (see Note 2) ........................          150,000           150,000
Discount on 8.5% Senior Notes .........................             (715)             (774)
9.125% Senior Notes (see Note 2) ......................          120,000           120,000
Discount on 9.125% Senior Notes .......................              (52)              (60)
9.625% Senior Notes (see Note 2) ......................          500,000           500,000
Note payable ..........................................            2,200                --
Other collateralized ..................................           43,500            25,000
                                                            ------------      ------------
Total notes payable and long-term debt ................          964,860           944,076
Less-- current maturities .............................             (763)          (25,000)
                                                            ------------      ------------
Notes payable and long-term debt, net of current
   maturities .........................................     $    964,097      $    919,076
                                                            ============      ============

    The aggregate scheduled maturities of notes payable and long-term debt for the next five fiscal years ending December 31, 2004 and thereafter were as follows as of December 31, 1999 (in thousands of dollars):

  2000...............................................       $     763
  2001...............................................          44,336
  2002...............................................             601
  2003...............................................              --
  2004...............................................         149,927
  After 2004.........................................         769,233
                                                            ---------
                                                            $ 964,860
                                                            =========

4. CONTINGENCIES AND COMMITMENTS

Bayard Securities Litigation

    A purported class action alleging violations of the Securities Act of 1933 and the Oklahoma Securities Act was first filed in February 1998 against the Company and others on behalf of investors who purchased common stock of Bayard Drilling Technologies, Inc. ("Bayard") in, or traceable to, its initial public offering in November 1997. Total proceeds of the offering were $254 million, of which the Company received net proceeds of $90 million as a selling shareholder. Plaintiffs allege that the Company, a major customer of Bayard's drilling services and the owner of 30.1% of Bayard's common stock outstanding prior to the offering, was a controlling person of Bayard. Alleged defective disclosures are claimed to have resulted in a decline in Bayard's share price following the public offering. Plaintiffs seek a determination that the suit is a proper class action and damages in an unspecified amount or rescission, together with interest and costs of litigation, including attorneys' fees.

    On August 24, 1999, the court dismissed plaintiffs' claims against the Company under Section 15 of the Securities Act of 1933 alleging that the Company was a "controlling person" of Bayard. Claims under Section 11 of the Securities Act of 1933 and Section 408 of the Oklahoma Securities Act continue to be asserted against the Company. The Company believes that it has meritorious defenses to these claims and intends to defend this action vigorously. No estimate of loss or range of estimate of loss, if any, can be made at this time. Bayard, which was acquired by Nabors Industries, Inc. in April 1999, has been reimbursing the Company for its costs of defense as incurred.

Patent Litigation

    On September 21, 1999, judgment was entered in favor of the Company in a patent infringement lawsuit tried to the U.S. District Court for the Northern District of Texas, Fort Worth Division. Filed in October 1996, the lawsuit asserted that the Company had infringed a patent belonging to Union Pacific Resources Company. The court declared the patent invalid, held that the Company could not have infringed the patent, dismissed all of UPRC's claims with prejudice and assessed court costs against UPRC. Appeals of the judgment by both the Company and UPRC are pending in the Federal Circuit Court of Appeals. The Company has appealed the trial court's ruling denying the Company's request for attorneys' fees. Management is unable to predict the outcome of these appeals but believes the invalidity of the patent will be upheld on appeal.

West Panhandle Field Cessation Cases

    A subsidiary of the Company, Chesapeake Panhandle Limited Partnership ("CP") (f/k/a MC Panhandle, Inc.), and two subsidiaries of Kinder Morgan, Inc. are defendants in 13 lawsuits filed between June 1997 and January 1999 by royalty owners seeking the cancellation of oil and gas leases in the West Panhandle Field in Texas. The Company acquired MC Panhandle, Inc. on April 28, 1998. MC Panhandle, Inc. has owned the leases since January 1, 1997, and the co-defendants are prior lessees. Plaintiffs claim the leases terminated upon the cessation of production for various periods primarily during the 1960s. In addition, plaintiffs seek to recover conversion damages, exemplary damages, attorneys' fees and interest. Defendants assert that any cessation of production was excused and have pled affirmative defenses of limitations, waiver, temporary estoppel, laches and title by adverse possession.

    Of the ten cases filed in the District Court of Moore County, Texas, 69th Judicial District, three have been tried to a jury. Judgment has been entered against CP and its co-defendants in all three cases, although there was a jury verdict in two of the cases in favor of defendants. The Company's aggregate liability for these judgments is $1.3 million of actual damages and $1.2 million of exemplary damages and, jointly and severally with the other two defendants, $1.5 million of actual damages and $337,000 of attorneys' fees in the event of an appeal, sanctions, interest and court costs. The court also quieted title to the leases in dispute in plaintiffs. CP and the other defendants have each appealed the judgments and posted supersedeas bonds in two of these cases and post-trial motions are pending in the other one. One of the other Moore County, Texas cases has been set for trial in May 2000. There are three related cases pending in other courts. One is set for trial in June 2000, and another, in the U.S. District Court, Northern District of Texas, Amarillo Division, resulted in a jury verdict for CP and its co-defendants. Judgment has not yet been entered in this case.

    The Company has previously established an accrued liability that management believes will be sufficient to cover the estimated costs of litigation for each of these cases. Because of the inconsistent verdicts reached by the juries in the four cases tried to date and because the amount of damages sought is not specified in all of the other cases, the outcome of the remaining trials and the amount of damages that might ultimately be awarded could differ from management's estimates. Management believes, however, that the leases are valid, there is no basis for exemplary damages and that any findings of fraud or bad faith will be overturned on appeal. CP and the other defendants intend to vigorously defend against the plaintiffs' claims.

    The Company is currently involved in various other routine disputes incidental to its business operations. While it is not possible to determine the ultimate disposition of these matters, management, after consultation with legal counsel, is of the opinion that the final resolution of all such currently pending or threatened litigation is not likely to have a material adverse effect on the consolidated financial position or results of operations of the Company.

    The Company has employment contracts with its two principal shareholders and its chief financial officer and various other senior management personnel which provide for annual base salaries, bonus compensation and various benefits. The contracts provide for the continuation of salary and benefits for varying terms in the event of termination of employment without cause. These agreements expire at various times from June 30, 2000 through June 30, 2003.

    Due to the nature of the oil and gas business, the Company and its subsidiaries are exposed to possible environmental risks. The Company has implemented various policies and procedures to avoid environmental contamination and risks from environmental contamination. The Company is not aware of any potential material environmental issues or claims.

5. INCOME TAXES

    The components of the income tax provision (benefit) for each of the periods are as follows:

                                                     YEARS ENDED
                                                     DECEMBER 31,           SIX MONTHS ENDED   YEAR ENDED
                                             ---------------------------       DECEMBER 31,      JUNE 30,
                                                1999             1998             1997            1997
                                             ---------         ---------        ---------        -------
                                                                  ($ IN THOUSANDS)
Current............................          $      --         $      --        $      --        $    --
Deferred...........................              1,764                --               --         (3,573)
                                             ---------         ---------        ---------        -------
          Total....................          $   1,764         $      --        $      --        $(3,573)
                                             =========         =========        =========        =======

    The effective income tax expense (benefit) differed from the computed "expected" federal income tax expense (benefit) on earnings before income taxes for the following reasons:

                                                          YEARS ENDED
                                                          DECEMBER 31,           SIX MONTHS ENDED  YEAR ENDED
                                                 ----------------------------       DECEMBER 31,     JUNE 30,
                                                    1999               1998            1997            1997
                                                 ---------          ---------        --------        --------
                                                                 ($ IN THOUSANDS)
Computed "expected" income tax
  provision (benefit)....................        $  12,720          $(322,182)       $(11,051)       $(63,116)
Tax percentage depletion.................             (240)              (430)            (48)           (294)
Change in valuation allowance............          (10,956)           380,969          13,818          64,116
State income taxes and other.............              240            (58,357)         (2,719)         (4,279)
                                                 ---------          ---------        --------        --------
                                                 $   1,764          $      --        $     --        $ (3,573)
                                                 =========          =========        ========        ========


    Deferred income taxes are provided to reflect temporary differences in the basis of net assets for income tax and financial reporting purposes. The tax effected temporary differences and tax loss carryforwards which comprise deferred taxes are as follows:

                                                                    YEARS ENDED
                                                                    DECEMBER 31,
                                                            ------------------------------
                                                                1999              1998
                                                            ------------      ------------
                                                                   ($ IN THOUSANDS)
Deferred tax liabilities:
Acquisition, exploration and development
  costs and related depreciation, depletion and
  amortization ........................................     $    (13,251)     $         --
                                                            ------------      ------------
Deferred tax assets:
Acquisition, exploration and development
  costs and related depreciation, depletion and
  amortization ........................................          218,728           242,765
Net operating loss carryforwards ......................          228,279           214,602
Percentage depletion carryforward .....................            1,776             1,536
                                                            ------------      ------------
                                                                 448,783           458,903
                                                            ------------      ------------
Net deferred tax asset (liability) ....................          435,532           458,903
Less: Valuation allowance .............................         (442,016)         (458,903)
                                                            ------------      ------------
Total deferred tax asset (liability) ..................     $     (6,484)     $         --
                                                            ============      ============

    SFAS 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In 1998, the Company recorded an $826 million writedown related to the impairment of oil and gas properties. The writedown and significant tax net operating loss carryforwards (caused primarily by expensing intangible drilling costs for tax purposes) resulted in a net deferred tax asset at December 31, 1999 and 1998. The Company expects to generate future U.S. tax net operating losses for the foreseeable future. Management has determined that it is more likely than not that the net U.S. deferred tax assets will not be realized and has recorded a valuation allowance equal to the net U.S. deferred tax asset.

    At December 31, 1998, $5.7 million of the valuation allowance was related to the Company's Canadian deferred tax assets. During 1999, this valuation allowance was eliminated as part of a purchase price reallocation related to a 1999 acquisition.

    At December 31, 1999, the Company had a U.S. regular tax net operating loss carryforward of approximately $613 million and a U.S. alternative minimum tax net operating loss carryforward of approximately $267 million. The U.S. loss carryforward amounts will expire during the years 2007 through 2019. The Company also had a U.S. percentage depletion carryforward of approximately $5 million at December 31, 1999, which is available to offset future U.S. federal income taxes payable and has no expiration date.

    In accordance with certain provisions of the Tax Reform Act of 1986, a change of greater than 50% of the beneficial ownership of the Company within a three-year period (an "Ownership Change") would place an annual limitation on the Company's ability to utilize its existing tax carryforwards. Under regulations issued by the

Internal Revenue Service, the Company has had two Ownership Changes. However, these ownership changes have not resulted in a significant limitation of the tax carryforwards.

6. RELATED PARTY TRANSACTIONS

    Certain directors, shareholders and employees of the Company have acquired working interests in certain of the Company's oil and gas properties. The owners of such working interests are required to pay their proportionate share of all costs. As of December 31, 1999 and 1998, the Company had accounts receivable from related parties, primarily related to such participation, of $4.6 million and $5.6 million, respectively.

    As of December 31, 1998, the Chief Executive Officer and Chief Operating Officer of the Company had notes payable to CEMI in the principal amount of $9.9 million. In November 1999, the Chief Executive Officer and the Chief Operating Officer tendered to CEMI 2,320,107 shares of Chesapeake common stock in full satisfaction of the notes payable to CEMI with a combined outstanding balance of $7.6 million. The common stock was valued at $3.29 per share, which was the market value of the stock at the time of the transaction.

    During 1999, 1998, the Transition Period and fiscal 1997, the Company incurred legal expenses of $398,000, $493,000, $388,000 and $207,000, respectively, for legal services provided by a law firm of which a director is a member.

7. EMPLOYEE BENEFIT PLANS

    The Company maintains the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, a 401(k) profit sharing plan. Eligible employees may make voluntary contributions to the plan which are matched by the Company for up to 10% of the employee's annual salary with the Company's common stock purchased in the open-market. The amount of employee contribution is limited as specified in the plan. The Company may, at its discretion, make additional contributions to the plan. The Company contributed $1,163,000, $1,359,000, $418,000 and $603,000 to the plan during 1999, 1998, the Transition Period and fiscal 1997, respectively.

8. MAJOR CUSTOMERS AND SEGMENT INFORMATION

    Sales to individual customers constituting 10% or more of total oil and gas sales were as follows:


                                                                                              PERCENT OF
YEAR ENDED DECEMBER 31,                                                  AMOUNT            OIL AND GAS SALES
-----------------------------------------------                     ----------------       -----------------
                                                                    ($ IN THOUSANDS)
1999            Aquila Southwest Pipeline Corporation                   $31,505                   11%

1998            Koch Oil Company                                        $30,564                   12%
                Aquila Southwest Pipeline Corporation                    28,946                   11


SIX MONTHS ENDED DECEMBER 31,
-----------------------------------------------

1997            Aquila Southwest Pipeline Corporation                   $20,138                   21%
                Koch Oil Company                                         18,594                   19
                GPM Gas Corporation                                      12,610                   13


FISCAL YEAR ENDED JUNE 30,
-----------------------------------------------

 1997           Aquila Southwest Pipeline Corporation                   $53,885                   28%
                Koch Oil Company                                         29,580                   15
                GPM Gas Corporation                                      27,682                   14


    Management believes that the loss of any of the above customers would not have a material impact on the Company's results of operations or its financial position.

    The Company believes all of its material operations are part of the oil and gas industry, and therefore reports as a single industry segment. Beginning in 1998, the Company began foreign operations in Canada. The geographic distribution of the Company's revenue, operating income and identifiable assets are summarized below ($ in thousands):

                                          UNITED
                                          STATES          CANADA          CONSOLIDATED
                                        ---------        ---------        ------------
1999:
Revenue.........................        $ 340,969        $  13,977         $ 354,946
Operating income (loss).........          103,188            4,332           107,520
Identifiable assets.............          735,320          115,213           850,533

1998:
Revenue.........................        $ 369,968        $   7,978         $ 377,946
Operating income (loss).........         (842,798)         (13,399)         (856,197)
Identifiable assets.............          724,713           87,902           812,615


9. STOCKHOLDERS' EQUITY AND STOCK BASED COMPENSATION

    In November 1999, the Chief Executive Officer and the Chief Operating Officer of Chesapeake tendered to CEMI 2,320,107 shares of Chesapeake common stock in full satisfaction of two notes payable to CEMI with a combined outstanding balance of $7.6 million. See Note 6.

    During 1998, the Company's Board of Directors approved the expenditure of up to $30 million to purchase outstanding Company common stock. As of August 25, 1998, the Company had purchased approximately 8.5 million shares of common stock for an aggregate amount of $30 million pursuant to such authorization.

    On April 28, 1998, the Company acquired by merger the Mid-Continent operations of DLB Oil & Gas, Inc. ("DLB") for $17.5 million in cash, 5 million shares of the Company's common stock, and the assumption of $90 million in outstanding debt and working capital obligations.

    On April 22, 1998, the Company issued $230 million (4.6 million shares) of its 7% Cumulative Convertible Preferred Stock, $50 per share liquidation preference, resulting in net proceeds to the Company of $223 million.

    On March 10, 1998, the Company acquired Hugoton Energy Corporation ("Hugoton") pursuant to a merger by issuing approximately 25.8 million shares of the Company's common stock in exchange for 100% of Hugoton's common stock.

    On December 16, 1997, the Company acquired AnSon Production Corporation. Consideration for this merger was approximately $43 million consisting of the issuance of approximately 3.8 million shares of Company common stock and cash consideration in accordance with the terms of the merger agreement.

    On December 2, 1996, the Company completed a public offering of approximately 9.0 million shares of common stock at a price of $33.63 per share, resulting in net proceeds to the Company of approximately $288.1 million.

    A 2-for-1 stock split of the common stock in December 1996 has been given retroactive effect in these financial statements.

Stock Option Plans

    The Company's 1992 Incentive Stock Option Plan (the "ISO Plan") terminated on December 16, 1994. Until then, the Company granted incentive stock options to purchase common stock under the ISO Plan to employees. Subject to any adjustment as provided by the ISO Plan, the aggregate number of shares which may be issued and sold may not exceed 3,762,000 shares. The maximum period for exercise of an option may not be more than 10 years (or five years for an optionee who owns more than 10% of the common stock) from the date of grant, and the exercise price may not be less than the fair market value of the shares underlying the options on the date of grant

(or 110% of such value for an optionee who owns more than 10% of the common stock). Options granted become exercisable at dates determined by the Stock Option Committee of the Board of Directors.

    Under the Company's 1992 Nonstatutory Stock Option Plan (the "NSO Plan"), non-qualified options to purchase common stock may be granted only to directors and consultants of the Company. Subject to any adjustment as provided by the NSO Plan, the aggregate number of shares which may be issued and sold may not exceed 3,132,000 shares. The maximum period for exercise of an option may not be more than 10 years from the date of grant, and the exercise price may not be less than the fair market value of the shares underlying the options on the date of grant. Options granted become exercisable at dates determined by the Stock Option Committee of the Board of Directors. The NSO Plan also contains a formula award provision pursuant to which each director who is not an executive officer receives every quarter a ten-year immediately exercisable option to purchase 6,250 shares of common stock at an option price equal to the fair market value of the shares on the date of grant. The amount of the award was changed increased from 20,000 shares (post-split) to 15,000 shares per year in 1998 and to 25,000 shares per year in 1999. No options can be granted under the NSO Plan after December 10, 2002.

    Under the Company's 1994 Stock Option Plan (the "1994 Plan"), and its 1996 Stock Option Plan (the "1996 Plan"), incentive and nonqualified stock options to purchase Common Stock may be granted to employees and consultants of the Company and its subsidiaries. Subject to any adjustment as provided by the respective plans, the aggregate number of shares which may be issued and sold may not exceed 4,886,910 shares under the 1994 Plan and 6,000,000 shares under the 1996 Plan. The maximum period for exercise of an option may not be more than 10 years from the date of grant and the exercise price of nonqualified stock options may not be less than par value and, under the 1996 Plan, 85% of the fair market value of the shares underlying the options on the date of grant. Options granted become exercisable at dates determined by the Stock Option Committee of the Board of Directors. No options can be granted under the 1994 Plan after October 17, 2004 or under the 1996 Plan after October 14, 2006.

    Under the Company's 1999 Stock Option Plan (the "1999 Plan"), nonqualified stock options to purchase Common Stock may be granted to employees and consultants of the Company and its subsidiaries. Subject to any adjustment as provided by the plan, the aggregate number of shares which may be issued and sold may not exceed 3,000,000 shares. The maximum period for exercise of an option may not be more than 10 years from the date of grant and the exercise price may not be less than the fair market value of the shares underlying the options on the date of grant; provided, however, nonqualified stock options not exceeding 10% of the options issuable under the 1999 Plan may be granted at an exercise price which is not less than 85% of the grant date fair market value. Options granted become exercisable at dates determined by the Stock Option Committee of the Board of Directors. No options can be granted under the 1999 Plan after March 4, 2009.

    The Company has elected to follow APB No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for its employee stock options. Under APB No. 25, compensation expense is recognized for the difference between the option price and market value on the measurement date. No compensation expense has been recognized because the exercise price of the stock options granted under the plans equaled the market price of the underlying stock on the date of grant.

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of the statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999, 1998, the Transition Period and fiscal 1997, respectively: interest rates (zero-coupon U.S. government issues with a remaining life equal to the expected term of the options) of 5.88%, 5.20%, 6.45% and 6.74%; dividend yields of 0.0%, 0.0%, 0.9% and 0.9%; volatility factors of the expected market price of the Company's common stock of .82, .96, .67 and .60; and weighted-average expected life of the options of five years.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    The Company's pro forma information follows:

                                                       YEARS ENDED
                                                       DECEMBER 31,            SIX MONTHS ENDED   YEAR ENDED
                                              -----------------------------      DECEMBER 31,      JUNE 30,
                                                   1999            1998             1997            1997
                                              -------------   -------------   -----------------  ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Income (Loss)
  As reported............................       $  33,266       $ (933,854)       $ (31,574)      $(183,377)
  Pro forma..............................          24,802         (948,014)         (35,084)       (190,160)
Basic Earnings (Loss) per Share
  As reported............................       $    0.17       $    (9.97)       $   (0.45)      $   (2.79)
  Pro forma..............................            0.08           (10.12)           (0.50)          (2.89)
Diluted Earnings (Loss) per Share
  As reported............................       $    0.16       $    (9.97)       $   (0.45)      $   (2.79)
  Pro forma..............................            0.08           (10.12)           (0.50)          (2.89)

    For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period, which is four years. Because the Company's stock options vest over four years and additional awards are typically made each year, the above pro forma disclosures are not likely to be representative of the effects on pro forma net income for future years. A summary of the Company's stock option activity and related information follows:

                                                      YEARS ENDED DECEMBER 31,
                                          ---------------------------------------------------------   SIX MONTHS ENDED DECEMBER 31,
                                                      1999                           1998                         1997
                                          --------------------------     --------------------------   ---------------------------
                                                       WEIGHTED-AVG                   WEIGHTED-AVG                  WEIGHTED-AVG
                                            OPTIONS   EXERCISE PRICE      OPTIONS    EXERCISE PRICE     OPTIONS    EXERCISE PRICE
                                          ----------- --------------     ---------   --------------   ----------   --------------
  Outstanding Beginning of Period........ 11,260,375     $   1.86          8,330,381    $  5.49        7,903,659     $  7.09
  Granted................................  3,210,493         1.11         14,580,063       2.78        3,362,207        8.29
  Exercised..............................   (622,120)        0.99           (108,761)      1.35         (219,349)       3.13
  Cancelled/Forfeited....................   (990,319)        1.87        (11,541,308)      5.64       (2,716,136)      13.87
                                          ----------     --------        -----------    -------       ----------     -------
  Outstanding End of Period.............. 12,858,429     $   1.76         11,260,375    $  1.86        8,330,381     $  5.49
                                          ----------     --------        -----------    -------       ----------     -------
  Exercisable End of Period..............  5,040,302                       3,535,126                   3,838,869
                                          ----------                     -----------                  ----------
  Shares Authorized for Future Grants ...  2,560,687                       1,761,359                   4,585,973
                                          ----------                     -----------                  ----------
  Fair Value of Options Granted During
    the Period...........................                $   0.77                       $  2.34                      $  4.98
                                                         --------                       -------                      -------

                                                   YEAR ENDED JUNE 30,
                                                          1997
                                             -------------------------------
                                                               WEIGHTED-AVG
                                               OPTIONS        EXERCISE PRICE
                                             ------------     --------------
Outstanding Beginning of Year ..........        7,602,884      $       4.66
Granted ................................        3,564,884             19.35
Exercised ..............................       (1,197,998)             1.95
Cancelled/Forfeited ....................       (2,066,111)            22.26
                                             ------------      ------------
Outstanding End of Year ................        7,903,659      $       7.09
                                             ------------      ------------
Exercisable End of Year ................        3,323,824
                                             ------------
Shares Authorized for Future Grants ....        5,212,056
                                             ------------
Fair Value of Options Granted During
  the Year .............................                       $       7.51
                                                               ------------

    The following table summarizes information about stock options outstanding at December 31, 1999:

                                    OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                      ----------------------------------------------------    ------------------------------
                         NUMBER         WEIGHTED-AVG.                            NUMBER
       RANGE OF        OUTSTANDING        REMAINING          WEIGHTED-AVG.     EXERCISABLE     WEIGHTED-AVG.
    EXERCISE PRICES    @ 12/31/99     CONTRACTUAL LIFE      EXERCISE PRICE     @ 12/31/99     EXERCISE PRICE
    ---------------   ------------   ------------------     --------------    ------------    --------------
    $ 0.08 - $ 0.78      897,982            4.02               $   0.62           897,982       $   0.62
    $ 0.94 - $ 0.94    2,538,000            9.04                   0.94            42,500           0.94
    $ 1.00 - $ 1.00       31,250            9.01                   1.00            31,250           1.00
    $ 1.13 - $ 1.13    6,679,130            8.68                   1.13         1,627,898           1.13
    $ 1.33 - $ 2.25    1,320,204            4.34                   2.00         1,320,204           2.00
    $ 2.38 - $10.69    1,263,300            6.74                   4.75         1,005,405           4.97
    $14.25 - $14.25       27,000            7.32                  14.25            13,500          14.25
    $17.67 - $17.67          938            0.08                  17.67               938          17.67
    $25.88 - $25.88          625            0.08                  25.88               625          25.88
    $30.63 - $30.63      100,000            6.77                  30.63           100,000          30.63
                      ----------            ----               --------        ----------       --------

    $ 0.08 - $30.63   12,858,429            7.77               $   1.76         5,040,302       $   2.66
                      ==========                                               ==========

    The exercise of certain stock options results in state and federal income tax benefits to the Company related to the difference between the market price of the common stock at the date of disposition and the option price. During fiscal 1997, $4,808,000 was recorded as an adjustment to additional paid-in capital and deferred income taxes with respect to such tax benefits. During 1999, 1998 and the Transition Period, the Company did not recognize any such tax benefits.

10. FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

    The Company has only limited involvement with derivative financial instruments, as defined in Statement of Financial Accounting Standards No. 119 "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments", and does not use them for trading purposes. The Company's primary objective is to hedge a portion of its exposure to price volatility from producing crude oil and natural gas. These arrangements may expose the Company to credit risk from its counterparties and to basis risk. The Company does not expect that the counterparties will fail to meet their obligations given their high credit ratings.

Hedging Activities

    Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

        (i) swap arrangements that establish an index-related price above which the Company pays the counterparty and below which the Company is paid by the counterparty,

        (ii) the purchase of index-related puts that provide for a "floor" price below which the counterparty pays the Company the amount by which the price of the commodity is below the contracted floor,

        (iii) the sale of index-related calls that provide for a "ceiling" price above which the Company pays the counterparty the amount by which the price of the commodity is above the contracted ceiling, and

        (iv) basis protection swaps, which are arrangements that guarantee the price differential of oil or gas from a specified delivery point or points.

    Results from commodity hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production. The Company only enters into commodity hedging transactions related to the Company's oil and gas production volumes or CEMI's physical purchase or sale commitments. Gains or losses on crude oil and natural gas hedging transactions are recognized as price adjustments in the months of related production.

    As of December 31, 1999, the Company had the following open natural gas swap arrangements designed to hedge a portion of the Company's domestic gas production for periods after December 1999:

                                                                                                        NYMEX-INDEX
                                                                                          VOLUME       STRIKE PRICE
MONTHS                                                                                     (MMBTU)      (PER MMBTU)
------                                                                                 -------------  -------------
April 2000.......................................................................          600,000        $ 2.50
May 2000.........................................................................          620,000          2.50
June 2000........................................................................          600,000          2.50
July 2000........................................................................          620,000          2.50
August 2000......................................................................          620,000          2.50
September 2000...................................................................          600,000          2.50
October 2000.....................................................................          620,000          2.50

    If the swap arrangements listed above had been settled on December 31, 1999, the Company would have incurred a gain of $0.5 million.

    As of December 31, 1999, the Company had no open oil swap arrangements.

    The Company has also closed transactions designed to hedge a portion of the Company's domestic oil and natural gas production. The net unrecognized losses resulting from these transactions, $3.9 million as of December 31, 1999, will be recognized as price adjustments in the months of related production. These hedging gains and losses are set forth below ($ in thousands):

                                                HEDGING GAINS (LOSSES)
                                       --------------------------------------
MONTH                                    GAS             OIL          TOTAL
-----                                  --------        -------       --------
January 2000...................        $     --        $  (995)      $   (995)
February 2000..................              --         (1,061)        (1,061)
March 2000.....................             689           (851)          (162)
April 2000.....................              71           (647)          (576)
May 2000.......................              73           (668)          (595)
June 2000......................              71           (647)          (576)
July 2000......................              73           (231)          (158)
August 2000....................              73             --             73
September 2000.................              71             --             71
October 2000...................              73             --             73
                                       --------        -------       --------
                                       $  1,194        $(5,100)      $ (3,906)
                                       ========        =======       ========

Subsequent to December 31, 1999, the Company entered into the following natural gas swap arrangements designed to hedge a portion of the Company's domestic gas production for periods after December 1999:

                                                                                        NYMEX - INDEX
                                                                             VOLUME     STRIKE PRICE
MONTHS                                                                      (MMBTU)      (PER MMBTU)
------                                                                   -------------  --------------
April 2000........................................................         8,900,000         $2.593
May 2000..........................................................         3,410,000          2.737
June 2000.........................................................         3,300,000          2.737
July 2000.........................................................         3,410,000          2.741
August 2000.......................................................         3,410,000          2.741
September 2000....................................................         2,100,000          2.696
October 2000......................................................         2,170,000          2.696

    Subsequent to December 31, 1999, the Company entered into the following crude oil swap arrangements designed to hedge a portion of the Company's domestic crude oil production for periods after December 1999:

                                                                            MONTHLY       NYMEX-INDEX
                                                                             VOLUME       STRIKE PRICE
MONTHS                                                                       (BBLS)         (PER BBL)
------                                                                   ---------------  -------------
March 2000...............................................................     183,000        $27.512
April 2000...............................................................      89,000         27.251

    In addition to commodity hedging transactions related to the Company's oil and gas production, CEMI periodically enters into various hedging transactions designed to hedge against physical purchase and sale commitments made by CEMI. Gains or losses on these transactions are recorded as adjustments to oil and gas marketing sales in the consolidated statements of operations and are not considered by management to be material.

Interest Rate Risk

    The Company also utilizes hedging strategies to manage fixed-interest rate exposure. Through the use of a swap arrangement, the Company believes it can benefit from stable or falling interest rates and reduce its current interest expense. During 1999, the Company's interest rate swap resulted in a $2.0 million reduction of interest expense. The terms of the swap agreement are as follows:

Months                         Notional Amount      Fixed Rate   Floating Rate
------                         ---------------      ----------   -------------
May 1998 - April 2001           $230,000,000            7%       Average of three-month Swiss Franc LIBOR,
                                                                 Deutsche Mark and Australian Dollar
                                                                 plus 300 basis points

May 2001 - April 2008           $230,000,000            7%       U.S. three-month LIBOR plus 300 basis points


    If the floating rate is less than the fixed rate, the counterparty will pay the Company accordingly. If the floating rate exceeds the fixed rate, the Company will pay the counterparty. The interest rate swap agreement contains a "knockout provision" whereby the agreement will terminate on or after May 1, 2001 if the average closing price for the previous twenty business days for the shares of the Company's common stock is greater than or equal to $7.50 per share. The agreement also provides for a maximum floating rate of 8.5% from May 2001 through April 2008.

     If the interest rate swap agreement had been settled on December 31, 1999, the Company would have been required to pay the counterparty approximately $16.7 million. However, because of the knock-out provision discussed above and the volatility of interest rates, the Company does not believe that this worst-case scenario is a fair measure of the market value of the swap agreement and, therefore, would not pay this amount to cancel the transaction. Results from interest rate hedging transactions are reflected as adjustments to interest expense in the corresponding months covered by the swap agreement.

     The table below presents principal cash flows and related weighted average interest rates by expected maturity dates. The fair value of the long-term debt has been estimated based on quoted market prices.

                                                                        DECEMBER 31, 1999
                                         -----------------------------------------------------------------------------------------
                                                                        YEARS OF MATURITY
                                         -----------------------------------------------------------------------------------------
                                           2000       2001       2002       2003       2004     THEREAFTER    TOTAL     FAIR VALUE
                                         --------   --------   --------   --------   --------   ----------   --------   ----------
LIABILITIES:                                                                ($ IN MILLIONS)
  Long-term debt, including current
    portion - fixed rate ..............  $    0.8   $    0.8   $    0.6   $     --   $  150.0   $    770.0   $  922.2   $    838.7
    Average interest rate .............       9.1%       9.1%       9.1%        --        7.9%         9.3%       9.1%          --
  Long-term debt - variable rate ......  $     --   $   43.5   $     --   $     --   $     --   $       --   $   43.5   $     43.5
    Average interest rate .............        --       9.75%        --         --         --           --       9.75%          --


Concentration of Credit Risk

    Other financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, short-term investments in debt instruments and trade receivables. The Company's accounts receivable are primarily from purchasers of oil and natural gas products and exploration and production companies which own interests in properties operated by the Company. The industry concentration has the potential to impact the Company's overall exposure to credit risk, either positively or negatively, in that the customers may be similarly affected by changes in economic, industry or other conditions. The Company generally requires letters of credit for receivables from customers which are judged to have sub-standard credit, unless the credit risk can otherwise be mitigated. The cash and cash equivalents are deposited with major banks or institutions with high credit ratings.

Fair Value of Financial Instruments

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

    The carrying values of items comprising current assets and current liabilities approximate fair values due to the short-term maturities of these instruments. The Company estimates the fair value of its long-term (including current maturities), fixed-rate debt using primarily quoted market prices. The Company's carrying amount for such debt at December 31, 1999 and 1998 was $921.4 million and $919.1 million, respectively, compared to approximate fair values of $838.7 million and $654.7 million, respectively. The carrying value of other long-term debt approximates its fair value as interest rates are primarily variable, based on prevailing market rates. The Company estimates the fair value of its convertible preferred stock, which was issued in April 1998, using quoted market prices. The Company's carrying amount for such preferred stock at December 31, 1999 and 1998 was $229.8 million and $230.0 million, compared to an approximate fair value of $119.0 million and $48.9 million, respectively.

11. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES

Net Capitalized Costs

    Evaluated and unevaluated capitalized costs related to the Company's oil and gas producing activities are summarized as follows:


DECEMBER 31, 1999
                                                                          U.S.             CANADA           COMBINED
                                                                      ------------      ------------      ------------
                                                                                      ($ IN THOUSANDS)
Oil and gas properties:
  Proved ........................................................     $  2,193,492      $    121,856      $  2,315,348
  Unproved ......................................................           36,225             3,783            40,008
                                                                      ------------      ------------      ------------
          Total .................................................        2,229,717           125,639         2,355,356
Less accumulated depreciation, depletion and amortization .......       (1,645,185)          (25,357)       (1,670,542)
                                                                      ------------      ------------      ------------
Net capitalized costs ...........................................     $    584,532      $    100,282      $    684,814
                                                                      ============      ============      ============

DECEMBER 31, 1998
                                                                          U.S.             CANADA           COMBINED
                                                                      ------------      ------------      ------------
                                                                                      ($ IN THOUSANDS)

Oil and gas properties:
  Proved ........................................................     $  2,060,076      $     82,867      $  2,142,943
  Unproved ......................................................           44,780             7,907            52,687
                                                                      ------------      ------------      ------------
          Total .................................................        2,104,856            90,774         2,195,630
Less accumulated depreciation, depletion and amortization .......       (1,556,284)          (17,998)       (1,574,282)
                                                                      ------------      ------------      ------------
Net capitalized costs ...........................................     $    548,572      $     72,776      $    621,348
                                                                      ============      ============      ============


    Unproved properties not subject to amortization at December 31, 1999 and 1998 consisted mainly of lease acquisition costs. The Company capitalized approximately $3.5 million, $6.5 million, $5.1 million and $12.9 million of interest during 1999, 1998, the Transition Period and fiscal 1997, respectively, on significant investments in unproved properties that were not yet included in the amortization base of the full-cost pool. The Company will continue to evaluate its unevaluated properties; however, the timing of the ultimate evaluation and disposition of the properties has not been determined.

Costs Incurred in Oil and Gas Acquisition, Exploration and Development

    Costs incurred in oil and gas property acquisition, exploration and development activities which have been capitalized are summarized as follows:

YEAR ENDED DECEMBER 31, 1999
                                                                          U.S.             CANADA           COMBINED
                                                                      ------------      ------------      ------------
                                                                                      ($ IN THOUSANDS)

Development and leasehold costs .................................     $     95,329      $     31,536      $    126,865
Exploration costs ...............................................           23,651                42            23,693
Acquisition costs ...............................................           47,993             4,100            52,093
Sales of oil and gas properties .................................          (44,822)             (813)          (45,635)
Capitalized internal costs ......................................            2,710                --             2,710
                                                                      ------------      ------------      ------------
          Total .................................................     $    124,861      $     34,865      $    159,726
                                                                      ============      ============      ============

YEAR ENDED DECEMBER 31, 1998
                                                                          U.S.             CANADA           COMBINED
                                                                      ------------      ------------      ------------
                                                                                      ($ IN THOUSANDS)
Development and leasehold costs .................................     $    169,491      $      7,119      $    176,610
Exploration costs ...............................................           63,245             5,427            68,672
Acquisition costs ...............................................          662,104            78,176           740,280
Sales of oil and gas properties .................................          (15,712)               --           (15,712)
Capitalized internal costs ......................................            5,262                --             5,262
                                                                      ------------      ------------      ------------
          Total .................................................     $    884,390      $     90,722      $    975,112
                                                                      ============      ============      ============
SIX MONTHS ENDED DECEMBER 31, 1997
                                                                          U.S.             CANADA           COMBINED
                                                                      ------------      ------------      ------------
                                                                                      ($ IN THOUSANDS)
Development and leasehold costs .................................     $    144,283      $         --      $    144,283
Exploration costs ...............................................           40,534                --            40,534
Acquisition costs ...............................................           39,245                --            39,245
Capitalized internal costs ......................................            2,435                --             2,435
                                                                      ------------      ------------      ------------
          Total .................................................     $    226,497      $         --      $    226,497
                                                                      ============      ============      ============
YEAR ENDED JUNE 30, 1997
                                                                          U.S.             CANADA           COMBINED
                                                                      ------------      ------------      ------------
                                                                                      ($ IN THOUSANDS)
Development and leasehold costs .................................     $    324,989      $         --      $    324,989
Exploration costs ...............................................          136,473                --           136,473
Capitalized internal costs ......................................            3,905                --             3,905
                                                                      ------------      ------------      ------------
          Total .................................................     $    465,367      $         --      $    465,367
                                                                      ============      ============      ============

Results of Operations from Oil and Gas Producing Activities (unaudited)

    The Company's results of operations from oil and gas producing activities are presented below for 1999, 1998, the Transition Period and fiscal 1997. The following table includes revenues and expenses associated directly with the Company's oil and gas producing activities. It does not include any allocation of the Company's interest costs and, therefore, is not necessarily indicative of the contribution to consolidated net operating results of the Company's oil and gas operations.

YEAR ENDED DECEMBER 31, 1999
                                                                          U.S.             CANADA           COMBINED
                                                                      ------------      ------------      ------------
                                                                                      ($ IN THOUSANDS)
Oil and gas sales ...............................................     $    266,468      $     13,977      $    280,445
Production expenses .............................................          (44,165)           (2,133)          (46,298)
Production taxes ................................................          (13,264)               --           (13,264)
Depletion and depreciation ......................................          (88,901)           (6,143)          (95,044)
Imputed income tax (provision) benefit (a) ......................          (45,052)           (2,565)          (47,617)
                                                                      ------------      ------------      ------------
Results of operations from oil and gas producing activities .....     $     75,086      $      3,136      $     78,222
                                                                      ============      ============      ============
YEAR ENDED DECEMBER 31, 1998
                                                                          U.S.             CANADA           COMBINED
                                                                      ------------      ------------      ------------
                                                                                      ($ IN THOUSANDS)
Oil and gas sales ...............................................     $    248,909      $      7,978      $    256,887
Production expenses .............................................          (49,368)           (1,834)          (51,202)
Production taxes ................................................           (8,295)               --            (8,295)
Impairment of oil and gas properties ............................         (810,610)          (15,390)         (826,000)
Depletion and depreciation ......................................         (143,283)           (3,361)         (146,644)
Imputed income tax (provision) benefit (a) ......................          285,981             5,673           291,654
                                                                      ------------      ------------      ------------
Results of operations from oil and gas producing activities .....     $   (476,666)     $     (6,934)     $   (483,600)
                                                                      ============      ============      ============

SIX MONTHS ENDED DECEMBER 31, 1997
                                                                          U.S.             CANADA           COMBINED
                                                                      ------------      ------------      ------------
                                                                                      ($ IN THOUSANDS)
Oil and gas sales ...............................................     $     95,657      $         --      $     95,657
Production expenses .............................................           (7,560)               --            (7,560)
Production taxes ................................................           (2,534)               --            (2,534)
Impairment of oil and gas properties ............................         (110,000)               --          (110,000)
Depletion and depreciation ......................................          (60,408)               --           (60,408)
Imputed income tax (provision) benefit (a) ......................           31,817                --            31,817
                                                                      ------------      ------------      ------------
Results of operations from oil and gas producing activities .....     $    (53,028)     $         --      $    (53,028)
                                                                      ============      ============      ============
YEAR ENDED JUNE 30, 1997
                                                                          U.S.             CANADA           COMBINED
                                                                      ------------      ------------      ------------
                                                                                      ($ IN THOUSANDS)
Oil and gas sales ...............................................     $    192,920      $         --      $    192,920
Production expenses .............................................          (11,445)               --           (11,445)
Production taxes ................................................           (3,662)               --            (3,662)
Impairment of oil and gas properties ............................         (236,000)               --          (236,000)
Depletion and depreciation ......................................         (103,264)               --          (103,264)
Imputed income tax (provision) benefit (a) ......................           60,544                --            60,544
                                                                      ------------      ------------      ------------
Results of operations from oil and gas producing activities .....     $   (100,907)     $         --      $   (100,907)
                                                                      ============      ============      ============

----------

(a) The imputed income tax provision is hypothetical (at the statutory rate) and determined without regard to the Company's deduction for general and administrative expenses, interest costs and other income tax credits and deductions, nor whether the hypothetical tax benefits will be realized.

    Capitalized costs, less accumulated amortization and related deferred income taxes, cannot exceed an amount equal to the sum of the present value (discounted at 10%) of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. At December 31, 1998 and 1997 and June 30, 1997, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues for the Company's proved reserves, net of related income tax considerations, resulting in writedowns in the carrying value of oil and gas properties of $826 million, $110 million and $236 million, respectively.

Oil and Gas Reserve Quantities (unaudited)

    The reserve information presented below is based upon reports prepared by independent petroleum engineers and the Company's petroleum engineers.

        o As of December 31, 1999, Williamson Petroleum Consultants, Inc. ("Williamson"), Ryder Scott Company ("Ryder Scott"), and the Company's internal reservoir engineers evaluated 50%, 16%, and 34% of the Company's combined discounted future net revenues from the Company's estimated proved reserves, respectively.

        o As of December 31, 1998, Williamson, Ryder Scott, H.J. Gruy and Associates, Inc. and the Company's internal reservoir engineers evaluated 63%, 12%, 1% and 24% of the Company's combined discounted future net revenues from the Company's estimated proved reserves, respectively.

        o As of December 31, 1997, Williamson, Porter Engineering Associates, Netherland, Sewell & Associates, Inc. and internal reservoir engineers evaluated approximately 53%, 42%, 3% and 2% of the Company's combined discounted future net revenues from the Company's estimated proved reserves, respectively.

        o As of June 30, 1997, the reserves evaluated by Williamson constituted approximately 41% of the Company's combined discounted future net revenues from the Company's estimated proved reserves, with the remaining reserves being evaluated internally. The reserves evaluated internally in fiscal 1997 were subsequently evaluated by Williamson with a variance of approximately 4% of total proved reserves.

    The information is presented in accordance with regulations prescribed by the Securities and Exchange Commission. The Company emphasizes that reserve estimates are inherently imprecise. The Company's reserve estimates were generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, these estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

    Proved oil and gas reserves represent the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are those expected to be recovered through existing wells with existing equipment and operating methods. As of December 31, 1997 and June 30, 1997, all of the Company's oil and gas reserves were located in the United States.

    Presented below is a summary of changes in estimated reserves of the Company for 1999, 1998, the Transition Period and fiscal 1997:


DECEMBER 31, 1999
                                                    U.S.                    CANADA                  COMBINED
                                          -----------------------   ----------------------   -----------------------
                                             OIL          GAS          OIL         GAS          OIL          GAS
                                            (MBBL)       (MMCF)       (MBBL)      (MMCF)       (MBBL)       (MMCF)
                                          ----------   ----------   ----------  ----------   ----------   ----------
Proved reserves, beginning of period ...      22,560      724,018           33     231,773       22,593      955,791
Extensions, discoveries and other
  additions ............................       4,593      158,801           --      37,835        4,593      196,636
Revisions of previous estimates ........       3,404       59,904           --     (98,571)       3,404      (38,667)
Production .............................      (4,147)     (96,873)          --     (11,737)      (4,147)    (108,610)
Sale of reserves-in-place ..............      (4,371)     (31,616)         (33)       (796)      (4,404)     (32,412)
Purchase of reserves-in-place ..........       2,756       64,350           --      19,738        2,756       84,088
                                          ----------   ----------   ----------  ----------   ----------   ----------
Proved reserves, end of period .........      24,795      878,584           --     178,242       24,795    1,056,826
                                          ==========   ==========   ==========  ==========   ==========   ==========

Proved developed reserves:
  Beginning of period ..................      18,003      552,953           33     105,990       18,036      658,943
                                          ==========   ==========   ==========  ==========   ==========   ==========
  End of period ........................      17,750      627,120           --     136,203       17,750      763,323
                                          ==========   ==========   ==========  ==========   ==========   ==========

DECEMBER 31, 1998
                                                    U.S.                    CANADA                  COMBINED
                                          -----------------------   ----------------------   -----------------------
                                             OIL          GAS          OIL         GAS          OIL          GAS
                                            (MBBL)       (MMCF)       (MBBL)      (MMCF)       (MBBL)       (MMCF)
                                          ----------   ----------   ----------  ----------   ----------   ----------

Proved reserves, beginning of period ...      18,226      339,118           --          --       18,226      339,118
Extensions, discoveries and other
  additions ............................       3,448       90,879           --          --        3,448       90,879
Revisions of previous estimates ........      (4,082)     (60,477)          --          --       (4,082)     (60,477)
Production .............................      (5,975)     (86,681)          (1)     (7,740)      (5,976)     (94,421)
Sale of reserves-in-place ..............         (30)      (3,515)          --          --          (30)      (3,515)
Purchase of reserves-in-place ..........      10,973      444,694           34     239,513       11,007      684,207
                                          ----------   ----------   ----------  ----------   ----------   ----------
Proved reserves, end of period .........      22,560      724,018           33     231,773       22,593      955,791
                                          ==========   ==========   ==========  ==========   ==========   ==========

Proved developed reserves:
  Beginning of period ..................      10,087      178,082           --          --       10,087      178,082
                                          ==========   ==========   ==========  ==========   ==========   ==========
  End of period ........................      18,003      552,953           33     105,990       18,036      658,943
                                          ==========   ==========   ==========  ==========   ==========   ==========

DECEMBER 31, 1997
                                                    U.S.                    CANADA                  COMBINED
                                          -----------------------   ----------------------   -----------------------
                                             OIL          GAS          OIL         GAS          OIL          GAS
                                            (MBBL)       (MMCF)       (MBBL)      (MMCF)       (MBBL)       (MMCF)
                                          ----------   ----------   ----------  ----------   ----------   ----------

Proved reserves, beginning of period ...      17,373      298,766           --          --       17,373      298,766
Extensions, discoveries and other
  additions ............................       5,573       68,813           --          --        5,573       68,813
Revisions of previous estimates ........      (3,428)     (24,189)          --          --       (3,428)     (24,189)
Production .............................      (1,857)     (27,327)          --          --       (1,857)     (27,327)
Sale of reserves-in-place ..............          --           --           --          --           --           --
Purchase of reserves-in-place ..........         565       23,055           --          --          565       23,055
                                          ----------   ----------   ----------  ----------   ----------   ----------
Proved reserves, end of period .........      18,226      339,118           --          --       18,226      339,118
                                          ==========   ==========   ==========  ==========   ==========   ==========

Proved developed reserves:
  Beginning of period ..................       7,324      151,879           --          --        7,324      151,879
                                          ==========   ==========   ==========  ==========   ==========   ==========
  End of period ........................      10,087      178,082           --          --       10,087      178,082
                                          ==========   ==========   ==========  ==========   ==========   ==========

JUNE 30, 1997
                                                    U.S.                    CANADA                  COMBINED
                                          -----------------------   ----------------------   -----------------------
                                             OIL          GAS          OIL         GAS          OIL          GAS
                                            (MBBL)       (MMCF)       (MBBL)      (MMCF)       (MBBL)       (MMCF)
                                          ----------   ----------   ----------  ----------   ----------   ----------

Proved reserves, beginning of period ...      12,258      351,224           --          --       12,258      351,224
Extensions, discoveries and other
  additions ............................      13,874      147,485           --          --       13,874      147,485
Revisions of previous estimates ........      (5,989)    (137,938)          --          --       (5,989)    (137,938)
Production .............................      (2,770)     (62,005)          --          --       (2,770)     (62,005)
Sale of reserves-in-place ..............          --           --           --          --           --           --
Purchase of reserves-in-place ..........          --           --           --          --           --           --
                                          ----------   ----------   ----------  ----------   ----------   ----------
Proved reserves, end of period .........      17,373      298,766           --          --       17,373      298,766
                                          ==========   ==========   ==========  ==========   ==========   ==========

Proved developed reserves:
  Beginning of period ..................       3,648      144,721           --          --        3,648      144,721
                                          ==========   ==========   ==========  ==========   ==========   ==========
  End of period ........................       7,324      151,879           --          --        7,324      151,879
                                          ==========   ==========   ==========  ==========   ==========   ==========


    During 1999, the Company acquired approximately 101 Bcfe of proved reserves through purchases of oil and gas properties for consideration of $52 million. The Company also sold 59 Bcfe of proved reserves for consideration of approximately $46 million. During 1999, the Company recorded upward revisions of 80 Bcfe to the December 31, 1998 estimates of its U.S. reserves, and downward revisions of 99 Bcfe to the December 31, 1998 estimates of its Canadian reserves, for a net Company wide revision of 19 Bcfe, or approximately 1.7%. The upward revisions to its U.S. reserves were caused by higher oil and gas prices at December 31, 1999, and actual performance in excess of predicted performance. Higher prices extend the economic lives of the underlying oil and gas properties and thereby increase the estimated future reserves. The downward revisions to its Canadian reserves were caused by a reduction of the Company's proved undeveloped locations and an increase in projected transportation and operating costs in Canada, which decreased the economic lives of the underlying properties.

    During 1998, the Company acquired approximately 750 Bcfe of proved reserves through mergers or through purchases of oil and gas properties. The total consideration given for the acquisitions was 30.8 million shares of Company common stock, $280 million of cash, the assumption of $205 million of debt, and the incurrence of approximately $20 million of other acquisition related costs. Also during 1998, the Company recorded downward revisions to the December 31, 1997 estimates of approximately 4,082 MBbl and 60,477 MMcf, or approximately 85 Bcfe. These reserve revisions were primarily attributable to lower oil and gas prices at December 31, 1998. The weighted average prices used to value the Company's reserves at December 31, 1998 were $10.48 per barrel of oil and $1.68 per Mcf of gas, as compared to the prices used at December 31, 1997 of $17.62 per barrel of oil and $2.29 per Mcf of gas.

    For the six months ended December 31, 1997, the Company recorded downward revisions to the June 30, 1997 reserve estimates of approximately 3,428 MBbl and 24,189 MMcf, or approximately 45 Bcfe. The reserve revisions were primarily attributable to lower than expected results from development drilling and production which eliminated certain previously established proved reserves.

    On December 16, 1997, Chesapeake acquired AnSon Production Corporation, a privately owned oil and gas producer based in Oklahoma City. Consideration for this acquisition was approximately $43 million. The Company estimates that it acquired approximately 26.4 Bcfe in connection with this acquisition.

    For the fiscal year ended June 30, 1997, the Company recorded downward revisions to the previous year's reserve estimates of approximately 5,989 MBbl and 137,938 MMcf, or approximately 174 Bcfe. The reserve revisions were primarily attributable to the decrease in oil and gas prices between periods, higher drilling and completion costs, and unfavorable developmental drilling and production results during fiscal 1997. Specifically, the Company recorded aggregate downward adjustments to proved reserves of 159 Bcfe for the Knox, Giddings and Louisiana Trend areas.

Standardized Measure of Discounted Future Net Cash Flows (unaudited)

    Statement of Financial Accounting Standards No. 69 ("SFAS 69") prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has followed these guidelines which are briefly discussed below.

    Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be produced. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions. Estimated future income taxes are computed using current statutory income tax rates including consideration for the current tax basis of the properties and related carryforwards, giving effect to permanent differences and tax credits. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

    The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations of actual revenue to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

    The following summary sets forth the Company's future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in SFAS 69:

DECEMBER 31, 1999
                                                                       U.S.          CANADA        COMBINED
                                                                   ------------   ------------   ------------
                                                                                ($ IN THOUSANDS)
Future cash inflows (a) .........................................  $  2,555,241   $    437,928   $  2,993,169
Future production costs .........................................      (671,431)      (195,464)      (866,895)
Future development costs ........................................      (209,921)       (20,950)      (230,871)
Future income tax provision .....................................      (219,866)       (29,410)      (249,276)
                                                                   ------------   ------------   ------------
Net future cash flows ...........................................     1,454,023        192,104      1,646,127
Less effect of a 10% discount factor ............................      (545,125)       (94,390)      (639,515)
                                                                   ------------   ------------   ------------
Standardized measure of discounted future net cash flows ........  $    908,898   $     97,714   $  1,006,612
                                                                   ============   ============   ============

Discounted (at 10%) future net cash flows before income
taxes ...........................................................  $    991,748   $     97,748   $  1,089,496
                                                                   ============   ============   ============

DECEMBER 31, 1998
                                                                       U.S.          CANADA        COMBINED
                                                                   ------------   ------------   ------------
                                                                                ($ IN THOUSANDS)
Future cash inflows (b) .........................................  $  1,374,280   $    474,143   $  1,848,423
Future production costs .........................................      (432,876)       (52,493)      (485,369)
Future development costs ........................................      (124,717)       (29,634)      (154,351)
Future income tax provision .....................................        (6,464)      (143,747)      (150,211)
                                                                   ------------   ------------   ------------
Net future cash flows ...........................................       810,223        248,269      1,058,492
Less effect of a 10% discount factor ............................      (303,096)      (132,281)      (435,377)
                                                                   ------------   ------------   ------------
Standardized measure of discounted future net cash flows ........  $    507,127   $    115,988   $    623,115
                                                                   ============   ============   ============

Discounted (at 10%) future net cash flows before income
taxes ...........................................................  $    504,148   $    156,843   $    660,991
                                                                   ============   ============   ============

DECEMBER 31, 1997
                                                                       U.S.          CANADA        COMBINED
                                                                   ------------   ------------   ------------
                                                                                ($ IN THOUSANDS)
Future cash inflows (c) .........................................  $  1,100,807   $         --   $  1,100,807
Future production costs .........................................      (223,030)            --       (223,030)
Future development costs ........................................      (158,387)            --       (158,387)
Future income tax provision .....................................      (108,027)            --       (108,027)
                                                                   ------------   ------------   ------------
Net future cash flows ...........................................       611,363             --        611,363
Less effect of a 10% discount factor ............................      (181,253)            --       (181,253)
                                                                   ------------   ------------   ------------
Standardized measure of discounted future net cash flows ........  $    430,110   $         --   $    430,110
                                                                   ============   ============   ============

Discounted (at 10%) future net cash flows before income

taxes ...........................................................  $    466,509   $         --   $    466,509
                                                                   ============   ============   ============

JUNE 30, 1997
                                                                       U.S.          CANADA        COMBINED
                                                                   ------------   ------------   ------------
                                                                                ($ IN THOUSANDS)
Future cash inflows (d) .........................................  $    954,839   $         --   $    954,839
Future production costs .........................................      (190,604)            --       (190,604)
Future development costs ........................................      (152,281)            --       (152,281)
Future income tax provision .....................................      (104,183)            --       (104,183)
                                                                   ------------   ------------   ------------
Net future cash flows ...........................................       507,771             --        507,771
Less effect of a 10% discount factor ............................       (92,273)            --        (92,273)
                                                                   ------------   ------------   ------------
Standardized measure of discounted future net cash flows ........  $    415,498   $         --   $    415,498
                                                                   ============   ============   ============

Discounted (at 10%) future net cash flows before income
taxes ...........................................................  $    437,386   $         --   $    437,386
                                                                   ============   ============   ============

----------

(a) Calculated using weighted average prices of $24.72 per barrel of oil and $2.25 per Mcf of gas.

(b) Calculated using weighted average prices of $10.48 per barrel of oil and $1.68 per Mcf of gas.

(c) Calculated using weighted average prices of $17.62 per barrel of oil and $2.29 per Mcf of gas.

(d) Calculated using weighted average prices of $18.38 per barrel of oil and $2.12 per Mcf of gas.

    The principal sources of change in the standardized measure of discounted future net cash flows are as follows:

DECEMBER 31, 1999
                                                                       U.S.          CANADA        COMBINED
                                                                   ------------   ------------   ------------
                                                                                ($ IN THOUSANDS)

Standardized measure, beginning of period .......................  $    507,127   $    115,988   $    623,115
Sales of oil and gas produced, net of production costs ..........      (209,039)       (11,844)      (220,883)
Net changes in prices and production costs ......................       320,123        (55,156)       264,967
Extensions and discoveries, net of production and
    development costs ...........................................       200,787         14,333        215,120
Changes in future development costs .............................       (15,011)        20,679          5,668
Development costs incurred during the period that reduced
    future development costs ....................................        14,114          1,985         16,099
Revisions of previous quantity estimates ........................        88,250        (49,034)        39,216
Purchase of reserves-in-place ...................................        66,895         18,476         85,371
Sales of reserves-in-place ......................................       (25,838)          (920)       (26,758)
Accretion of discount ...........................................        50,415         15,684         66,099
Net change in income taxes ......................................       (85,828)        40,821        (45,007)
Changes in production rates and other ...........................        (3,097)       (13,298)       (16,395)
                                                                   ------------   ------------   ------------
Standardized measure, end of period .............................  $    908,898   $     97,714   $  1,006,612
                                                                   ============   ============   ============

DECEMBER 31, 1998
                                                                       U.S.          CANADA        COMBINED
                                                                   ------------   ------------   ------------
                                                                                ($ IN THOUSANDS)
Standardized measure, beginning of period .......................  $    430,110   $         --   $    430,110
Sales of oil and gas produced, net of production costs ..........      (191,246)        (6,144)      (197,390)
Net changes in prices and production costs ......................      (189,817)            --       (189,817)
Extensions and discoveries, net of production and
    development costs ...........................................        85,464             --         85,464
Changes in future development costs .............................        72,279             --         72,279
Development costs incurred during the period that reduced
    future development costs ....................................        28,191             --         28,191
Revisions of previous quantity estimates ........................       (64,770)            --        (64,770)
Purchase of reserves-in-place ...................................       288,694        164,821        453,515
Sales of reserves-in-place ......................................        (3,079)            --         (3,079)
Accretion of discount ...........................................        46,651             --         46,651
Net change in income taxes ......................................        39,377        (40,855)        (1,478)
Changes in production rates and other ...........................       (34,727)        (1,834)       (36,561)
                                                                   ------------   ------------   ------------
Standardized measure, end of period .............................  $    507,127   $    115,988   $    623,115
                                                                   ============   ============   ============

DECEMBER 31, 1997
                                                                       U.S.          CANADA        COMBINED
                                                                   ------------   ------------   ------------
                                                                                ($ IN THOUSANDS)
Standardized measure, beginning of period .......................  $    415,498   $         --   $    415,498
Sales of oil and gas produced, net of production costs ..........       (85,563)            --        (85,563)
Net changes in prices and production costs ......................        26,106             --         26,106
Extensions and discoveries, net of production and
    development costs ...........................................        92,597             --         92,597
Changes in future development costs .............................        (7,422)            --         (7,422)
Development costs incurred during the period that reduced
    future development costs ....................................        47,703             --         47,703
Revisions of previous quantity estimates ........................       (62,655)            --        (62,655)
Purchase of reserves-in-place ...................................        25,236             --         25,236
Sales of reserves-in-place ......................................            --             --             --
Accretion of discount ...........................................        43,739             --         43,739
Net change in income taxes ......................................       (14,510)            --        (14,510)
Changes in production rates and other ...........................       (50,619)            --        (50,619)
                                                                   ------------   ------------   ------------
Standardized measure, end of period .............................  $    430,110   $         --   $    430,110
                                                                   ============   ============   ============

JUNE 30, 1997
                                                                       U.S.          CANADA        COMBINED
                                                                   ------------   ------------   ------------
                                                                                ($ IN THOUSANDS)
Standardized measure, beginning of period .......................  $    461,411   $         --   $    461,411
Sales of oil and gas produced, net of production costs ..........      (177,813)            --       (177,813)
Net changes in prices and production costs ......................       (99,234)            --        (99,234)
Extensions and discoveries, net of production and
     development costs ..........................................       287,068             --        287,068
Changes in future development costs .............................       (12,831)            --        (12,831)
Development costs incurred during the period that reduced
    future development costs ....................................        46,888             --         46,888
Revisions of previous quantity estimates ........................      (199,738)            --       (199,738)
Purchase of reserves-in-place ...................................            --             --             --
Sales of reserves-in-place ......................................            --             --             --
Accretion of discount ...........................................        54,702             --         54,702
Net change in income taxes ......................................        63,719             --         63,719
Changes in production rates and other ...........................        (8,674)            --         (8,674)
                                                                   ------------   ------------   ------------
Standardized measure, end of period .............................  $    415,498   $         --   $    415,498
                                                                   ============   ============   ============

12. TRANSITION PERIOD COMPARATIVE DATA

    The following table presents certain financial information for the twelve months ended December 31, 1998 and 1997, and the six months ended December 31, 1997 and 1996, respectively:

                                                                TWELVE MONTHS ENDED         SIX MONTHS ENDED
                                                                    DECEMBER 31,               DECEMBER 31,
                                                              -----------------------   -----------------------
                                                                 1998         1997         1997         1996
                                                              ----------   ----------   ----------   ----------
                                                                           (UNAUDITED)               (UNAUDITED)
                                                                  ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues ...................................................  $  377,946   $  302,804   $  153,898   $  120,186
                                                              ==========   ==========   ==========   ==========
Gross profit (loss)(a) .....................................  $ (856,197)  $ (309,041)  $  (93,092)  $   42,946
                                                              ==========   ==========   ==========   ==========
Income (loss) before income taxes
  and extraordinary item ...................................  $ (920,520)  $ (251,150)  $  (31,574)  $   39,246
Income taxes ...............................................          --      (17,898)          --       14,325
                                                              ----------   ----------   ----------   ----------
Income (loss) before extraordinary item ....................    (920,520)    (233,252)     (31,574)      24,921
Extraordinary item .........................................     (13,334)        (177)          --       (6,443)
                                                              ----------   ----------   ----------   ----------
Net income (loss) ..........................................  $ (933,854)  $ (233,429)  $  (31,574)  $   18,478
                                                              ==========   ==========   ==========   ==========
Earnings per share - basic
    Income (loss) before extraordinary item ................  $    (9.83)  $    (3.30)  $    (0.45)  $     0.40
    Extraordinary item .....................................       (0.14)          --           --        (0.10)
                                                              ----------   ----------   ----------   ----------
    Net income (loss) ......................................  $    (9.97)  $    (3.30)  $    (0.45)  $     0.30
                                                              ==========   ==========   ==========   ==========
Earnings per share - assuming dilution
    Income (loss) before extraordinary item ................  $    (9.83)  $    (3.30)  $    (0.45)  $     0.38
    Extraordinary item .....................................       (0.14)          --           --        (0.10)
                                                              ----------   ----------   ----------   ----------
    Net income (loss) ......................................  $    (9.97)  $    (3.30)  $    (0.45)  $     0.28
                                                              ==========   ==========   ==========   ==========
Weighted average common shares outstanding (in 000's)
    Basic ..................................................      94,911       70,672       70,835       61,985
                                                              ==========   ==========   ==========   ==========
    Assuming dilution ......................................      94,911       70,672       70,835       66,300
                                                              ==========   ==========   ==========   ==========


----------

(a) Total revenue less total operating costs.

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

    Summarized unaudited quarterly financial data for 1999 and 1998 are as follows ($ in thousands except per share data):

                                                                                 QUARTERS ENDED
                                                              ---------------------------------------------------
                                                               MARCH 31,    JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                                 1999         1999         1999           1999
                                                              ----------   ----------  ------------    ----------
Net sales ..................................................  $   65,677   $   80,892  $    102,140    $  106,237
Gross profit (loss)(a) .....................................       7,067       25,765        36,498        38,190
Net income (loss) ..........................................     (11,950)       8,147        18,115        18,954
Net income (loss) per share:
  Basic ....................................................       (0.17)        0.04          0.14          0.15
  Diluted ..................................................       (0.17)        0.04          0.13          0.14

                                                                                 QUARTERS ENDED
                                                              ---------------------------------------------------
                                                               MARCH 31,    JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                                 1998         1998         1998           1998
                                                              ----------   ----------  ------------    ----------

Net sales ..................................................  $   76,765   $  109,310  $    106,338    $   85,533
Gross profit (loss)(a) .....................................    (246,036)    (218,645)       13,650      (405,166)
Net income (loss) before extraordinary item ................    (256,500)    (234,739)       (4,149)     (425,132)
Net income (loss) ..........................................    (256,500)    (248,073)       (4,149)     (425,132)
Net income (loss) per share before extraordinary item:
  Basic ....................................................       (3.19)       (2.29)        (0.08)        (4.44)
  Diluted ..................................................       (3.19)       (2.29)        (0.08)        (4.44)


----------

(a) Total revenue less total operating costs.

    Capitalized costs, less accumulated amortization and related deferred income taxes, cannot exceed an amount equal to the sum of the present value of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. At December 31, 1998, June 30, 1998 and March 31, 1998, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues for the Company's proved reserves, net of related income tax considerations, resulting in writedowns in the carrying value of oil and gas properties of $360 million, $216 million and $250 million, respectively.

    During the fourth quarter of 1998, the Company incurred a $55 million impairment charge to adjust certain non-oil and gas producing assets to their estimated fair values. Of this amount, $30 million related to the Company's investment in preferred stock of Gothic Energy Corporation, and the remainder was related to certain of the Company's gas processing and transportation assets located in Louisiana.

14. ACQUISITIONS

    During 1998, the Company acquired approximately 750 Bcfe of proved reserves through mergers or through purchases of oil and gas properties. The total consideration given for the acquisitions was $280 million of cash, 30.8 million shares of Company common stock, the assumption of $205 million of debt, and the incurrence of approximately $20 million of other acquisition related costs.

    In March 1998, the Company acquired Hugoton Energy Corporation ("Hugoton") pursuant to a merger by issuing 25.8 million shares of the Company's common stock in exchange for 100% of Hugoton's common stock. The acquisition of Hugoton was accounted for using the purchase method as of March 1, 1998, and the results of operations of Hugoton have been included since that date.

    The following unaudited pro forma information has been prepared assuming Hugoton had been acquired as of the beginning of the periods presented. The pro forma information is presented for informational purposes only and is not necessarily indicative of what would have occurred if the acquisition had been made as of those dates. In addition, the pro forma information is not intended to be a projection of future results and does not reflect the efficiencies expected to result from the integration of Hugoton.

                        Pro Forma Information (Unaudited)


                                                       YEARS ENDED DECEMBER 31,
                                                      -------------------------
                                                        1998             1997
                                                      ---------        --------
                                               ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues..........................................    $387,638         $379,546
Loss before extraordinary item....................    (921,969)        (215,350)
Net loss..........................................    (935,303)        (215,527)
Loss before extraordinary item per common share...       (9.41)           (2.23)
Net loss per common share.........................       (9.55)           (2.23)


    The Company acquired other businesses and oil and gas properties during 1999 and 1998. The results of operations of each of these businesses and properties, taken individually, were not material in relation to the Company's consolidated results of operations.

15. SUBSEQUENT EVENTS

    In January and February 2000, the Company engaged in five separate transactions with two institutional investors in which the Company exchanged a total of 8.8 million shares of common stock (both newly issued and treasury shares) for 625,000 shares of its issued and outstanding preferred stock with a liquidation value of $31.3 million plus dividends in arrears of $2.9 million. All preferred shares acquired in these transactions were cancelled and retired and will have the status of authorized but unissued shares of undesignated preferred stock.

    In connection with a potential restructuring of Gothic Energy Corporation ("Gothic"), Chesapeake and Gothic agreed in March 2000 to substantially revise their joint venture originally entered into in March 1998. In addition, Chesapeake granted Gothic an option to redeem the preferred and common shares of Gothic held by Chesapeake in exchange for rights to certain undeveloped leasehold interests covered by the joint venture agreement. The terms of the agreement are subject to certain conditions, including the approval by certain of Gothic's creditors. Significant terms of the proposed agreement are as follows:

    o   the joint venture is extended for three years to April 30, 2006,

    o Chesapeake is granted a right of first refusal on any property disposition by Gothic,

    o   Chesapeake becomes operator of 28 wells currently operated by Gothic,

    o Chesapeake will have the first right to drill, complete and operate wells in certain areas covered by the joint venture,

    o Chesapeake granted Gothic the option to redeem its investment in $50 million liquidation amount of Gothic Series B preferred stock, including dividends in arrears, and 2.4 million shares of Gothic common stock, for a permanent assignment to Chesapeake of certain undeveloped leasehold interests that were originally subject to a reassignment obligation to Gothic.

                                                                     SCHEDULE II



                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS
                                ($ IN THOUSANDS)

                                                                       ADDITIONS
                                                            ----------------------
                                               BALANCE AT                  CHARGED                 BALANCE AT
                                               BEGINNING      CHARGED     TO OTHER                     END
                DESCRIPTION                    OF PERIOD    TO EXPENSE    ACCOUNTS    DEDUCTIONS    OF PERIOD
----------------------------------------       ---------    ----------    --------    ----------    ---------
December 31, 1999:
  Allowance for doubtful accounts.......        $ 3,209       $      9     $    --      $     --     $  3,218
  Valuation allowance for deferred tax
     assets.............................        $458,903      $     --     $(5,931)(a)  $ 10,956     $442,016
December 31, 1998:
  Allowance for doubtful accounts.......        $   691       $  1,589     $ 1,000      $     71     $  3,209
  Valuation allowance for deferred tax
     assets.............................        $77,934       $380,969     $    --      $     --     $458,903
December 31, 1997:
  Allowance for doubtful accounts.......        $   387       $     40     $   264      $     --     $    691
  Valuation allowance for deferred tax
     assets.............................        $64,116       $ 13,818     $    --      $     --     $ 77,934
June 30, 1997:
  Allowance for doubtful accounts.......        $   340       $    299     $    --      $    252     $    387
  Valuation allowance for deferred tax
     assets.............................        $    --       $ 64,116     $    --      $     --     $ 64,116

(a) At December 31, 1998, $5.7 million of the valuation allowance was related to the Company's Canadian deferred tax assets. During 1999, this valuation allowance was eliminated as part of a purchase price reallocation related to a 1998 acquisition.

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the company or any of the selling shareholders. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the company since the date hereof.

                                   ----------

                               TABLE OF CONTENTS
                                                                        PAGE
                                                                        ----

Forward-Looking Statements.............................................   2
The Company............................................................   3
Risk Factors...........................................................   3
Use of Proceeds........................................................   7
Dividend Policy........................................................   7
Market Price of Common Stock...........................................   8
Selected Financial Data................................................   9
Management's Discussion and Analysis...................................  11
Quantitative and Qualitative Disclosure About Market Risks.............  17
Business...............................................................  19
Management.............................................................  31
Executive Compensation.................................................  34
Certain Transactions...................................................  39
Security Ownership.....................................................  41
Selling Shareholders...................................................  43
Description of Capital Stock...........................................  44
Plan of Distribution...................................................  52
Legal Matters..........................................................  53
Experts................................................................  53
Where You Can Find More Information About Us...........................  53
Glossary...............................................................  54
Index to Financial Statements..........................................  F-1

                                   ----------




                               20,000,000 Shares




                               CHESAPEAKE ENERGY
                                  CORPORATION



                                  COMMON STOCK



                                   ----------

                                   PROSPECTUS

                                   ----------




                                  JULY 7, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The Company has agreed to bear all expenses to be incurred in connection with the registration of the shares being offered by the selling shareholders. The selling shareholders will bear any underwriting discounts, commissions and transfer taxes associated with the sale of the shares. The Company has also agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The following table sets forth the estimated expenses of the offering. With the exception of the Securities Act registration fee, all amounts shown are estimates.

              Securities Act registration fee         $ 36,142
              Legal fees                                50,000
              Accounting fees                           25,000
              Printing expenses                         60,000
              Miscellaneous                              5,000
                                                      --------
              Total                                   $176,142
                                                      ========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1031 of the Oklahoma General Corporation Act, under which the Registrant is incorporated, authorizes the indemnification of directors and officers under certain circumstances. Article VIII of the Certificate of Incorporation of the Registrant and Article VI of the Bylaws of the Registrant also provide for indemnification of directors and officers under certain circumstances. These provisions, together with the Registrant's indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended. In addition, the Registrant maintains insurance, which insures its directors and officers against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         On April 22, 1998, the Company sold 4,600,000 shares of its 7% Cumulative Convertible Preferred Stock having a liquidation preference of $50 per share in a private placement to Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc. (the "Initial Purchasers") pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers resold the shares to qualified institutional buyers, as defined in, and in reliance on the exemption from registration provided by, Rule 144A under the Securities Act. The aggregate offering price for the shares was $230 million, and aggregate discounts and commissions were $6.9 million.

         On July 7, 1998, the Company's Board of Directors declared a dividend distribution of one preferred stock purchase right (a "right") for each outstanding share of common stock of the Company. The distribution was paid on July 27, 1998 to the shareholders of record on that date. Each right entitles the registered holder thereof to purchase from the Company one one-thousandths of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company at a price of $25.00, subject to adjustment.

         During the quarter ended March 31, 2000, the Company exchanged 9,493,750 shares of common stock for 675,000 shares of its outstanding 7% Cumulative Convertible Preferred Stock held by institutional investors. The Company exchanged an additional 24.7 million shares of common stock and a cash payment of $8.3 million for 2,364,363 shares of 7% Cumulative Convertible Preferred Stock held by institutional investors during the quarter ended June 30, 2000. The exchanges were exempt from registration under Section 3(a)(9) of the Securities

Act inasmuch as the Company exchanged securities exclusively with its existing shareholders and no commission or other remuneration was paid with respect to the exchanges.

         On June 27, 2000, the Company's wholly owned subsidiary Chesapeake Energy Marketing, Inc. acquired 14 1/8% Series B Senior Secured Discount Notes of Gothic Energy Corporation having an accreted value of $77.5 million for 9,468,985 shares of newly issued Company common stock and $22.4 million of cash. The shares were sold pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act. These shares are covered by this Registration Statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:


Exhibit No.                        Description
-----------                        -----------
2.1*           Senior Secured Discount Notes Purchase Agreement dated June 23,
               2000 between Chesapeake Energy Marketing, Inc. and Appaloosa
               Investment Limited Partnership I, Palomino Fund Ltd. and Tersk
               L.L.C

2.2*           Senior Secured Discount Notes Purchase Agreement dated June 23,
               2000 between Chesapeake Energy Marketing, Inc. and Oppenheimer
               Strategic Income Fund, Oppenheimer Champion Income Fund,
               Oppenheimer High Yield Fund, Oppenheimer Strategic Bond Fund/VA and Atlas Strategic Income Fund.

2.3*           Senior Secured Discount Notes Purchase Agreement dated June 26,
               2000 between Chesapeake Energy Marketing, Inc. and John Hancock
               High Yield Bond Fund and John Hancock Variable Annuity High Yield
               Bond Fund.

2.4*           Senior Secured Discount Notes Purchase Agreement dated June 26,
               2000 between Chesapeake Energy Marketing, Inc. and Ingalls &
               Snyder Value Partners, L.P., Heritage Mark Foundation and Arthur
               R. Ablin.

2.5*           Letter of Intent dated June 30, 2000 from Chesapeake Energy
               Corporation to Gothic Energy Corporation regarding the proposed acquisition of Gothic Energy Corporation.

3.1            Registrant's Certificate of Incorporation as amended.
               Incorporated herein by reference to Exhibit 3.1 to Registrant's
               Amendment No. 1 to Form S-3 registration statement (No.
               333-57235).

3.1.1* Certificates of Elimination filed April 11, 2000, June 20, 2000 and July 6, 2000 with the Secretary of State of the State of Oklahoma.

3.2            Registrant's Bylaws. Incorporated herein by reference to Exhibit
               3.2 to Registrant's registration statement on Form 8-B (No.
               001-13726).

4.1 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development
               Corporation and Chesapeake Exploration Limited Partnership, as
               Subsidiary Guarantors, and United States Trust Company of New
               York, as Trustee, with respect to 7.875% Senior Notes due 2004.
               Incorporated herein by reference to Exhibit 4.1 to Registrant's registration statement on Form S-4 (No. 333-24995). First
               Supplemental Indenture dated December 17, 1997 and Second
               Supplemental Indenture dated February 16, 1998. Incorporated herein by reference to Exhibit 4.1.1 to Registrant's transition report on Form 10-K for the six months ended December 31, 1997.
               Second [Third] Supplemental Indenture dated April 22, 1998.

               Incorporated herein by reference to Exhibit 4.1.1 to Registrant's
               Amendment No. 1 to Form S-3 registration statement (No.
               333-57235). Fourth Supplemental Indenture dated July 1, 1998.
               Incorporated herein by reference to Exhibit 4.1.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

4.2 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development
               Corporation and Chesapeake Exploration Limited Partnership, as
               Subsidiary Guarantors, and United States Trust Company of New
               York, As Trustee, with respect to 8.5% Senior Notes due 2012.
               Incorporated herein by reference to Exhibit 4.1.3 to Registrant registration statement on Form S-4 (No. 333-24995). First
               Supplemental Indenture dated December 17, 1997 and Second
               Supplemental Indenture dated February 16, 1998. Incorporated herein by reference to Exhibit 4.2.1 to Registrant's transition report on Form 10-K for the six months ended December 31, 1997.
               Second [Third] Supplemental Indenture dated April 22, 1998.
               Incorporated herein by reference to Exhibit 4.2.1 to Registrant's
               Amendment No. 1 to Form S-3 registration statement (No.
               333-57235). Fourth Supplemental Indenture dated July 1, 1998.
               Incorporated herein by reference to Exhibit 4.2.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

4.3 Indenture dated as of April 1, 1998 among the Registrant, as issuer, its subsidiaries signatory thereto, as Subsidiary
               Guarantors, and United States Trust Company of New York, As
               Trustee, with respect to 9.625% Senior Notes due 2005.
               Incorporated herein by reference to Exhibit 4.3 to Registrant registration statement on Form S-3 (No. 333-57235). First
               Supplemental Indenture dated July 1, 1998. Incorporated herein by reference to Exhibit 4.4.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

4.4 Indenture dated as of April 1, 1996 among the Registrant, its subsidiaries signatory thereto, as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee, with respect to 9.125% Senior Notes, due 2006. Incorporated herein by reference to Exhibit 4.6 to Registrant's registration statement on Form S-3 (No. 333-1588). First Supplemental Indenture dated
               December 30, 1996 and Second Supplemental Indenture dated
               December 17, 1997. Incorporated herein by reference to Exhibit
               4.4.1 to Registrant's transition report on Form 10-K for the six months ended December 31, 1997. Third Supplemental Indenture dated April 22, 1998. Incorporated herein by reference to Exhibit
               4.4.1 to Registrant's Amendment No. 1 to Form S-3 registration statement (No. 333-57235). Fourth Supplemental Indenture dated
               July 1, 1998. Incorporated herein by reference to Exhibit 4.3.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

4.5 Agreement to furnish copies of unfiled long-term debt instruments. Incorporated herein by reference to Registrant's transition report on Form 10-K for the six months ended December
               31, 1997.

4.6* Common Stock Registration Rights Agreement as of June 27, 2000 among the Registrant and Appaloosa Investment Limited Partnership
               I, Palomino Fund Ltd., Tersk L.L.C., Oppenheimer Strategic Income
               Fund, Oppenheimer Champion Income Fund, Oppenheimer High Yield
               Fund, Oppenheimer Strategic Bond Fund/VA and Atlas Strategic
               Income Fund.

5.1* Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

10.1.1+ Registrant's 1992 Incentive Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.1 to Registrant's registration statement on Form S-4 (No. 33-93718).

10.1.2+        Registrant's 1992 Nonstatutory Stock Option Plan, as Amended.
               Incorporated herein by reference to Exhibit 10.1.2 to Registrant's quarterly report on Form 10-Q for the quarter ended
               December 31, 1996.

10.1.3+ Registrant's 1994 Stock Option Plan, as amended. Incorporated herein by reference to Exhibit 10.1.3 to Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1996.

10.1.4+ Registrant's 1996 Stock Option Plan. Incorporated herein by reference to Registrant's Proxy Statement for its 1996 Annual
               Meeting of Shareholders and to Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1996.

10.1.5+ Registrant's 1999 Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.5 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1999.

10.1.6+ Registrant's 2000 Employee Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.6 to Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000.

10.1.7         Registrant's 2000 Executive Officer Stock Option Plan.
               Incorporated herein by reference to Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000.

10.2.1+ First Amendment to the Amended and Restated Employment Agreement dated as of December 31, 1998 between Aubrey K. McClendon and
               Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit 10.2.1 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1999.

10.2.2+ First Amendment to the Amended and Restated Employment Agreement dated as of December 31, 1998 between Tom L. Ward and Chesapeake
               Energy Corporation. Incorporated herein by reference to Exhibit
               10.2.2 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1999.

10.2.3+*       Amended and Restated Employment Agreement dated as of June 1,
               2000 between Marcus C. Rowland and Chesapeake Energy Corporation.

10.2.4+* Amendment to the Employment Agreement between Marcus C. Rowland and Chesapeake Energy Corporation dated May 24, 2000.

10.3+ Form of Indemnity Agreement for officers and directors of Registrant and its subsidiaries. Incorporated herein by reference to Exhibit 10.30 to Registrant's registration statement on Form
               S-1 (No. 33-55600).

10.5           Rights Agreement dated July 15, 1998 between the Registrant and
               UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant's registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 dated September 11, 1998.
               Incorporated herein by reference to Exhibit 10.3 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

10.10          Partnership Agreement of Chesapeake Exploration Limited
               Partnership dated December 27, 1994 between Chesapeake Energy
               Corporation and Chesapeake Operating, Inc. Incorporated herein by reference to Exhibit 10.10 to Registrant's registration statement on Form S-4 (No. 33-93718).

10.11          Amended and Restated Limited Partnership Agreement of Chesapeake
               Louisiana, L.P. dated June 30, 1997 between Chesapeake Operating,
               Inc. and Chesapeake Energy Louisiana Corporation. Incorporated herein by reference to Exhibit 10.11 to Registrant's annual report on Form 10-K for the year ended June 30, 1997.

21             Subsidiaries of Registrant. Incorporated herein by reference to
               Exhibit 21 to Registrant's annual report on Form 10-K for the year ended December 31, 1999.

23.1*          Consent of PricewaterhouseCoopers LLP

23.2*          Consent of Williamson Petroleum Consultants, Inc.

23.3*          Consent of Ryder Scott Company Petroleum Engineers

24.1*          Power of Attorney.

----------

* Filed herewith.

+ Management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules. Schedule II, Valuation and Qualifying Accounts is included with the Company's audited consolidated financial statements included in the prospectus which is Part I of this Registration Statement. No other financial statement schedules are applicable or required.

ITEM 17. UNDERTAKINGS

     (a)  The Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on July 7, 2000.

                                        CHESAPEAKE ENERGY CORPORATION


                                        By: /s/ AUBREY K. MCCLENDON
                                            -----------------------------------
                                            Aubrey K. McClendon
                                            Chairman of the Board and
                                            Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 7, 2000.


     SIGNATURE                                  TITLE
     ---------                                  -----
/s/ AUBREY K. MCCLENDON            Chairman of the Board, Chief Executive Officer and
--------------------------         Director (Principal Executive Officer)
Aubrey K. McClendon


/s/ TOM L. WARD                    President, Chief Operating Officer and Director
--------------------------         (Principal Executive Officer)
Tom L. Ward


/s/ MARCUS C. ROWLAND              Executive Vice President and Chief Financial Officer
--------------------------         (Principal Financial Officer)
Marcus C. Rowland


/s/ MICHAEL A. JOHNSON             Senior Vice President - Accounting
--------------------------         (Principal Accounting Officer)
Michael A. Johnson


/s/ EDGAR F. HEIZER, JR.           Director
--------------------------
Edgar F. Heizer, Jr.


/s/ BREENE M. KERR                 Director
--------------------------
Breene M. Kerr


/s/ SHANNON T. SELF                Director
--------------------------
Shannon T. Self


/s/ FREDERICK B. WHITTEMORE        Director
--------------------------
Frederick B. Whittemore

                               INDEX TO EXHIBITS


Exhibit No.                        Description
-----------                        -----------
2.1*           Senior Secured Discount Notes Purchase Agreement dated June 23,
               2000 between Chesapeake Energy Marketing, Inc. and Appaloosa
               Investment Limited Partnership I, Palomino Fund Ltd. and Tersk
               L.L.C

2.2*           Senior Secured Discount Notes Purchase Agreement dated June 23,
               2000 between Chesapeake Energy Marketing, Inc. and Oppenheimer
               Strategic Income Fund, Oppenheimer Champion Income Fund,
               Oppenheimer High Yield Fund, Oppenheimer Strategic Bond Fund/VA and Atlas Strategic Income Fund.

2.3*           Senior Secured Discount Notes Purchase Agreement dated June 26,
               2000 between Chesapeake Energy Marketing, Inc. and John Hancock
               High Yield Bond Fund and John Hancock Variable Annuity High Yield
               Bond Fund.

2.4*           Senior Secured Discount Notes Purchase Agreement dated June 26,
               2000 between Chesapeake Energy Marketing, Inc. and Ingalls &
               Snyder Value Partners, L.P., Heritage Mark Foundation and Arthur
               R. Ablin.

2.5*           Letter of Intent dated June 30, 2000 from Chesapeake Energy
               Corporation to Gothic Energy Corporation regarding the proposed acquisition of Gothic Energy Corporation.

3.1            Registrant's Certificate of Incorporation as amended.
               Incorporated herein by reference to Exhibit 3.1 to Registrant's
               Amendment No. 1 to Form S-3 registration statement (No.
               333-57235).

3.1.1* Certificates of Elimination filed April 11, 2000, June 20, 2000 and July 6, 2000 with the Secretary of State of the State of Oklahoma.

3.2            Registrant's Bylaws. Incorporated herein by reference to Exhibit
               3.2 to Registrant's registration statement on Form 8-B (No.
               001-13726).

4.1 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development
               Corporation and Chesapeake Exploration Limited Partnership, as
               Subsidiary Guarantors, and United States Trust Company of New
               York, as Trustee, with respect to 7.875% Senior Notes due 2004.
               Incorporated herein by reference to Exhibit 4.1 to Registrant's registration statement on Form S-4 (No. 333-24995). First
               Supplemental Indenture dated December 17, 1997 and Second
               Supplemental Indenture dated February 16, 1998. Incorporated herein by reference to Exhibit 4.1.1 to Registrant's transition report on Form 10-K for the six months ended December 31, 1997.
               Second [Third] Supplemental Indenture dated April 22, 1998.

               Incorporated herein by reference to Exhibit 4.1.1 to Registrant's
               Amendment No. 1 to Form S-3 registration statement (No.
               333-57235). Fourth Supplemental Indenture dated July 1, 1998.
               Incorporated herein by reference to Exhibit 4.1.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

4.2 Indenture dated as of March 15, 1997 among the Registrant, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development
               Corporation and Chesapeake Exploration Limited Partnership, as
               Subsidiary Guarantors, and United States Trust Company of New
               York, As Trustee, with respect to 8.5% Senior Notes due 2012.
               Incorporated herein by reference to Exhibit 4.1.3 to Registrant registration statement on Form S-4 (No. 333-24995). First
               Supplemental Indenture dated December 17, 1997 and Second
               Supplemental Indenture dated February 16, 1998. Incorporated herein by reference to Exhibit 4.2.1 to Registrant's transition report on Form 10-K for the six months ended December 31, 1997.
               Second [Third] Supplemental Indenture dated April 22, 1998.
               Incorporated herein by reference to Exhibit 4.2.1 to Registrant's
               Amendment No. 1 to Form S-3 registration statement (No.
               333-57235). Fourth Supplemental Indenture dated July 1, 1998.
               Incorporated herein by reference to Exhibit 4.2.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

4.3 Indenture dated as of April 1, 1998 among the Registrant, as issuer, its subsidiaries signatory thereto, as Subsidiary
               Guarantors, and United States Trust Company of New York, As
               Trustee, with respect to 9.625% Senior Notes due 2005.
               Incorporated herein by reference to Exhibit 4.3 to Registrant registration statement on Form S-3 (No. 333-57235). First
               Supplemental Indenture dated July 1, 1998. Incorporated herein by reference to Exhibit 4.4.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

4.4 Indenture dated as of April 1, 1996 among the Registrant, its subsidiaries signatory thereto, as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee, with respect to 9.125% Senior Notes, due 2006. Incorporated herein by reference to Exhibit 4.6 to Registrant's registration statement on Form S-3 (No. 333-1588). First Supplemental Indenture dated
               December 30, 1996 and Second Supplemental Indenture dated
               December 17, 1997. Incorporated herein by reference to Exhibit
               4.4.1 to Registrant's transition report on Form 10-K for the six months ended December 31, 1997. Third Supplemental Indenture dated April 22, 1998. Incorporated herein by reference to Exhibit
               4.4.1 to Registrant's Amendment No. 1 to Form S-3 registration statement (No. 333-57235). Fourth Supplemental Indenture dated
               July 1, 1998. Incorporated herein by reference to Exhibit 4.3.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

4.5 Agreement to furnish copies of unfiled long-term debt instruments. Incorporated herein by reference to Registrant's transition report on Form 10-K for the six months ended December
               31, 1997.

4.6* Common Stock Registration Rights Agreement as of June 27, 2000 among the Registrant and Appaloosa Investment Limited Partnership
               I, Palomino Fund Ltd., Tersk L.L.C., Oppenheimer Strategic Income
               Fund, Oppenheimer Champion Income Fund, Oppenheimer High Yield
               Fund, Oppenheimer Strategic Bond Fund/VA and Atlas Strategic
               Income Fund.

5.1* Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

10.1.1+ Registrant's 1992 Incentive Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.1 to Registrant's registration statement on Form S-4 (No. 33-93718).

10.1.2+        Registrant's 1992 Nonstatutory Stock Option Plan, as Amended.
               Incorporated herein by reference to Exhibit 10.1.2 to Registrant's quarterly report on Form 10-Q for the quarter ended
               December 31, 1996.

10.1.3+ Registrant's 1994 Stock Option Plan, as amended. Incorporated herein by reference to Exhibit 10.1.3 to Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1996.

10.1.4+ Registrant's 1996 Stock Option Plan. Incorporated herein by reference to Registrant's Proxy Statement for its 1996 Annual
               Meeting of Shareholders and to Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1996.

10.1.5+ Registrant's 1999 Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.5 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1999.

10.1.6+ Registrant's 2000 Employee Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.6 to Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000.

10.1.7         Registrant's 2000 Executive Officer Stock Option Plan.
               Incorporated herein by reference to Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000.

10.2.1+ First Amendment to the Amended and Restated Employment Agreement dated as of December 31, 1998 between Aubrey K. McClendon and
               Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit 10.2.1 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1999.

10.2.2+ First Amendment to the Amended and Restated Employment Agreement dated as of December 31, 1998 between Tom L. Ward and Chesapeake
               Energy Corporation. Incorporated herein by reference to Exhibit
               10.2.2 to Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1999.

10.2.3*        Amended and Restated Employment Agreement dated as of June 1,
               2000 between Marcus C. Rowland and Chesapeake Energy Corporation.

10.2.4* Amendment to the Employment Agreement between Marcus C. Rowland and Chesapeake Energy Corporation dated May 24, 2000.

10.3+ Form of Indemnity Agreement for officers and directors of Registrant and its subsidiaries. Incorporated herein by reference to Exhibit 10.30 to Registrant's registration statement on Form
               S-1 (No. 33-55600).

10.5           Rights Agreement dated July 15, 1998 between the Registrant and
               UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant's registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 dated September 11, 1998.
               Incorporated herein by reference to Exhibit 10.3 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

10.10          Partnership Agreement of Chesapeake Exploration Limited
               Partnership dated December 27, 1994 between Chesapeake Energy
               Corporation and Chesapeake Operating, Inc. Incorporated herein by reference to Exhibit 10.10 to Registrant's registration statement on Form S-4 (No. 33-93718).

10.11          Amended and Restated Limited Partnership Agreement of Chesapeake
               Louisiana, L.P. dated June 30, 1997 between Chesapeake Operating,
               Inc. and Chesapeake Energy Louisiana Corporation. Incorporated herein by reference to Exhibit 10.11 to Registrant's annual report on Form 10-K for the year ended June 30, 1997.

21             Subsidiaries of Registrant. Incorporated herein by reference to
               Exhibit 21 to Registrant's annual report on Form 10-K for the year ended December 31, 1999.

23.1*          Consent of PricewaterhouseCoopers LLP

23.2*          Consent of Williamson Petroleum Consultants, Inc.

23.3*          Consent of Ryder Scott Company Petroleum Engineers

24.1*          Power of Attorney.

----------

* Filed herewith.

+ Management contract or compensatory plan or arrangement.